UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Truist Financial Corporation

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ORGANICALLY
BATH & BEAUTY
We Care

To inspire and build better lives and communities

TRUIST

2021 Proxy Statement

Dear Fellow Owner:

We are inviting you to attend the Annual Meeting of Shareholders of Truist Financial Corporation at 11:00 a.m. (EDT) on Tuesday, April 27, 2021. Due to the ongoing COVID-19 pandemic, we made the difficult decision to hold our annual meeting in a virtual-only format again this year. For the safety of our shareholders, teammates and community, we believe this is the best decision at this time and look forward to meeting in-person again at next year’s annual meeting. Shareholders can attend the meeting in a virtual format, through a live webcast, at www.virtualshareholdermeeting/TFC2021. All shareholders as of the close of business on the record date of February 18, 2021 are invited to attend.

In a year of unprecedented challenges for our nation and the financial services industry, we were guided by our purpose to inspire and build better lives and communities. We’re extremely proud of our teammates’ rapid and sustained response to meet the needs of our clients and communities during a global pandemic – when many of them were facing their own challenges at home. We strengthened our commitment to advancing equity, moving past words to meaningful and measurable actions. And despite an exceedingly difficult environment for our first year as Truist, we continued to make great strides to integrate our historic merger of equals between BB&T and SunTrust and closed out a year of

In a year of unprecedented challenges for our nation and the financial services industry, we were guided by our purpose to inspire and build better lives and communities.
strong performance with our best quarter yet. We look forward to more progress in 2021 on these fronts and will continue to stand for better for our clients, teammates and stakeholders.

We are again providing proxy materials to our shareholders through the Internet. Providing the materials in this manner supports Truist’s sustainability efforts by saving paper and reduces costs. We believe this will offer you a convenient way to access Truist’s proxy materials. This year, shareholders will be able to submit questions both live and in advance of the annual meeting. Please read this proxy statement carefully as it contains important information about the annual meeting and the matters on which we ask for your vote.

We encourage you to vote your shares in advance (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. Every vote is important and we look forward to hearing from you.

Thank you for your continued support of Truist.

Sincerely,

Kelly S. King Chairman and Chief Executive Officer	David M. Ratcliffe Independent Lead Director

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS OF

TRUIST FINANCIAL CORPORATION

Date: April 27, 2021	Time: 11:00 a.m. EDT	Location: Webcast in a virtual format at www.virtualshareholdermeeting.com/TFC2021

AGENDA

•	Election of the 22 director nominees named in the proxy statement, each for a one-year term expiring at the 2022 Annual Meeting of Shareholders

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Truist’s independent registered public accounting firm for 2021

•	Non-binding advisory vote to approve Truist’s executive compensation program

•	Any other business that may properly be brought before the Annual Meeting

You can vote at the annual meeting if you were a shareholder of record at the close of business on February 18, 2021.

To attend the Annual Meeting, vote, and submit your questions during the Annual Meeting, please visit

www.virtualshareholdermeeting.com/TFC2021 .

You will log into the Annual Meeting by entering your unique 16-digit control number found on your Notice of Internet

Availability, proxy card or voting instruction form.

By Order of the Board of Directors,

Ellen M. Fitzsimmons

Chief Legal Officer, Head of Enterprise

Diversity, and Corporate Secretary

March 15, 2021

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 27, 2021:

The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Shareholder Meeting to be held on April 27, 2021. A copy of this proxy statement, our 2020 Annual Report, and 2020 Form 10-K are available at: www.proxyvote.com

Truist Financial Corporation

214 N. Tryon Street

Charlotte, NC 28202

PROXY STATEMENT

Summary

This summary highlights information contained elsewhere in this proxy statement for Truist Financial Corporation, which we sometimes refer to as the “Company” or “Truist.” This summary does not contain all the information that you should consider, and you should read this entire proxy statement carefully before you vote. Additional information regarding our 2020 performance can be found in our Annual Report on Form 10-K for the year ended December 31, 2020. The proxy materials were first made available to shareholders on or about March 15, 2021.

We are again holding our Annual Meeting of shareholders in a virtual-only format in view of the restrictions caused by the global COVID-19 pandemic and the desire to protect the health and safety of shareholders and teammates. In addition, conducting the Annual Meeting in a virtual format will allow for greater participation by all of our shareholders, regardless of their geographic location. We have a long history of meeting directly with our shareholders in-person each year, and will continue that when we are able.

2021 Annual Meeting of Shareholders

Time and Date April 27, 2021 11:00 a.m. EDT	Virtual Location www.virtualshareholdermeeting.com/TFC2021	Record Date February 18, 2021

Proposals and Voting Recommendations

Shareholders will vote on the following three proposals:

Proposal No.	Description	Votes Required	Board Recommendation	Page

1	Election of 22 director nominees named in the proxy statement	Majority of votes cast for each nominee	VOTE FOR EACH NOMINEE	7

2	Ratify the appointment of our independent registered public accounting firm	Majority of votes cast	VOTE FOR	43
3	Advisory vote to approve Truist’s executive compensation program	Majority of votes cast	VOTE FOR	45

2021 Proxy Statement |	[1]

Proxy Statement Summary

How to Vote

Proxy Voting Methods

Internet	Telephone	Mail	During the Meeting
Go to www.proxyvote.com and follow the instructions on the website.	Call 1-800-690-6903 (registered holders) or 1-800-454-8683 (beneficial owners) and follow the instructions on the proxy card or your voting instruction form	Sign, date and mail your proxy card or your voting instruction form	While we encourage you to vote before the meeting, shareholders may vote online during the meeting by following the instructions on page 78.

A proxy that is signed and dated, but which does not contain voting instructions, will be voted as recommended by our Board of Directors on each proposal.

Attending the Annual Meeting

Due to the ongoing COVID-19 pandemic, our annual meeting this year will be held entirely online via live webcast. We are working to capitalize on technology to provide expanded access and improved communication, and look forward to seeing shareholders at in-person meetings again in the future.

If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TFC2021 and logging in by entering the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Daylight Time on April 26, 2021 and enter your 16-digit control number.

You may log into and attend the virtual Annual Meeting beginning at 10:45 a.m. Eastern Daylight Time on April 27, 2021. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Daylight Time. For additional information on voting and attendance, see the sections entitled “How to Vote” and “How to Attend the Annual Meeting” beginning on page 78 of this proxy statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or if you requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting.

No recording of the Annual Meeting is permitted, including audio and video recording.

[2]	| 2021 Proxy Statement

Proxy Statement Summary

2020 Financial Performance Highlights

*Please see Annex A for a reconciliation from GAAP amounts to adjusted amounts.

2020 Key Accomplishments

•

Despite the many challenges of 2020, we remained true to our Purpose, Mission, and Values and provided strong support for our communities, clients, and teammates, including the launch of Truist Cares, which provided a total of $50 million in philanthropic support to aid charities meeting basic needs, furnishing medical supplies and addressing financial hardships.

•

In response to the pandemic, Truist enabled alternative work strategies by supplementing network capacity and securing additional IT equipment and infrastructure (allowing for a majority of our teammates to work remotely).

•	We announced brand conversions for several business units including Truist Insurance, Truist Securities, and Truist Leadership Institute; and launched Truist Foundation and Truist Ventures.

•	Truist was a top lender under the Payroll Protection Program, providing more than $12 billion in loans to small businesses.

•	We achieved our targeted net cost savings for 2020.

•	We maintained consistent asset quality, liquidity and capital ratios in the face of difficult market conditions, and achieved our CET1 capital ratio target.

2021 Proxy Statement |	[3]

Proxy Statement Summary

Truist’s COVID-19 Response

No event shaped 2020 more extensively than the COVID-19 pandemic. The pandemic affected our teammates, our communities, our clients and our world on a scale unimaginable at the beginning of last year. We have seen millions of people step up to help one another and assist those in need. At Truist, we knew it was our responsibility to contribute, and we were compelled to do so. Guided by our corporate purpose to inspire and build better lives and communities, we acted quickly and launched several initiatives, under the direction of our Executive Leadership team and with oversight from the Board of Directors and its Committees, to meet the immediate and long-term needs of our communities, clients, teammates, and other stakeholders. Over the course of 2020, we showed our Purpose, Mission, and Values in action and contributed in the following ways:

For our Communities

We demonstrated our commitment to the communities we serve and our dedication to the health and safety of all.

•	We launched Truist Cares, a $50 million commitment to meet the immediate and long-term needs of our communities, clients and teammates.

•	We provided hundreds of grants to our community partners.

For our Clients

We supported our clients during these difficult times and maintained their continued confidence and trust.

•	We provided payment relief assistance for credit cards, personal loans, auto loans, home equity lines of credit, and residential mortgages.

•	We provided commercial and corporate clients relief through payment forbearance, deferrals, and extensions.

•	We were one of the largest lenders in the Small Business Administration’s Paycheck Protection Program (PPP), providing more than $12 billion in aggregate funding as of December 31, 2020.

•

We responded quickly through innovative solutions such as digital payment relief forms, adapting our branch banking approach to leverage the strength of our drive-thru network, launching free check-cashing for non-clients, increasing mobile deposit limits, introducing new chat bot features, and broadening eSignature capabilities.

•	Through COVID-19 response pages on Truist.com, we offered our clients 24/7 support throughout the pandemic.

For our Teammates

We are deeply grateful for the flexibility, commitment, and professionalism shown by our teammates throughout the pandemic. As they supported our newly merged company, we prioritized their health and safety and gave them assistance in the following ways:

•

We provided over $100 million in special COVID-19 support to teammates, including bonuses, special reimbursement for childcare and an increase in emergency child- and elder-care benefits, enhanced onsite pay, and steps to enhance wellness and family support.

•	We provided no cost telehealth and coverage of COVID-19 testing and treatment.

•	To help with child- and elder-care concerns caused by the pandemic, we provided teammates 10 additional days of paid time off for these purposes.

•	We supported Truist teammates in need with over $2.5 million in donations through the One Team Fund, which combines donations from teammates and the Truist Foundation.

[4]	| 2021 Proxy Statement

Proxy Statement Summary

Truist Board of Director Nominees

We ask you to consider the following nominees to our Board of Directors. All of our nominees currently serve as Truist directors. We are proud of the diverse makeup of our Board and the depth of the experience, skill and dedication of each director.

	Age	Independent	Principal Occupation	Truist Standing Committee Memberships

Jennifer S. Banner	61		Executive Director at the University of Tennessee Haslam College of Business, Forum for Emerging Enterprises and Private Business	• Audit • Compensation and Human Capital (Chair) • Executive

K. David Boyer, Jr.	69		CEO of GlobalWatch Technologies, Inc.	• Audit • Technology

Agnes Bundy Scanlan	63		President of The Cambridge Group LLC	• Nominating and Governance • Risk

Anna R. Cablik	68		President of Anasteel & Supply Company, LLC	• Compensation and Human Capital • Executive • Risk

Dallas S. Clement	55		EVP and CFO of Cox Enterprises, Inc.	• Audit (Chair) • Executive • Technology

Paul D. Donahue	64		President and CEO of Genuine Parts Company	• Compensation and Human Capital

Paul R. Garcia	68		Retired Chairman and CEO of Global Payments, Inc.	• Audit • Technology

Patrick C. Graney III	67		President of PCG, Inc.	• Audit • Compensation and Human Capital

Linnie M. Haynesworth	63		Retired Sector Vice President and General Manager, Northrup Grumman Corporation	• Technology

Kelly S. King	72		Chairman and CEO of Truist	• Executive • Risk

Easter A. Maynard	50		Director of Community Investment for Investors Management Corporation	• Audit • Compensation and Human Capital

Donna S. Morea	66		CEO of Adesso Group, LLC	• Executive • Risk • Technology (Chair)

Charles A. Patton	64		Manager of Patton Holdings, LLC	• Executive • Nominating and Governance • Risk (Chair)

Nido R. Qubein	72		President of High Point University	• Technology • Risk

David M. Ratcliffe (Lead Director)	72		Retired Chairman, President and CEO of Southern Company	• Executive • Nominating and Governance (Chair) • Risk

William H. Rogers, Jr.	63		President and COO of Truist	• Executive • Risk

Frank P. Scruggs, Jr.	69		Principal, Frank Scruggs P.A.	• Compensation and Human Capital • Risk

Christine Sears	65		Retired CEO of Penn National Insurance	• Audit • Technology

Thomas E. Skains	64		Retired CEO of Piedmont Natural Gas Company, Inc.	• Executive (Chair) • Nominating and Governance • Risk

Bruce L. Tanner	62		Retired EVP and CFO of Lockheed Martin Corporation	• Audit • Technology

Thomas N. Thompson	72		President of Thompson Homes, Inc.	• Nominating and Governance • Risk
Steven C. Voorhees	66		Retired President and CEO of WestRock Company	• Audit • Compensation and Human Capital

2021 Proxy Statement |	[5]

Proxy Statement Summary

CONTINUING COMMITMENT TO SOUND CORPORATE GOVERNANCE PRACTICES

Truist maintains the following corporate governance framework:

Strong Board Diversity

•	More than 45% of the directors are women or ethnic minorities.

•	Women comprise nearly one-third of the Board.

•	African-Americans represent almost 20% of the Board, and almost 10% of the directors are Hispanic.

•	Women hold key Board leadership positions, chairing three Board Committees (Compensation and Human Capital Committee, Technology Committee and the Truist Bank Trust Committee).

Accountability

•	Majority voting for director elections.

•	Annual elections for all directors.

•	Robust stock ownership requirements for directors.

•	Prohibition on hedging and pledging of Truist securities.

•	Annual Board and Committee self-evaluations.

Robust Shareholder Rights

•	Proxy access.

•	Shareholder right to call a special meeting.

•	Elimination of supermajority voting provisions.

Active and Responsive Shareholder Engagement

•

Engagement takes place through the year to obtain shareholder insight into corporate governance, executive compensation, corporate social responsibility (also referred to as environmental, social and governance (“ESG”)) practices, and other areas of importance to our shareholders.

•	Our engagement program includes meetings with our largest shareholders led by Committee Chairs or our Lead Director and all attended by members of our Executive Leadership or senior teams.

•	Feedback received from shareholders is used to inform our Directors and Executive Leadership of matters of material interest and to improve our governance.

Corporate Social Responsibility

•	We work to maintain a strong record of sustainability, commitment to our communities, upholding corporate culture and training and development opportunities for our stakeholders.

•

We prioritized human capital management through our Compensation and Human Capital Committee, which oversees our strategies and initiatives on diversity, equity and inclusion, employee well-being and engagement.

•	Our 2020 Corporate Social Responsibility Report details Truist’s collective environmental, social and governance achievements.

•

In March 2021, Truist issued its first social bond in the aggregate amount of $1.25 billion, the proceeds of which will be used to finance the acquisition, construction, rehabilitation, and/or preservation of affordable housing for low- and moderate-income populations, or to support the construction, development, operation, renovation and/or maintenance of infrastructure to deliver or enhance essential community services, such as water, wastewater, sanitation, energy.

[6]	| 2021 Proxy Statement

Proposal 1—Election of Directors

We are asking you to elect each of the 22 director nominees listed below to serve on the Board of Directors for a one-year term expiring at the Annual Meeting of Shareholders in 2022. Truist’s bylaws provide that each director nominee requires the affirmative vote of the majority of votes cast to be elected. Although our Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees occurs, it is intended that shares of Truist common stock represented by proxies will be voted for the election of a substitute nominee, designated by the Board. Alternatively, the Board may reduce the number of persons to be elected by the number of directors unable to serve.

Each of our director nominees has been identified as possessing good business acumen, strength of character, an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Sound judgment and community leadership are also important characteristics that our Board members possess. Each nominee additionally brings to us a strong and unique background and set of skills, providing our Board with competence and experience in the wide variety of areas necessary and helpful in overseeing Truist’s strategy, culture and performance. Over the past year since the merger, our directors have exhibited an unwavering commitment to Truist, building upon the successes of the heritage companies.

Board Diversity and Composition

One of the Board’s goals, which is a focus of the Nominating and Governance Committee, is to include directors with diverse backgrounds, expertise and characteristics that, taken as a whole, will help ensure a strong and effective governing body. The Nominating and Governance Committee regularly reviews the skills and composition of the Board and its Committees to determine the appropriate balance of skills, qualifications and backgrounds to best meet the Company’s needs and strategies.

At Truist, we are proud of our long commitment to diversity among our teammates, members of Executive Leadership and Board of Directors. Of our 22 directors, seven are women, representing almost one-third of our Board, four are African-American, comprising almost 20% of our Board, two are Hispanic, and together 45% of our Board is either racially, ethnically or gender diverse. Moreover, women hold key leadership positions on our Board, such as our Compensation and Human Capital Committee Chair, Technology Committee Chair and the Truist Bank Trust Committee Chair. Our directors also have a broad range of tenures on our Board and diverse backgrounds and expertise, which offers strong and broad perspectives on the financial services industry and the trends and evolution currently taking place in banking.

2021 Proxy Statement |	[7]

Proposal 1—Election of Directors

* Board tenure includes each Director’s Board service at Truist and either BB&T or SunTrust, as applicable.

Director Commitment and Skills

We believe that the Board’s commitment to Truist and diverse skillset helps promote our purpose to “Inspire and build better lives and communities.” The Board invests a substantial amount of time, effort and energy in overseeing the planning and execution of our strategic plan, founded on our Purpose, Mission and Values. As illustrated below, Truist Board members have a broad set of skills demonstrating a variety of expertise that is well suited to oversee the Company’s strategy and correlates closely to the financial industry as a whole.

[8]	| 2021 Proxy Statement

Proposal 1—Election of Directors

Qualifications, Attributes, Skills and Experience Represented on the Board	Of the 22 Directors

Financial Services

Experience in the financial services industry is vital in understanding, overseeing and reviewing our strategy, including opportunities and challenges facing our businesses. This attribute may include significant leadership roles at financial institutions, service on relevant boards of directors, as well as related experience at other companies as current or former executives, that gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy.

Executive Leadership

We seek directors who have served in significant leadership positions and who possess strong abilities to motivate and manage others. This includes the ability to identify, evaluate and develop leadership qualities in others. Current or recent experience as Chairman, CEO, President, CFO or another senior executive are strong indicators of skill and expertise in this category.

Cybersecurity, Technology and Digital Evolution

Our continued digital evolution requires us to have directors with an understanding of technology as both a challenge and an opportunity driving security and growth, and helps address emerging risks, innovation and competitiveness in the digital age.

Client and Consumer Interfaces and Trends

Expertise in these areas is important for reaching tomorrow’s customers, differentiating Truist’s services, understanding the importance of technology and design in attracting and maintaining clients, and enhancing the capabilities and functionalities of our products.

Accounting/Financial

Experience in these critical areas enables directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes. NYSE rules require that at least one member of our Audit Committee have accounting or related financial management expertise.

Regulatory and Enterprise Risk Management

Experience in identifying and managing potential areas of risk are necessary to our financial stability. Our Nominating and Governance Committee considers it important that the Risk Committee have at least one member who qualifies as a “risk management expert.”

Corporate Governance and Public Board Service

Directors with deep understanding of the Board’s extensive and complex oversight responsibilities further our goals of greater transparency and accountability for management and the Board. Such an understanding helps guide the Company in its governance, ESG and diversity initiatives.

Public Affairs, Government Relations, Legal and Compliance

Directors with demonstrated achievement and expertise in these areas are important in helping Truist navigate the complex political and regulatory landscape in which we operate.

Leadership in Transformation, Innovation and Disruption

Truist directly benefits from leaders who are comfortable and experienced in navigating an ever-changing competitive landscape and who accept transformation and innovation as a constant. Such leaders provide insight regarding organizational agility and resiliency to address emerging needs and challenges for our business going forward.

2021 Proxy Statement |	[9]

Proposal 1—Election of Directors

Nominees for Election as Directors for a One-Year Term Expiring in 2022

The Board of Directors has nominated the following individuals to serve as directors of Truist until the 2022 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election to our Board of Directors and their principal occupations, experience, and key qualifications and skills are set forth below.

JENNIFER S. BANNER KNOXVILLE, TN	K. DAVID BOYER, JR. OAKTON, VA

Tenure: • Truist since 2003 Age: 61 Board Committees: • Audit • Compensation and Human Capital (Chair) • Executive Public Company Directorship: • Uniti Group	Tenure: • Truist since 2009 Age: 69 Board Committees: • Audit • Technology • Trust—Truist Bank

Professional Experience:

Beginning in June 2019, Ms. Banner has been the Executive Director for the University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business. Ms. Banner previously served as President and Chief Executive Officer of Schaad Source, LLC (a privately held managerial and strategic services company) from 2006 through March 2019, Chief Executive Officer of Schaad Companies, LLC (a diversified holding company) from 2008 through 2018, and Chief Executive Officer of Schaad Family Office, LLC (a diversified holding company) from 2012 through 2018.

Qualifications and Skills:

Ms. Banner brings to Truist experience as a Chief Executive Officer and skills in public accounting, financial services, corporate governance, regulatory and risk management from her prior service on the boards of directors of First Vantage Bank and First Virginia Banks, Inc. Ms. Banner’s skills also include knowledge of technology and digital transformation through formal training and research participation with MIT Center for Information Systems Research and other external sources.

Professional Experience:

Mr. Boyer has served as Chief Executive Officer of GlobalWatch Technologies, Inc. (a privately-held business intelligence, cybersecurity, information assurance, governance and compliance firm) since 2004. Mr. Boyer also has served as a director of Virginia Community Development Corporation (a tax credit fund manager supporting economic development in Richmond) since 2009 and as a Treasury Board Member for the Commonwealth of Virginia from 2002-2014. Mr. Boyer is also a National Association of Corporate Directors (NACD) Board Leadership Fellow and a member of the Presidential Counselors for Pennsylvania State University.

Qualifications and Skills:

Through his experience both as Board member and from his prior service for more than 11 years on Truist Bank’s local advisory board in Washington, D.C., Mr. Boyer has gained a thorough understanding of Truist’s banking organization, corporate governance structure and its values and culture. Mr. Boyer’s contributions as a Truist director also include his experience with risk management, accounting and finance, as well as information technology services, information management, cybersecurity, data analytics and anti-terrorism assistance services.

[10]	| 2021 Proxy Statement

Proposal 1—Election of Directors

AGNES BUNDY SCANLAN CAMBRIDGE, MA	ANNA R. CABLIK MARIETTA, GA

Tenure: • Truist since 2019 • SunTrust director since 2017 Age: 63 Board Committees: • Nominating and Governance • Risk • Trust—Truist Bank Public Company Directorship: • AppFolio, Inc.	Tenure: • Truist since 2004 Age: 68 Board Committees: • Compensation and Human Capital • Executive • Risk • Trust (Chair)—Truist Bank

Professional Experience:

Ms. Bundy Scanlan has served as President of The Cambridge Group LLC, a regulatory advisory firm, since May 2020. From 2017 to 2020, she was a senior advisor for Treliant Risk Advisors, counseling financial services firms on risk management, strategic and other regulatory matters. From 2015 to 2017, she served as the Northeast Regional Director of Supervision Examinations for the Consumer Financial Protection Bureau. Previously, she served as Chief Regulatory Officer, Chief Compliance Officer, Chief Privacy Officer, Regulatory Relations Executive, and Director of Corporate Community Development for, and as legal counsel to, a number of banks and financial services firms, and as legal counsel to the United States Senate Budget Committee. Ms. Bundy Scanlan serves on the boards of directors of AppFolio, Inc., a provider of cloud-based business software solutions, services, and data analytics to the real estate industry, and New Tower Trust Company, a company specializing in real estate investments.

Qualifications and Skills:

Ms. Bundy Scanlan brings her demonstrated extensive risk management, regulatory, compliance, legal and government affairs experience to our Board of Directors. With over 20 years of experience, she is also highly regarded as an expert and leader in the fields of governance, regulatory and compliance risk, and information security and contributes these skills to Truist’s Board of Directors.

Professional Experience:

Ms. Cablik has served as the President of Anasteel & Supply Company, LLC (a privately-held reinforcing steel fabricator) since 1994 and as President of Anatek, Inc. (a general contractor) since 1982.

Qualifications and Skills:

Ms. Cablik brings entrepreneurial, accounting and executive experience to Truist, having successfully founded and grown several businesses. Her extensive career managing a diverse portfolio of projects provides risk assessment skills and governance experience to the Truist Board. In addition to these skills, Ms. Cablik’s prior service on the board of Georgia Power Company and her broad understanding of corporate governance matters pertaining to public companies provides valuable experience to the Truist Board.

2021 Proxy Statement |	[11]

Proposal 1—Election of Directors

DALLAS S. CLEMENT ATLANTA, GA	PAUL D. DONAHUE ATLANTA, GA

Tenure: • Truist since 2019 • SunTrust director since 2015 Age: 55 Board Committees: • Audit (Chair) • Executive • Technology	Tenure: • Truist since 2019 • SunTrust director since 2019 Age: 64 Board Committees: • Compensation and Human Capital • Trust—Truist Bank Public Company Directorship: • Genuine Parts Company

Professional Experience:

Mr. Clement is Executive Vice President and Chief Financial Officer of Cox Enterprises, Inc., a privately-held media company, responsible for its treasury, financial reporting and control, tax, audit, and financial planning and analysis functions. Previously, he served as Executive Vice President and Chief Financial Officer for Cox Automotive, the largest automotive marketplace and leading provider of software solutions to auto dealers throughout the U.S. He also had accountability for the international businesses and Cox Automotive’s financial services unit, NextGear. Prior to the formation of Cox Automotive, Mr. Clement served as Chief Financial Officer of Autotrader Group. He also spent 20 years at Cox Communications, where he held a variety of roles, including Executive Vice President and Chief Strategy and Product Management Officer. He previously served on the boards of Unwired Planet and BitAuto.

Qualifications and Skills:

Mr. Clement enriches the Truist Board of Directors through his broad financial and business experience, including service as CFO of a large customer-facing company with significant technology operations. Mr. Clement has worked for over 25 years in executive management, strategy, finance, and corporate development across a number of different businesses. Mr. Clement’s experience and expertise provides valuable leadership over a broad range of Board functions, including audit, financial reporting, corporate governance, information technology and corporate strategy.

Professional Experience:

Mr. Donahue is the Chief Executive Officer of Genuine Parts Company, a publicly-traded distribution company, a position he has held since May 1, 2016. He has also served as Chairman of its board of directors since April 2019. Mr. Donahue was elected President of Genuine Parts in 2012. He joined S.P. Richards Company, the office products group of Genuine Parts, as Executive Vice President Sales and Marketing in 2003. He was soon after appointed President and Chief Operating Officer, a position he held until his election to Executive Vice President of Genuine Parts in 2007. From 2009 to 2015, Mr. Donahue was President of the U.S. Automotive Parts Group of Genuine Parts.

Qualifications and Skills:

Mr. Donahue has extensive business, executive and management experience that he brings to the Truist Board of Directors. In addition to his experience as CEO at Genuine Parts, Mr. Donahue spent more than two decades with a publicly-traded consumer products manufacturer and has proven successful in a number of sales, marketing, operations and executive positions. Mr. Donahue’s expertise and experience, including serving as a director and chief executive officer of a large, publicly traded company with significant consumer facing operations, make him a valuable addition to Truist’s Board of Directors.

[12]	| 2021 Proxy Statement

Proposal 1—Election of Directors

PAUL R. GARCIA ATLANTA, GA	PATRICK C. GRANEY III CHARLESTON, WV

Tenure: • Truist since 2019 • SunTrust director since 2014 Age: 68 Board Committees: • Audit • Technology Public Company Directorships: • Repay Holdings Corporation • Deluxe Corporation	Tenure: • Truist since 2018 Age: 67 Board Committees: • Audit • Compensation and Human Capital • Trust—Truist Bank Public Company Directorship: • Ramaco Resources, Inc.

Professional Experience:

Mr. Garcia is the retired Chairman and Chief Executive Officer of Global Payments Inc., a publicly-traded, leading provider of credit card processing, check authorization and other electronic payment processing services. Prior to his role at Global Payments, Mr. Garcia served as President & CEO of NaBanco, an electronic credit card processor. Previously, he served on the boards of The Dun & Bradstreet Corporation, West Corporation, Global Payments Inc. and Mastercard International. In August 2020, Mr. Garcia was elected to the board of directors of Deluxe Corporation, a publicly traded business technology company. Mr. Garcia is also a member of the boards of directors of Repay Holdings Corporation and Payment Alliance International, Inc.

Qualifications and Skills:

Mr. Garcia contributes his extensive knowledge of the payment services and financial services industries and his experience in industries that have gone through significant change. In addition, he brings his executive and risk management insights from his prior service as the Chairman and CEO of a publicly-traded company, as well as his prior and current service on several boards of directors. Mr. Garcia’s relevant industry expertise and executive leadership experience serve as a valuable resource to the Truist Board.

Professional Experience:

Mr. Graney is currently a private investor and manages several real estate investment companies, including PCG, Inc., of which he is the founder and president. He is a long-standing business leader in the state of West Virginia, having previously owned both Petroleum Products, Inc., a fuel distributor, and One Stop Stores, a chain of convenience stores, each for over 25 years.

Qualifications and Skills:

Mr. Graney’s extensive leadership experience brings valuable strategic and managerial skills to Truist. His financial services experience includes having served as a Class B director representing West Virginia on the board of the Federal Reserve Bank of Richmond from December 2008 to December 2013. Mr. Graney also serves as a member of the board of directors of Ramaco Resources, a publicly-traded metallurgical coal company. Mr. Graney’s financial expertise, leadership and public company director experience enhance the overall skill set and expertise on the Truist Board.

2021 Proxy Statement |	[13]

Proposal 1—Election of Directors

LINNIE M. HAYNESWORTH OAKTON, VA	KELLY S. KING CHARLOTTE, NC

Tenure:

•  Truist since 2019

•  SunTrust director since 2019

Age: 63

Board Committees:

•  Technology

•  Trust—Truist Bank

Public Company Directorships:

•  Automatic Data Processing, Inc.

•  Micron Technology, Inc.

Tenure: • Truist since 2008 Age: 72 Board Committees: • Executive • Risk

Professional Experience:

Ms. Haynesworth retired in 2019 as the Sector Vice President and General Manager of the Cyber and Intelligence Mission Solutions Division for Northrop Grumman Corporation’s (NGC’s) Mission Systems Sector after assuming this role in 2016. In this position, Ms. Haynesworth had executive responsibility for the overall growth and program activities for the division’s business portfolio, including full spectrum cyber, multi-enterprise data management and integration, as well as mission enabling intelligence, surveillance and reconnaissance (ISR) solutions supporting domestic and international customers. She previously served as Sector Vice President and General Manager of the ISR Division within the former Information Systems sector of NGC, as well as led NGC’s Federal and Defense Technologies Division. Ms. Haynesworth serves on the boards of Automatic Data Processing, Inc. and Micron Technology, Inc.

Qualifications and Skills:

Ms. Haynesworth enriches the Truist Board through her deep background in cybersecurity, enterprise strategy, large complex system development and disruptive technology integration. She formerly served on the board of directors of the Intelligence and National Security Alliance and the Northern Virginia Technology Council. Ms. Haynesworth provides Truist’s Board a valuable resource, and offers significant insights as cybersecurity and technology play an increasing role in Truist’s operations and businesses.

Professional Experience:

Mr. King has served as Chairman of Truist since 2010, and Chief Executive Officer of Truist and Chairman and Chief Executive Officer of Truist Bank since 2009.

Qualifications and Skills:

Mr. King has forged a lifetime of leadership experience with Truist, devoting 38 of his 47 years of service to Truist as a member of Executive Leadership. He has assumed leadership roles in commercial and retail banking, operations, insurance, corporate financial services, investment services and capital markets.

Mr. King served as a representative on the Federal Advisory Council of the Board of Governors of the Federal Reserve System from 2013 through 2016, and served as its President in 2016. He currently serves as a board member of the Bank Policy Institute, The Clearing House, Foundation For the Carolinas, and the Charlotte Executive Leadership Council. Mr. King previously served as Chairman of the North Carolina Bankers Association board and as Vice Chairman of the American Bankers Council.

Mr. King brings to the Board of Directors his remarkable leadership at Truist, steering the Company through numerous successful mergers, his strong experience in strategic planning, risk management, corporate governance, and his invaluable contributions to the Board and its committees.

[14]	| 2021 Proxy Statement

Proposal 1—Election of Directors

EASTER A. MAYNARD RALEIGH, NC	DONNA S. MOREA ROYAL OAK, MD

Tenure: • Truist since 2018 Age: 50 Board Committees: • Audit • Compensation and Human Capital

Tenure:

•  Truist since 2019

•  SunTrust director since 2012

Age: 66

Board Committees:

•  Executive

•  Risk

•  Technology (Chair)

Public Company Directorships:

•  KLDiscovery Inc.

•  Science Applications International Corporation

Professional Experience:

Ms. Maynard has served as Director of Community Investment for Investors Management Corporation (“IMC”) (a diversified holding company) since 2004. She was elected to the IMC board in 2017 and is currently the chair of the board of its principal subsidiary, Golden Corral Corporation, a national restaurant chain, on which she has served since 2006. Ms. Maynard also is Executive Director of IMC’s charitable arm, the ChildTrust Foundation, and serves in executive and board capacities for a variety of charitable organizations.

Qualifications and Skills:

Ms. Maynard brings extensive strategic planning, management and community service experience and skills to the Truist Board. She has also been a member of the North Carolina State Banking Commission since December 2018. Her executive leadership and governance experience provide valued expertise to the Truist Board. Ms. Maynard currently serves as board chair for the North Carolina Early Childhood Foundation and on the boards of the North Carolina Network of Grantmakers, and Boys and Girls Clubs of Wake County.

Professional Experience:

Since 2012 Ms. Morea has been the Chairman and Chief Executive Officer of Adesso Group, LLC, which provides consulting and advisory services, with an emphasis on strategic growth opportunities, for businesses of all sizes. She presently serves as chair of the board of Science Applications International Corporation, a publicly-traded firm which provides technical, engineering, and enterprise information technology services. Ms. Morea is an Operating Executive of The Carlyle Group, where she focuses on technology and business services. She has also served as the Chair of the Northern Virginia Technology Council, which has more than 1,000 member organizations.

Qualifications and Skills:

Ms. Morea is a nationally recognized executive in IT professional services management with over 30 years of experience, and provides valuable insight to Truist in today’s changing competitive environment. In addition, she has broad experience in managing business process services for large enterprises, including companies in such diverse and highly regulated industries as financial services, healthcare, telecommunications and government. Ms. Morea also makes important contributions to the Truist Board through her executive management experience and knowledge of information technology, given the increasing importance of technology to our operations and businesses.

2021 Proxy Statement |	[15]

Proposal 1—Election of Directors

CHARLES A. PATTON N. PRINCE GEORGE, VA	NIDO R. QUBEIN HIGH POINT, NC

Tenure: • Truist since 2013 Age: 64 Board Committees: • Executive • Nominating and Governance • Risk (Chair)	Tenure: • Truist since 1990 Age: 72 Board Committees: • Technology • Risk • Trust—Truist Bank Public Company Directorship: • La-Z-Boy Incorporated

Professional Experience:

Mr. Patton has served as a consultant and manager of Patton Holdings, LLC (a real estate holding company) since 2007 and manager of PATCO Investments, LLC (emphasizing specialty lending and equity participations) since 1998.

Qualifications and Skills:

Mr. Patton has served in leadership positions in the financial services industry, including as the President and Chief Executive Officer of Virginia First Savings Bank. In this role, he gained leadership, oversight and risk management skills, as well as financial industry and banking operations expertise. Mr. Patton brings these skills to Truist’s Board and its committees, along with the considerable corporate governance expertise gained from his service on the Truist Board of Directors.

Professional Experience:

Dr. Qubein has served as President of High Point University since 2005, transforming the institution from a small college to a thriving university. Since 2016, he has served as Executive Chairman of Great Harvest Bread Company after serving as Chairman from 2001 through 2015.

Qualifications and Skills:

Dr. Qubein is an experienced author who has written books on leadership, sales, communication and marketing and provides guidance to organizations on how to position their enterprises and create successful leadership programs. His entrepreneurial ventures and service on more than 30 volunteer boards over the course of his career contribute governance and community service skills and experience to Truist. Dr. Qubein’s extensive leadership, experience in consumer relationships, and important involvement in the development and successful execution of Truist’s strategy, provide valuable contributions to the Truist Board.

[16]	| 2021 Proxy Statement

Proposal 1—Election of Directors

DAVID M. RATCLIFFE ATLANTA, GA	WILLIAM H. ROGERS, JR. CHARLOTTE, NC

Tenure: • Truist since 2019 • SunTrust director since 2011 Age: 72 Board Committees: • Executive • Nominating and Governance (Chair) • Risk Independent Lead Director	Tenure: • Truist since 2019 • SunTrust director since 2011 Age: 63 Board Committees: • Executive • Risk

Professional Experience:

Mr. Ratcliffe retired in December 2010 as Chairman, President and Chief Executive Officer of Southern Company, one of America’s largest producers of electricity, a position he had held since 2004. Mr. Ratcliffe previously served as a member, and lead independent director, of the board of directors of CSX Corporation, a publicly-traded railroad company.

Qualifications and Skills:

Mr. Ratcliffe brings his valuable experience as a director and chief executive officer of a highly-regulated, publicly-traded company to our Board of Directors. He is also a past Chairman of the Federal Reserve Bank of Atlanta and the Georgia Chamber of Commerce. The Board of Directors believes that through Mr. Ratcliffe’s extensive public company director and leadership experience, he provides the appropriate counterpoint to the non-independent members of the board and serves as an effective independent Lead Director. In addition to these qualifications, Mr. Ratcliffe contributes financial experience and familiarity operating in regulated industries to the Truist Board.

Professional Experience:

Mr. Rogers has served as President and Chief Operating Officer of Truist and Truist Bank since December 7, 2019. He is the former Chairman and CEO of SunTrust Banks, Inc. He was named Chairman of SunTrust in 2012 after being elected to the board in 2011, and was named Chief Executive Officer in June 2011.

Qualifications and Skills:

Mr. Rogers began his career with SunTrust in 1980 and served in a leadership capacity in all of its business segments during his tenure.

Mr. Rogers has served in a leadership capacity with Bank Policy Institute and served as the Sixth District representative on the Federal Advisory Council of the Board of Governors of the Federal Reserve System from 2017 through 2019. He is currently a board member of the Boys & Girls Clubs of America and Charlotte Center City Partners, and serves as a member of the Emory University Board of Trustees and on the Global Board of Advisors for Operation HOPE, Inc.

Mr. Rogers contributes to the Truist Board in several ways, including his instrumental leadership role in negotiating and completing the historic merger of equals between BB&T and SunTrust, his extensive experience in the financial services industry, expertise in risk management and corporate governance, and his broad contributions to the Board and committees at Truist.

2021 Proxy Statement |	[17]

Proposal 1—Election of Directors

FRANK P. SCRUGGS, JR. BOCA RATON, FL	CHRISTINE SEARS HARRISBURG, PA

Tenure: • Truist since 2019 • SunTrust director since 2013 Age: 69 Board Committees: • Compensation and Human Capital • Risk • Trust—Truist Bank	Tenure: • Truist since 2015 Age: 65 Board Committees: • Audit • Technology

Professional Experience:

Mr. Scruggs currently is a principal at the law firm, Frank Scruggs, P.A. Previously he served as a partner in the law firm of Berger Singerman LLP from November 2007 through November 2020, where he represented companies and executives in employment law matters and commercial disputes. Prior to joining Berger Singerman, he was an Executive Vice President for Office Depot, Inc. and was a shareholder of the law firm Greenberg Traurig LLC.

Qualifications and Skills:

Mr. Scruggs’ brings his extensive governmental affairs, legal, and regulatory experience to the Truist Board. Mr. Scruggs received the designation, Board Leadership Fellow, from the NACD and the Professional Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University. Mr. Scrugg’s breadth of experience and expertise in the regulatory, technology and banking fields have proven valuable to the Truist Board.

Professional Experience:

Ms. Sears has served as a director of Penn National Mutual Casualty Insurance Company (Penn National) since 2002, and served as its Chief Executive Officer from 2015 until retiring in August 2020, and as its President from 2015 until January 2020. Prior to being appointed Penn National’s President and Chief Executive Officer, Ms. Sears served as Penn National’s Executive Vice President and Chief Operating Officer after serving as Penn National’s Chief Financial Officer from 1999 to 2010.

Qualifications and Skills:

Ms. Sears’ leadership experience and deep understanding of the insurance industry is valuable to our Board of Directors as Truist’s insurance operations are our largest source of noninterest income. Ms. Sears is a Certified Public Accountant (CPA), holds the Chartered Property Casualty Underwriter designation from the Institute for Chartered Property Casualty Underwriters, and has completed the Insurance Executive Development Course at the University of Pennsylvania’s Wharton School of Business. Her experience as a CPA qualifies her as an “audit committee financial expert” under SEC guidelines.

[18]	| 2021 Proxy Statement

Proposal 1—Election of Directors

THOMAS E. SKAINS CHARLOTTE, NC	BRUCE L. TANNER COLLEYVILLE, TX

Tenure: • Truist since 2009 Age: 64 Board Committees: • Executive (Chair) • Nominating and Governance • Risk Public Company Directorships: • Duke Energy Corporation • National Fuel Gas Company	Tenure: • Truist since 2019 • SunTrust director since 2015 Age: 62 Board Committees: • Audit • Technology • Trust—Truist Bank Public Company Directorship: • American Tower Corporation

Professional Experience:

Mr. Skains served as Chairman, President and Chief Executive Officer of Piedmont Natural Gas Company, Inc. from 2003 until its acquisition in October 2016 by Duke Energy Corporation.

Qualifications and Skills:

Mr. Skains brings extensive leadership and strategic planning skills to Truist through his experience as the Chairman, President and Chief Executive Officer of Piedmont Natural Gas, a major natural gas utility in the Southeast. Mr. Skains also brings a wealth of corporate governance and risk management expertise gained through his former role at Piedmont Natural Gas, and as a director of Duke Energy Corporation and National Fuel Gas Company. His experience in the highly regulated natural gas industry is especially valuable given the high degree of regulation that exists in the financial services industry. Mr. Skains has served on the boards of several prominent civic and business associations, providing him with extensive community relations experience.

Professional Experience:

Mr. Tanner retired in August 2019 as an Executive Vice President and Strategic Advisor for Lockheed Martin Corporation. From 2007 to February 2019, he served as Executive Vice President and Chief Financial Officer for Lockheed Martin. As Chief Financial Officer, he was responsible for all aspects of Lockheed’s financial strategies, processes and operations. He also served as Vice President of Finance and Business Operations at Lockheed Martin Aeronautics, where he was responsible for all business aspects of the company, including financial management, accounting, estimating, contracts and program finance. Mr. Tanner also serves on the board of directors of American Tower Corporation, a publicly-traded real estate investment trust.

Qualifications and Skills:

Mr. Tanner brings a wealth of global financial leadership experience from his tenure at Lockheed Martin, where he led the finance organization through an extended period of significant growth, including numerous acquisitions. His public company experience and expertise in both finance and M&A are instrumental and contribute to the Board’s role in overseeing and directing the post-merger integration of our operations.

2021 Proxy Statement |	[19]

Proposal 1—Election of Directors

THOMAS N. THOMPSON OWENSBORO, KY	STEVEN C. VOORHEES JACKSONVILLE BEACH, FL

Tenure: • Truist since 2008 Age: 72 Board Committees: • Nominating and Governance • Risk	Tenure: • Truist since 2019 • SunTrust director since 2018 Age: 66 Board Committees: • Audit • Compensation and Human Capital Public Company Directorship: • WestRock Company

Professional Experience:

Mr. Thompson has served as President of Thompson Homes, Inc. (a home builder) since 1978 and served as a member of the Kentucky House of Representatives from 2003-2016.

Qualifications and Skills:

Mr. Thompson contributes to Truist his risk management and financial services regulatory experience. He is a former member of the Kentucky legislature and served as the Chairman of the House Banking and Insurance Committee. He provides valuable experience in the banking industry, having served as a former director of AREA Bancshares, a bank holding company based in Kentucky and acquired by Truist in 2002. Mr. Thompson also brings governance and community service skills and experience to the Truist Board, having served as a director of various educational and community organizations.

Professional Experience:

Prior to his retirement in March 2021, Mr. Voorhees served as the President and Chief Executive Officer and as a director of WestRock Company, an international provider of paper and packaging solutions. Before being named to his role at WestRock, he served as the Chief Executive Officer and as a director of a predecessor entity, RockTenn Company.

Qualifications and Skills:

Mr. Voorhees has extensive business experience that he adds to the Truist Board. In addition, he has broad executive and financial experience, including having served as a director, chief executive officer and chief financial officer of a large, publicly-traded company. His more than 20 years of experience with growing a company and M&A lends to his continued contributions to the Board of Truist and is beneficial as Truist integrates operations following completion of the merger. Mr. Voorhees is a trustee of the Boys & Girls Clubs of Georgia, Inc. and the University of Virginia Darden School Foundation.

[20]	| 2021 Proxy Statement

Proposal 1—Election of Directors

Standing Board Committee Membership and Lead Director Responsibilities

Pursuant to Truist’s Corporate Governance Guidelines, directors are expected to attend the Board meetings, the meetings of the Board Committees on which they serve, and the annual meetings of shareholders. All of our directors attended the 2020 Annual Meeting of Shareholders, which was conducted virtually due to restrictions on in-person gatherings resulting from the COVID-19 pandemic.

The table below shows director membership on each of our six standing committees: Audit; Compensation and Human Capital; Executive; Nominating and Governance; Risk; and Technology. The charters for each of these committees is accessible on our website at https://ir.truist.com/Board-Committees, but these charters are not incorporated into this proxy statement. The table also includes the members of the Trust Committee of our principal banking subsidiary, Truist Bank.

Each Board member attended more than 75% of the aggregate number of Board meetings, and meetings of the Committees on which he or she served, during his or her tenure in 2020. In this regard, it is worth noting that additional meetings were held in 2020 as the Board and Committees discharged their duties of oversight with respect to the emerging conditions and consequences of the COVID-19 pandemic. Our Board members also attend Board development sessions in addition to other Truist events throughout the year. During 2020, the full Board of Directors held 11 meetings.

We anticipate that the Board standing committees will perform additional duties that are not specifically set out in their respective charters as may be necessary or advisable in order for us to comply with certain laws, regulations or corporate governance standards. The following pages provide detail on the responsibilities of our independent Lead Director and each standing committee, including the current members, the principal functions and the number of meetings held in 2020.

Director	Audit Committee	Compensation and Human Capital Committee	Executive Committee	Nominating and Governance Committee	Risk Committee	Technology Committee	Trust Committee[2]

Jennifer S. Banner	✓	Chair	✓

K. David Boyer	✓					✓	✓

Agnes Bundy Scanlan				✓	✓		✓

Anna R. Cablik		✓	✓		✓		Chair

Dallas S. Clement	Chair		✓			✓

Paul D. Donahue		✓					✓

Paul R. Garcia	✓					✓

Patrick C. Graney III	✓	✓					✓

Linnie M. Haynesworth						✓	✓

Kelly S. King[1]			✓		✓

Easter A. Maynard	✓	✓

Donna S. Morea			✓		✓	Chair

Charles A. Patton			✓	✓	Chair

Nido R. Qubein					✓	✓	✓

David M. Ratcliffe[3]			✓	Chair	✓

William H. Rogers, Jr.[1]			✓		✓

Frank P. Scruggs, Jr.		✓			✓		✓

Christine Sears	✓					✓

Thomas E. Skains			Chair	✓	✓

Bruce L. Tanner	✓					✓	✓

Thomas N. Thompson				✓	✓
Steven C. Voorhees	✓	✓

1 Management director.

2 The Trust Committee is a committee of the Board of Directors of Truist Bank.

3 Independent Lead Director.

2021 Proxy Statement |	[21]

Proposal 1—Election of Directors

Independent Lead Director

David M. Ratcliffe	Key Responsibilities

•  Assists the Chairman and other Board members in ensuring effective governance in overseeing the direction and management of Truist.

•  Convenes, sets the agenda for, and chairs executive sessions of the non-management directors following each Board meeting.

•  Presides at all Board meetings at which the Chairman is not present (including executive sessions).

•  Takes responsibility for feedback and engagement with the Chief Executive Officer on executive sessions.

•  Has the authority to call and preside over meetings of the independent directors.

•  Leads the Board’s annual review and evaluation of Truist’s Executive Leadership succession plan.

•  Acts as Chairman in the event the current Chairman is unable to continue his responsibilities until a successor Chairman can be elected by the Board.

•  Collaborates with the Chairman and CEO in developing the agenda for meetings of the Board and approves such agendas.

•  Solicits the non-management directors for advice on agenda items for meetings of the Board.

•  Consults with the Chairman and CEO on, and approves, information that is sent to the Board in preparation for and at Board meetings.

•  Collaborates with the Chairman and CEO and the chairs of the standing committees in developing and managing the schedule of meetings of the Board and approves all Board and Committee meeting schedules.

•  Facilitates teamwork and communication among the independent directors and the Chairman and Chief Executive Officer.

•  If requested by major shareholders, ensures that he is reasonably available for consultation and direct communication.

Audit Committee

   Dallas S. Clement

   Chair

   12 Meetings in 2020

  Committee Members:

   Jennifer S. Banner

   K. David Boyer, Jr.

   Paul R. Garcia

   Patrick C. Graney III    Easter A. Maynard    Christine Sears    Bruce L. Tanner

   Steven C. Voorhees

Key Committee Responsibilities:

•  Assists the Board in its oversight of the integrity of our financial statements and disclosures.

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•  Preapproves all auditing services and permitted non-audit services to be performed by the independent auditor.

•  Assists in oversight of Truist’s internal control processes.

•  Monitors financial risks and exposures and reviews with management and the auditors the steps management has taken to monitor, minimize or control such risks or exposures.

•  Evaluates the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead audit partner.

•  Oversees Truist’s internal audit function and receives regular reports from the General Auditor.

•  May, if deemed necessary, institute special investigations, and hire special counsel or other experts if needed to assist with or review results of any material investigation and see that appropriate corrective action is taken where necessary.

[22]	| 2021 Proxy Statement

Proposal 1—Election of Directors

Compensation and Human Capital Committee

Jennifer S. Banner Chair 8 Meetings in 2020 Committee Members: Anna R. Cablik Paul D. Donahue Patrick C. Graney III Easter A. Maynard Frank P. Scruggs, Jr. Steven C. Voorhees	Key Committee Responsibilities:

•  Manages the duties of the Board related to executive compensation.

•  Reviews and approves a statement of Truist’s compensation philosophy, principles and practices.

•  Responsible for oversight and review of our compensation and benefit plans, including administering our executive compensation programs.

•  Provides input on talent management strategy for Truist, including key executive succession planning.

•  Determines the compensation of the CEO and the other members of Executive Leadership.

•  Recommends compensation and benefits for directors.

•  Engages an independent compensation consultant to make recommendations relating to overall compensation philosophy, the peer group to be used for external comparison purposes, short-term and long-term incentive compensation plans, and related compensation matters.

•  Oversees and evaluates the design, administration and risk management of material incentive compensation arrangements and programs and recommends any prudent enhancements.

•  Oversees the Company’s strategies and initiatives on employee diversity and inclusion and teammate engagement and well-being.

Executive Committee

   Thomas E. Skains

   Chair

   6 Meetings in 2020

  Committee Members:

   Jennifer S. Banner

   Anna R. Cablik

   Dallas S. Clement

   Kelly S. King

   Donna S. Morea    Charles A. Patton

   David M. Ratcliffe

   William H. Rogers, Jr.

Key Committee Responsibilities:

•  Authorized to exercise all powers and authority of the Board in the management of the business and affairs of the Company during the intervals between Board meetings, to the extent permitted by applicable law.

Nominating and Governance Committee

David M. Ratcliffe Chair 5 Meetings in 2020 Committee Members: Agnes Bundy Scanlan Charles A. Patton Thomas E. Skains Thomas N. Thompson	Key Committee Responsibilities:

•  Reviews the qualifications and independence of members of the Board and its committees.

•  Annually reviews and makes recommendations on the composition and structure of the Board and its Committees, including the chair of each Committee.

•  Identifies and recommends to the Board director nominees for election by shareholders at the annual meeting of shareholders.

•  Evaluates the annual performance of incumbent directors in determining nominations for re-election.

•  Provides guidance and oversight on corporate governance and related matters.

•  Oversees the annual self-assessment of the Board and its Committees.

•  Oversees Truist’s emergency CEO succession and continuity planning.

•  Oversees and evolves as appropriate the Board Development Program, and any other director orientation and continuing education programs.

•  Reviews and monitors compliance with Truist’s Codes of Ethics.

•  Oversees management’s integration of Truist’s purpose, values and culture with its strategy and objectives.

•  Reviews feedback from our shareholder engagement program.

•  Oversees Truist’s policies, programs, strategies and practices related to environmental, social and humanitarian matters.

2021 Proxy Statement |	[23]

Proposal 1—Election of Directors

Risk Committee

   Charles A. Patton

   Chair

   12 Meetings in 2020

   Committee Members:

   Agnes Bundy Scanlan    Anna R. Cablik

   Kelly S. King    Donna S. Morea    Nido R. Qubein

   David M. Ratcliffe

   William H. Rogers, Jr.

   Frank P. Scruggs, Jr.

   Thomas E. Skains

   Thomas N. Thompson

Key Committee Responsibilities:

•  Approves Truist’s risk management framework, and periodically reviews and evaluates the adequacy and effectiveness of such framework.

•  Reviews processes for identifying, assessing, monitoring and managing compliance, credit, liquidity, market, operational (including information technology and client information), reputational and strategic risks.

•  Assesses the adequacy of Truist’s risk management policies and procedures.

•  Receives periodic reports on, and reviews of, Truist’s risk management framework and risk management programs and their results.

•  Discusses with management, including the Chief Risk Officer (who reports directly to this Committee), our major risk exposures and reviews the steps management has taken to identify, monitor and control such exposures.

•  Approves the appointment and removal of the Chief Risk Officer, annually reviews the Chief Risk Officer’s performance, annually approves the Compensation and Human Capital Committee’s determination with respect to the compensation of the Chief Risk Officer and ensures that the compensation of the Chief Risk Officer is consistent with the safety and soundness of the Company.

•  Reviews and approves the Company’s CCAR submissions and resolution plans, unless reviewed and approved by the Board as a whole.

•  Approves statements defining Truist’s risk appetite, monitors our risk profile and provides input to management regarding our risk appetite and risk profile

•  Oversees management’s implementation and management of, and conformance with, Truist’s significant risk management policies, procedures, limits and tolerances.

Technology Committee

Donna S. Morea Chair 9 Meetings in 2020 Committee Members: K. David Boyer, Jr. Dallas S. Clement Paul R. Garcia Linnie M. Haynesworth Nido R. Qubein Christine Sears Bruce L. Tanner	Key Committee Responsibilities:

•  Assists the Board in its oversight of the Company’s technology strategy and operations, and significant investments in support of such strategy and operations.

•  Assists the Board and the Risk Committee in oversight of technology risks.

•  Receives reports from management on the Company’s technology strategy and operations, significant technology investments and related technological progress, and trends that may affect the Company’s technology strategy and operations.

•  Reviews the Company’s technology strategy and operations and associated expenditures for the Company and its business segments.

•  Reviews or discusses the Company’s technology policies, standards, and controls.

•  Reviews and makes recommendations to the Board regarding significant technology investments in support of the Company’s technology strategy and operations.

•  Receives reports from members of management regarding the Company’s practices, management and functioning of technology operations and information security risks, including reports related to the assessment, analysis, and mitigation of such risks.

[24]	| 2021 Proxy Statement

Proposal 1—Election of Directors

Compensation of Directors

2020 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Jennifer S. Banner	155,500	145,770	301,270

K. David Boyer, Jr.	129,000	145,770	274,770

Agnes Bundy Scanlan	123,000	145,770	268,770

Anna R. Cablik	142,500	145,770	288,270

Dallas S. Clement	175,000	145,770	320,770

Paul D. Donahue	109,500	145,770	255,270

Paul R. Garcia	123,000	145,770	268,770

Patrick C. Graney III	127,500	145,770	273,270

Linnie M. Haynesworth	111,000	145,770	256,770

Easter A. Maynard	123,000	145,770	268,770

Donna S. Morea	157,000	145,770	302,770

Charles A. Patton	164,500	145,770	310,270

Nido R. Qubein	111,000	145,770	256,770

David M. Ratcliffe	196,000	145,770	341,770

Frank P. Scruggs, Jr.	126,000	145,770	271,770

Christine Sears	123,000	145,770	268,770

Thomas E. Skains	151,000	145,770	296,770

Bruce L. Tanner	129,000	145,770	274,770

Thomas N. Thompson	117,000	145,770	262,770
Steven C. Voorhees	121,500	145,770	267,270

(1)	Kelly S. King and William H. Rogers, Jr. are not included in this table, because during 2020 they were employees of the Company and therefore received no compensation for service as directors. The compensation received by Messrs. King and Rogers as employees of the Company is shown in the 2020 Summary Compensation Table

(2)	In February 2020, each then serving non-employee director of Truist Financial Corporation received 2,923 restricted stock units with a grant date fair value of $49.87 for each unit. These RSUs vested on December 31, 2020. The amounts in this column reflect the grant date fair value for restricted stock unit awards for the fiscal year ended December 31, 2020. The assumptions used in the calculation of these amounts for awards granted in 2020 are included in Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included within Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

NARRATIVE TO 2020 DIRECTOR COMPENSATION TABLE

On an annual basis, the Compensation and Human Capital Committee reviews the compensation paid to our directors and makes recommendations to the Board regarding any changes. Working with its independent compensation consultant, the Compensation and Human Capital Committee annually assesses the competitiveness of Truist’s director compensation program relative to our peers. In making this assessment, the Compensation and Human Capital Committee reviews (i) the individual pay components of our program relative to the pay components for directors at our peers, (ii) the average total compensation of our board members relative to directors at our peers, and (iii) our aggregate board compensation as compared to our peer group.

The director compensation shown in the table above reflects total compensation paid to each director for service as a joint member on the Boards of the Company and Truist Bank. A director who is also a teammate of Truist or its subsidiaries is not eligible to receive any equity, retainer or fees for service on the Board of Directors.

2021 Proxy Statement |	[25]

Proposal 1—Election of Directors

Our non-employee directors are entitled to receive the following fees:

Amount of Retainer	Position

$75,000	• Each non-employee director

$45,000	• Lead Director

$40,000	• Chair of the Audit Committee • Chair of the Risk Committee

$25,000	• Chair of the Compensation and Human Capital Committee • Chair of the Executive Committee • Chair of the Nominating and Governance Committee • Chair of the Technology Committee

$15,000	• Chair of the Truist Bank Trust Committee
$1,500 for each Board and committee meeting attended	• All non-employee directors and assigned non-employee committee members

Director Equity Awards

•	For 2021, the Board approved $150,000 in equity-based compensation, unchanged from 2020, issued in the form of RSUs that 100% vest at the end of the year.

•	If Board service is terminated due to disability or death, all unvested RSUs granted to a non-employee director would fully vest as of the date of disability or death.

•	If Board service is terminated for any other reason, any unvested RSUs outstanding as of the date of termination would be forfeited.

•	Upon a change of control, all unvested RSUs would become fully vested and a corresponding number of shares of Truist common stock would be issuable to each director holding such RSUs.

Non-Employee Directors’ Deferred Compensation Plan. The Truist Amended and Restated Non-Employee Directors’ Deferred Compensation Plan permits participating non-employee directors to defer 50% or 100% of their retainer or meeting fees into a deferred savings account and was recently amended to allow directors to defer their equity compensation awards beginning with the February 2021 grant. Deferrals of retainer and meeting fees are fully vested at all times and are payable in cash upon termination of the director’s service on the Board. Deferred equity awards are payable in Truist shares after termination of a director’s service on the Board.

Stock Ownership Guidelines. Truist requires non-employee directors to hold or control an amount of common stock equal to five times the amount of his or her annual cash retainer paid by Truist for such director’s services. All non-employee directors are expected to meet this ownership requirement by the later of (i) five years following initial appointment as a director, or (ii) such period of time as it may take to reach the ownership requirement threshold by holding shares or RSUs granted by Truist pursuant to the equity compensation arrangements for directors.

[26]	| 2021 Proxy Statement

Corporate Governance

The Board of Directors regularly reviews Truist’s corporate governance program taking into account best practices, recent developments and the requirements of applicable laws and regulations.

Key Corporate Governance Documents

Please visit our website at https://ir.truist.com under “Governance & Responsibility” to view our corporate governance documents. Shareholders may also request a copy of any of these documents, which are not incorporated into this proxy statement, by contacting our Corporate Secretary at:

Truist Financial Corporation

Attn: Corporate Secretary

214 N. Tryon Street

Charlotte, North Carolina 28202

•  Corporate Governance Guidelines

•  Articles of Incorporation and Bylaws

•  Charters for each of the Company’s standing Board Committees

•  Codes of Ethics

•  Accounting, Securities and Legal Violations Policy

•  Ethics, Business Practices and Conduct Committee Charter

Corporate Governance Practices

Our governance practices promote board effectiveness and shareholder interests. Our key corporate governance practices are summarized below:

Independence

•  Independent Board of Directors: 91% of directors are independent, and our Audit, Compensation and Human Capital and Nominating and Governance committees are composed entirely of independent directors.

•  Independent Lead Director: Our Lead Director serves an important governance function by providing strong leadership for non-management and independent directors. In 2020, we amended our Corporate Governance Guidelines to expand the responsibilities placed on our Lead Director in response to feedback we received from our shareholders. See “Board Leadership Structure—Independent Lead Director.”

•  Hedging/Pledging of Shares: We prohibit hedging and pledging of our common stock by directors and Executive Leadership members.

Accountability and Shareholder Engagement

•  Strong Board Structure and Governance Practices: Our Board of Directors and committee structure is aligned to position the Company for the economic, political, technological and competitive challenges that await. Our Board members conduct self-assessments annually and committee rotation is also considered on an annual basis.

•  Robust Shareholder Engagement Program: We have a formal shareholder engagement program through which we seek feedback on our governance practices from our largest shareholders. The feedback we receive is communicated directly to our Nominating and Governance Committee and is considered in determining whether changes are needed to our corporate governance practices. For example, the enhancements made in 2020 to the responsibilities of our Lead Director were informed by discussions with our shareholders in connection with our annual meeting.

•  Clawbacks: We make all executive awards (cash and equity) subject to recoupment as determined by the Compensation and Human Capital Committee.

•  Executive Risk Scorecard: We utilize an executive risk scorecard, which the Compensation and Human Capital Committee may use to reduce incentive compensation for negative risk outcomes.

•  Comprehensive Board Development: Our Board Development Program provides a formal framework designed to support the directors’ performance of their responsibilities as members of the Board and Board Committees.

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Corporate Governance

Environmental, Social and Governance

•  Corporate Social Responsibility/ESG: In 2020, we published Truist’s first Corporate Social Responsibility Report, highlighting our good stewardship of the natural resources entrusted to us, our promotion of our teammates’ and communities’ well-being, and our strong corporate governance program. Our Nominating and Governance Committee reviews and approves the Corporate Social Responsibility report as well as oversees the Company’s environmental, social and governance matters and management’s integration of our purpose, values and culture within Truist.

•  Diversity, Equity and Inclusion: At Truist, we are actively pursuing a diverse culture and creating an equitable and inclusive environment where diverse perspectives are shared and respected. We understand the importance of diversity to the growth of our teammates and the development of our communities. Our Compensation and Human Capital Committee oversees these efforts at Truist.

Shareholder Support

•  Special Meetings: Truist’s bylaws permit shareholders owning 20% or more of our common stock to call a special meeting of shareholders.

•  Proxy Access: Our bylaws provide for proxy access that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to 25% of the Board (or at least two directors) and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our bylaws.

•  Elimination of Supermajority Vote Provisions: Our bylaws do not contain supermajority vote requirements.

•  Majority Voting for Directors: All director nominees in uncontested elections must be elected by an affirmative vote of the majority of votes cast.

•  Annual Elections: Each of our directors is elected for a one-year term expiring at the next Annual Meeting of Shareholders.

•  Stock Ownership Guidelines: By requiring our CEO to own stock equal to 6x his annual salary, other members of Executive Leadership to own stock equal to 3x their annual salary, and directors to own stock equal to 5x their annual cash retainer, we aim to align their interests to those of our shareholders.

•  Mandatory Director Retirement Age: Under our Corporate Governance Guidelines, directors must retire from service at the end of the calendar year in which they turn 75 years of age.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide the framework for fulfillment of the Board’s corporate governance duties and responsibilities, taking into consideration corporate governance best practices, recent developments and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, director independence requirements, share ownership guidelines, Board responsibilities, Board development, role of the independent Lead Director, retirement, meetings of non-management directors, and director compensation.

DIRECTOR INDEPENDENCE

Our Board of Directors is committed to maintaining objective, independent oversight of management in upholding its responsibilities to our shareholders and in carrying out the strategic objectives of the Company. The value we place on the independence of our directors is reflected in our corporate governance documents, Board Committee Charters, annual independence review of our Board members and the role of our Lead Director.

In determining director independence, our Board considers the New York Stock Exchange’s (“NYSE”) bright-line independence criteria and the standards set forth in our Corporate Governance Guidelines. Consistent with NYSE rules, our Board of Directors also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with Truist, including the potential for conflicts of interest, when determining director independence. In making an independence determination, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship, and has not had such a relationship within the past three years, with Truist or any of its subsidiaries.

[28]	| 2021 Proxy Statement

Corporate Governance

To assist it in making independence determinations, our Board of Directors has adopted categorical standards which are contained in our Corporate Governance Guidelines. These director independence standards reflect, among other items, the NYSE independence requirements and other applicable laws and regulations related to director independence, and address certain relationships that the Board has determined affect a director’s independence. These standards are designed to assist the Board of Directors in determining director independence and include:

Business Relationships

•

The Board reviews whether loans to directors and their related interests from Truist have been made in compliance with the provisions of Federal Reserve Board Regulation O and have been made in the ordinary course of business, on substantially the same terms as those prevailing at the same time for comparable transactions with non-affiliated persons, and do not involve more than the normal risk of collectability or present other unfavorable features, and whether any of such credits should be classified as nonaccrual, restructured, or potential problem loans. Extensions of credit made in compliance with Regulation O will not negate a director’s independence.

•

The board reviews whether a director’s deposit, investment, fiduciary, or other relationships with Truist are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to non-affiliated customers for comparable transactions.

Contributions to Charities

•

Contributions to charitable or non-profit organizations of which a director is an executive officer will not establish a material relationship with Truist that would negate the director’s independence if:

○

Within the past three years, the aggregate amount of all such contributions during any single fiscal year of the charitable or non-profit organization did not exceed the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues for that fiscal year (excluding any contributions made or pledged pursuant to a matching gift program that is not deemed to be a material relationship); and

○	The charitable or non-profit organization is not a family foundation created by the director or an immediate family member of the director.

Employment or Affiliated Relationships

•	A director is not independent if:

○	during the past three years, the director has been an employee of Truist or the director has an immediate family member who has been an executive officer of Truist or any of its subsidiaries;

○

during the past three years, the director has received, or has an immediate family member who is an executive officer of Truist and has received, more than $120,000 during any twelve-month period in direct compensation from Truist or any of its subsidiaries;

○

the director is a partner of or employed by the internal or external auditor of Truist, has an immediate family member who is a partner of the internal or external auditor of Truist, or has an immediate family member who is employed in a professional capacity by the internal or external auditor of Truist and personally works on Truist’s audit;

○	during the past three years, the director was, or had an immediate family member who was, a partner or employee of Truist’s internal or external auditor and personally worked on Truist’s audit;

○

the director was, during the past three years, employed by, or had an immediate family member who was employed as an executive officer of, another company where any executive officer of Truist or any of its subsidiaries served on that company’s compensation committee of the board of directors; or

○

the director was, during the past three years, an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to or received payments from, Truist or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

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Corporate Governance

Director Independence Review Process

The Nominating and Governance Committee assists the Board by annually evaluating the independence of each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence of each such person. As a part of this evaluation process, the Nominating and Governance Committee also considers each director’s occupation, other publicly held company directorships, personal and affiliate transactions with Truist and its subsidiaries, relationships considered in accordance with our Related Person Transactions Policy, and other relevant direct and indirect relationships that may affect independence.

After duly considering all such information, our Board of Directors has affirmatively determined that of the 22 members of the Board, the following 20 directors have no disqualifying material relationships with Truist or its subsidiaries and are independent:

• Jennifer S. Banner	• Paul D. Donahue	• Donna S. Morea	• Christine Sears

• K. David Boyer, Jr.	• Paul R. Garcia	• Charles A. Patton	• Thomas E. Skains

• Agnes Bundy Scanlan	• Patrick C. Graney III	• Nido R. Qubein	• Bruce L. Tanner

• Anna R. Cablik	• Linnie M. Haynesworth	• David M. Ratcliffe	• Thomas N. Thompson

• Dallas S. Clement	• Easter A. Maynard	• Frank P. Scruggs, Jr.	• Steven C. Voorhees

Kelly S. King and William H. Rogers, Jr. were deemed not to be independent due to their roles as executive officers of Truist. Each member of the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Governance Committee has been determined by the Board to be “independent” in accordance with the requirements of the NYSE and our Corporate Governance Guidelines.

For more details on our independence requirements, see our Corporate Governance Guidelines, which are not incorporated into this proxy statement, but which can be found on the Investor Relations page of our website at https://ir.truist.com under “Governance & Responsibility” - “Corporate Governance”.

CHANGES TO JOB RESPONSIBILITIES OR POSITION

If a director changes his or her principal employment activity, position or responsibility, he or she must notify the Chairman of the Board and the Chair of the Nominating and Governance Committee of such change and offer his or her resignation from the Board. Prior to the resignation becoming effective, the Board, through the Nominating and Governance Committee, will review any such change and determine whether to accept or reject the director’s resignation.

SERVICE ON OTHER BOARDS

A director must advise the Chairman of the Board and the Chair of the Nominating and Governance Committee before accepting an invitation to serve on another public or private company board. The Nominating and Governance Committee will review whether such board service may unduly impact the ability of the director to fulfill his or her responsibilities as a director of Truist and, if so, shall make a recommendation to the Board. A non-employee director of Truist may not serve on more than three other public company boards, and a non-employee director of Truist who is also the chief executive officer of another public company may not serve on more than two public company boards, including the Truist Board. Employee directors of Truist may not serve on more than two public company boards, including the Truist Board. In addition, if a member of the Audit Committee desires to serve on the audit committees of more than a total of three public companies, the Board must approve such additional service before the director accepts the additional position. Members of Executive Leadership may serve on one public company board, in addition to the Truist Board, with the approval of the Chief Executive Officer or, in the case of the Chief Executive Officer, the Nominating and Governance Committee.

BOARD DEVELOPMENT

Our Board Development Program provides a formal framework designed to support the directors’ performance of their responsibilities as members of the Board and Board Committees. The Board Development Program allows directors to supplement their existing skill sets and stay informed of emerging risks and trends in Truist’s business and the broader financial services industry in general. The programs and courses are provided by both in-house experts and outside consultants on a wide range of topics to enhance the directors’ knowledge in areas important in carrying out their responsibilities as directors. Programs and presentations of general application are offered to the full Board while others are tailored to the specific requirements of the various Board Committees. The directors’ participation is considered by the Nominating and Governance Committee in its annual evaluation of their performance. The programs and courses offered through our development program are in addition to programs and courses in which our Board members regularly participate in order to maintain professional credentials, including courses related to ethics.

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Corporate Governance

Newly elected directors undergo an extensive director orientation process. We view the director orientation process as a means to acquaint newly elected directors with our businesses and corporate governance framework, and also to further our directors’ understanding of our culture and the Board’s role in determining the Company’s culture and overseeing management’s assurance of corporate integrity. Our Chief Legal Officer and other members of Executive Leadership facilitate a detailed Board orientation session. These sessions review the Company’s culture and values, codes of ethics, strategic objectives and planning, risk management matters, compliance programs, internal audit services and our corporate governance program. Additional topics covered in orientation include the Company’s business structure, including regulatory oversight, laws governing directors’ duties and conduct, Truist’s securities law policies, and liability insurance coverage. Additionally, new directors and rotating directors each attend an orientation of the committee(s) on which they serve, which covers in detail the operation and duties of the relevant committee.

BOARD AND BOARD COMMITTEE SELF-ASSESSMENT

On an annual basis, our Board of Directors evaluates its effectiveness over the preceding year. Each director participates in the evaluation process and each committee is separately evaluated. The evaluation process is managed by our Nominating and Governance Committee with assistance from our Office of the Corporate Secretary. During our Board evaluation process, directors are presented with a written questionnaire designed to elicit constructive feedback from each director about his or her individual service and the effectiveness of the Board and each committee on which the director serves. In 2020, the Chairman and Chief Executive Officer and Lead Director separately called each director personally after distribution of the questionnaires to solicit concerns or input regarding the performance of the Board or its committees. Responses received from our directors are discussed with the full Board as well as each standing committee in executive sessions. This feedback is used to improve Board and committee practices, procedures and policies and, as appropriate, is discussed with members of Executive Leadership to improve efficiencies and effectiveness.

SUCCESSION PLANNING AND CHANGES RESULTING FROM THE MERGER

Human capital management and talent development is a priority for the Board of Directors. Our Corporate Governance Guidelines provide that the Board of Directors is responsible for ensuring that we have developed an Executive Leadership succession plan, including procedures for Chief Executive Officer selection in the event of an emergency or the retirement of the CEO. This plan is reviewed and evaluated by the Board at least annually. The Lead Director facilitates the Board’s review and evaluation of our Executive Leadership succession plan. As part of the plan, our Chairman and CEO makes available his recommendations and evaluations of potential successors, along with a review of any development plans of such individuals.

CEO and Chairman Succession

Certain key governance matters were agreed upon, and approved by shareholders, as part of the merger of equals of BB&T and SunTrust to form Truist. Prior to the closing of the merger, we amended our bylaws to implement these governance changes. Under the revised Truist bylaws, beginning on December 6, 2019, the effective date of the merger:

•	Kelly King, will serve as Chairman and CEO of Truist until September 12, 2021. At such time, Mr. King will resign as CEO and will serve as Executive Chairman of Truist until March 12, 2022; and

•

Bill Rogers will serve as President and Chief Operating Officer of Truist until Mr. King is no longer serving as CEO, at which time Mr. Rogers will become CEO of Truist. Mr. Rogers will become Chairman of Truist at such time as Mr. King is no longer serving as Executive Chairman.

•	The merger agreement also requires that an independent Lead Director be in place during all of these periods.

Effective contemporaneously with the merger, Mr. King and Mr. Rogers entered into individual employment agreements with Truist, which set out clear, limited employment terms, further reinforcing the idea that the current structure was not meant to address long-term governance. In particular, pursuant to his employment agreement, Mr. King’s service as Chairman and CEO runs until September 12, 2021, and his service as Executive Chairman continues through March 12, 2022, consistent with the terms of the merger agreement as described above. In addition, the term of Mr. Roger’s employment agreement runs through December 6, 2022. These short-term arrangements were meant to provide equity in the merger to each side and specifically not meant to address long-term governance.

For a period of three years following completion of the merger, or until December 6, 2022, any removal of (or failure to reelect or nominate) Mr. Rogers or Mr. King from (or to) the positions described above, and at the times specifically provided for above, will require the affirmative vote of at least 75% of the entire Board. For a period of three years following completion of the Merger, or until December 6, 2022, any determination not to nominate Mr. Rogers as a director of the Corporation or Truist Bank will require the affirmative vote of at least 75% of the entire Board. In addition, any determination not to nominate Mr. King as a director of the Corporation or Truist Bank for each term of service for directors beginning at any time prior to December 31, 2023 will require the affirmative vote of at least 75% of the entire Board.

In the event that Mr. King is not re-elected or reappointed to the Board during the time in which Mr. King is serving as Chairman and Mr. Rogers is re-elected to the Board, Mr. Rogers would become the Chairman of the Board. In the event that both Mr. King and

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Corporate Governance

Mr. Rogers are not re-elected or reappointed to the Board during the time in which Mr. King is serving as Chairman, or in the event that Mr. Rogers is not re-elected or reappointed to the Board during the time in which Mr. Rogers is serving as Chairman, the Board would appoint a new Chairman of the Board from its existing members in accordance with the corporate governance policies of Truist.

In the event that Mr. King or Mr. Rogers is not re-elected to the Board at a time when he is designated by the merger agreement to serve as Chief Executive Officer (or in the case of Mr. Rogers, as President), Mr. King or Mr. Rogers, as the case may be, would remain entitled to serve in that executive position.

Board of Directors Composition and Vacancies

Under Truist’s bylaws as agreed in the merger, and approved by shareholder vote, the Truist Board of Directors is comprised of:

•	the CEO of BB&T (Kelly King);

•	10 additional members of the BB&T board of directors as designated by BB&T; and
•	the CEO of SunTrust (Bill Rogers);

•	10 additional members of the SunTrust board of directors as designated by SunTrust.

The directors nominated in this proxy statement were selected pursuant to these bylaw amendments. In addition, if any vacancy occurs during the first three years after the closing of the merger, our revised bylaws provide that no vacancy on the Board may be filled by the Board, unless:

•	such individual would be an independent director;

•

in the case of a vacancy created by the cessation of service of a continuing SunTrust director, not less than a majority of the continuing SunTrust directors have approved the appointment or nomination of the individual to fill such vacancy; and

•

in the case of a vacancy created by the cessation of service of a continuing BB&T director, not less than a majority of the continuing BB&T directors have approved the appointment or nomination of the individual to fill such vacancy.

Any appointment or nomination pursuant to these bylaw provisions shall be made in accordance with applicable law and the rules of the New York Stock Exchange.

Board Leadership Structure

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

Our Board of Directors is led by the Chairman. Under our bylaws, the Chairman is elected by the Board and presides over each Board meeting and performs such other duties as may be incident to the office of Chairman. Our bylaws and Corporate Governance Guidelines each provide that the Chairman may also hold the position of Chief Executive Officer. Truist’s Chairman and Chief Executive Officer is not permitted to serve as a member of any standing Board Committee, other than the Executive Committee, the Risk Committee and the Technology Committee. Our Corporate Governance Guidelines provide that when the position of Chairman of the Board is not held by an independent director, the Board will appoint an independent Lead Director.

It is the Board’s current belief that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of Truist and our shareholders. The Board believes that combining the Chairman and Chief Executive Officer roles at this time provides the following advantages to us:

•

our Chief Executive Officer is more familiar with our current business and industry than our non-management directors and is best situated to lead discussions on important matters affecting the business of Truist;

•	combining the Chief Executive Officer and Chairman positions creates a firm link between management and the Board and promotes both the development and implementation of corporate strategy; and

•	combining the roles of Chief Executive Officer and Chairman contributes to a more efficient and effective Board, promotes unity of vision for the Company and avoids potential conflict among directors.

The Board is aware of the potential issues that may arise when an insider chairs the board of a company, but believes these are more than offset by existing safeguards, which include the designation of a strong independent Lead Director with a clearly defined role and authority set forth within our Corporate Governance Guidelines and discussed further below.

In addition, our Board regularly meets in executive session with the non-management directors outside the presence of management. Further, only our independent directors are involved in meetings to discuss succession planning and CEO compensation, where peer benchmarking is extensively used.

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Corporate Governance

INDEPENDENT LEAD DIRECTOR

David M. Ratcliffe serves as the Board’s Lead Director. The role of the Lead Director is to assist the Chairman and the remainder of the Board in assuring effective governance in overseeing the direction and management of Truist. As part of the merger-related corporate governance changes, the Truist bylaws provide that until Mr. Rogers succeeds Mr. King as Chairman of the Board, the Lead Director will be an independent director chosen from among the heritage SunTrust directors. At the time of such succession, our Lead Director will be an independent director chosen by the Truist Board from among the heritage BB&T directors. This Lead Director will serve in that capacity subject to the normal rotation policy for Lead Director service as set forth in our Corporate Governance Guidelines, but for not less than two years.

Our Board believes that the Lead Director serves an important corporate governance function by providing separate leadership for the non-management and independent directors. In addition to the formal list of duties performed by our Lead Director as set forth in our Corporate Governance Guidelines, he also meets with regulators, participates in shareholder engagement calls and attends meetings with senior management. Our independent Lead Director also presides over meetings of our non-management directors in executive session in connection with each Board meeting and at such other times as deemed necessary or desirable. A more complete description of the role of our Lead Director is included in our Corporate Governance Guidelines and in the discussion above under, “Standing Board Committee Membership and Lead Director Responsibilities.”

Following our 2020 Annual Meeting of Shareholders, our Board of Directors approved changes to our Corporate Governance Guidelines, placing the following additional responsibilities on the role of our independent Lead Director:

•	Approve Board agendas and information sent to the Board in preparation for Board meetings

•	Authority to call and preside over meetings of the independent directors
•	Approve all Board and committee meeting schedules

•	Preside over executive sessions of the non-management directors, which will occur at each regular Board meeting

We believe that these enhancements further strengthen the role of our Lead Director and provide an appropriate balance to the Chairman and CEO at Truist.

Board Size

The terms of our merger provided for an initial Board size of 22 directors. While the Board annually evaluates its size and structure, we believe the Board’s current size provides us with certain advantages. Financial institutions face significant regulatory, economic, and technological pressures. In addition, over the past year, we believe the size of our Board has provided us an advantage in providing the necessary focus on integrating our two heritage companies and in handling the additional pressures placed on us, and which we expect will continue to be placed on us through 2021, due to the COVID-19 pandemic. These pressures have required substantial time commitments and other demands on our directors.

The size of our Board also is an advantage when evaluating our committee structure and assigning an appropriate number of members to each committee in order to properly analyze and respond to increasingly complex developments, whether regulatory, economic, or otherwise. For instance, our Board size has allowed us to incorporate the additional responsibilities of our Technology Committee, created following the merger.

The diversity of viewpoints on each committee also allows for more effective challenge to proposals from management and directors. In addition, the number of independent directors aids in maintaining the requisite independence standards of the Audit, Compensation and Human Capital, and Nominating and Governance Committees. The Board believes that its current size and structure is appropriate to effectively represent the interests of our shareholders.

Nominating and Governance Committee Director Nominations

The Nominating and Governance Committee is responsible for identifying and recommending to the Board nominees for election or reelection as directors. We seek as director candidates individuals who possess good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics in order to most effectively serve the long-term interests of Truist and its shareholders.

The Nominating and Governance Committee considers candidates submitted by directors and third-party search firms hired for identifying director candidates. The Nominating and Governance Committee also considers candidates submitted by shareholders, subject to the requirements set forth below. As evidenced by the composition of our Board, the Nominating and Governance Committee strives to include director candidates who are racially and gender diverse, with skills and characteristics that, taken as a whole, will help ensure a strong and effective governing body.

The Nominating and Governance Committee conducts an extensive due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, will be evaluated by the Nominating

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Corporate Governance

and Governance Committee using the director membership criteria described below. The Nominating and Governance Committee then reports to the Board its recommendations concerning each director nominee. The Board considers the Nominating and Governance Committee’s recommendations when appointing directors and selecting director nominees to be submitted by Truist to shareholders for approval at the annual meeting of shareholders.

DIRECTOR MEMBERSHIP CRITERIA

A director candidate is nominated to stand for election based on his or her professional experience, strategic insights, recognized achievement in his or her respective field, an ability to contribute to our business, experience in risk management, and the willingness to make the commitment of time and effort required of a Truist director over an extended period of time. A director must be “financially literate,” as defined by the Board, and should understand the intricacies of a public company. A director should possess good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Other factors are also considered to ensure the overall composition of the Truist Board is appropriate.

An important goal of the Board, pursued through the Nominating and Governance Committee, is to include members with diverse backgrounds, expertise and characteristics that, taken as a whole, will help ensure a strong and effective governing body. The Nominating and Governance Committee annually assesses these factors in the director selection and nomination process.

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Board of Directors also will consider qualified director nominees submitted in advance by shareholders when such recommendations are submitted with the information set forth in Article II, Section 10 of the Company’s bylaws and policies regarding director nominations. Under this provision of our bylaws, a shareholder must deliver timely written notice at least 120 days, but no more than 150 days, in advance of the first anniversary of the notice date of our proxy statement for the preceding year’s annual meeting of shareholders. The written notice must include the following, in addition to the information required by Article II, Section 10(a) of our bylaws:

•	the nominee’s full name, age and residential address;

•	the principal occupation(s) of the nominee during the past five years;

•	the nominee’s previous and/or current memberships on all public company boards of directors and the amount of all Truist securities beneficially owned;

•

any agreements, understandings or arrangements between the nominee and any other person or persons with respect to the nominee’s nomination or service on the Board of Directors or the capital stock or business of Truist;

•

any bankruptcy filings, criminal convictions, civil actions, actions by the Securities and Exchange Commission or other regulatory agency or any violation of Federal or State securities law by or against the nominee or any affiliate of the nominee; and

•	a signed statement by the nominee consenting to serve as a director if elected.

In addition, our bylaws contain a “proxy access” provision, which permits a shareholder, or group of up to 20 shareholders, that has held at least 3% of Truist’s stock for at least three years, to submit director nominees for up to 25% of the Board (or at least two directors) for inclusion in our proxy statement. Shareholders and director nominees utilizing this provision of our bylaws must satisfy the specific information required by Article II, Section 14 of our bylaws. In addition, notice of any such nomination must be received at least 120 days, but no more than 150 days, before the anniversary of the date that the Company commenced mailing the proxy statement for the prior year’s annual meeting of shareholders.

Written notices pursuant to the above bylaw provisions must be submitted in accordance with the general procedures for shareholder nominations (including deadlines for the notice to be received by the Corporate Secretary), which are summarized under the caption “Voting and Other Information-Proposals for the 2022 Annual Meeting of Shareholders” below. Shareholders may submit, in writing, the names and qualifications of potential director nominees to the Corporate Secretary, Truist Financial Corporation, 214 N. Tryon Street, Charlotte, North Carolina 28202.

Majority Voting and Director Resignation Policy

Our articles of incorporation require each director to be elected by the majority of the votes cast at a meeting of shareholders. Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any director nominee who receives a greater number of votes “against” than votes “for” such election shall tender his or her resignation to the Board. The Nominating and Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board whether to accept, reject or otherwise act with respect to such resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision within this 90-day timeframe. A director

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whose resignation is under consideration will abstain from participating in any recommendation or decision regarding that resignation. If a director’s resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal.

Currently, pursuant to North Carolina law and our bylaws, an incumbent director who is not re-elected remains in office until the director’s successor is elected and qualified or until his or her earlier resignation or removal. Our current Director Resignation Policy addresses this “holdover” issue by requiring any director who does not receive the requisite affirmative majority of the votes cast for his or her re-election to tender his or her resignation to the Board as described above.

Related Person Transactions

Pursuant to our Related Person Transactions Policy, we approve or ratify related person transactions only when the Board, acting through the Nominating and Governance Committee, determines that the related person transaction in question is in, or is not inconsistent with, the best interests of Truist and its shareholders.

The term “related person transaction,” under the Policy, generally means a transaction where the amount involved exceeds $120,000 and in which a related person has a direct or indirect material interest. A “related person” under the Policy generally means (a) a director, director nominee or executive officer of Truist; (b) a person who is known to be the beneficial owner of more than five percent of any class of our common stock; and (c) any immediate family member of any of the foregoing persons, which consists of any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee, or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than five percent beneficial owner.

To help the Board assess whether a material relationship exists for both independence and related person transactions purposes, our Board adopted guidance with regard to charitable contributions. Under this guidance, a related person who serves as an executive officer of a charitable or non-profit organization that receives a contribution from Truist will not be deemed to have a direct or indirect material interest in the transaction if:

•

Within the past three years, the aggregate amount of all such contributions during any single fiscal year of the charitable or non-profit organization did not exceed the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues for that fiscal year; and

•	The charitable or non-profit organization is not a family foundation created by the related person or an immediate family member of the related person.

In addition, to monitor charitable contributions provided by Truist, any charitable contribution in excess of $5 million made by Truist to any charitable or non-profit organization of which a director or executive officer of Truist serves as a director, trustee, executive officer, advisory board member or in any similar leadership capacity must be approved by the Nominating and Governance Committee, whether or not the director or executive officer has a direct or indirect material interest in the contribution. Further, charitable contributions of $500,000 or more to such organizations must be reported at the next Nominating and Governance Committee meeting.

A number of our directors, members of Executive Leadership, including our NEOs, and their affiliates utilize certain products and services offered by Truist, including personal and corporate banking services and securities brokerage services, in the ordinary course of our business. Our Related Person Transactions Policy provides that certain categories of transactions do not need review or approval of the Nominating and Governance Committee. These include all extensions of credit with related persons that are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Truist, and that do not involve more than the normal risk of collectability or present other features unfavorable to Truist (although pursuant to Federal Reserve Board Regulation O, extensions of credit to directors, executive officers or their related interests that exceed $500,000 in the aggregate must be approved in advance by the full Board). These transactions also include any provision of financial services to a related person, other than extensions of credit, such as brokerage, banking, insurance, investment advisory, investment banking or asset management services, if the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties and comply with applicable law. In addition, in the ordinary course of business, Truist may use the products or services of organizations of which one of our directors is an officer or director.

Since January 1, 2020, other than as described below, there have been no related person transactions that were required either to be approved or ratified under our Related Person Transactions Policy or reported under the SEC’s related person transaction rules. In 2020, Director Thomas N. Thompson purchased $400,000 of depositary shares representing fractional interests in various series of Truist’s Preferred Stock from an affiliate of the Company serving as an underwriter in the public offering of the depositary shares. Such transactions were conducted in the ordinary course of business on substantially the same terms as those offered to non-affiliated persons, and were ratified by the Nominating and Governance Committee in accordance with our Policy. Based on information

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contained in separate Schedule 13G/A filings with the SEC, each of BlackRock, Inc. and The Vanguard Group reported that it beneficially owned more than 5% of the outstanding shares of our common stock as of December 31, 2020. During 2020, we, and our affiliates, engaged in transactions in the ordinary course of business with BlackRock and Vanguard, including sales of debt securities of the Company and Truist Bank in public offerings of those securities and valuation services. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and any persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of the reports furnished to us and written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2020, our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), with the following exceptions:

•

Securities identified on Form 3/A, filed on behalf of director Charles A. Patton on July 23, 2020, with respect to shares inadvertently omitted from the original Form 3, and subsequent Forms 4 filed prior to July 23, 2020;

•

A delinquent Form 4 filed on behalf of director Thomas N. Thompson on August 24, 2020 with respect to two acquisitions of depositary shares representing fractional interests in various series of Truist’s Preferred Stock; and

•

A Form 4 filling on behalf of director Nido R. Qubein on May 14, 2020 inadvertently understated the number of Truist shares that was subject to the transaction being reported. An amendment of this Form 4 filing was subsequently made to indicate the correct number of Truist shares.

Shareholder Engagement Program

GENERAL

Truist’s shareholder engagement program is a robust, year-round process that includes outreach to shareholders, incorporating analysis of results of our annual meeting, key topics of importance to our shareholders, and board deliberations. We listen closely to our shareholders to understand their views on a variety of topics, including our executive compensation and corporate governance programs, as well as environmental and social, or ESG, issues involving the Company. At Truist, our shareholder engagement program is designed to encompass a dialogue with our shareholders on several levels, including:

•	Periodic telephonic meetings with our larger institutional shareholders;

•	In-person, or virtual, meetings with institutional shareholder representatives as requested;
•	Responses to shareholder correspondence;

•	Dialogue with shareholder proponents; and

•	Engagement with proxy advisory firms.

Our shareholder engagement program complements the work performed by our Investor Relations team in regularly communicating with our shareholders, including through investor conferences and meetings, and hosting quarterly earnings calls.

GOALS OF SHAREHOLDER ENGAGEMENT

The goals of our shareholder engagement program include, but are not limited to:

•	Providing our Board and Executive Leadership observations from our shareholders on our corporate governance, executive compensation, environmental, social and governance (ESG) practices;
•	Discussing current trends in corporate governance, ESG and executive compensation matters; and

•	Offering insight into our current practices and enhancing communication with our largest shareholders.

Our shareholder engagement program allows Executive Leadership and the Board to gather information about investor views and priorities and make thoughtful and deliberate decisions that are balanced and considerate of our diverse shareholder base and in the best interests of Truist.

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SHAREHOLDER ENGAGEMENT PROCESS

GOVERNANCE PROGRAM ENHANCEMENTS

Our engagement with shareholders in 2020 has led to several proactive changes to our governance practices, in particular with respect to the responsibilities of our Lead Director. At our 2020 annual meeting, shareholders voted on a proposal requesting that our governing documents be amended to require an independent Chairman of the Board of Directors. Although the proposal failed, our Board of Directors and Executive Leadership considered the support the proposal garnered and took steps to address our shareholders’ concerns in this area.

Following the 2020 Annual Meeting of Shareholders, members of our Executive Leadership team met with the Nominating and Governance Committee to discuss the voting results from the meeting and consider ways to strengthen the role of the Lead Director and expand his responsibilities. In addition, we considered the views of several of our shareholders, who engaged in discussions with us leading up to the 2020 annual meeting and expressed support for greater responsibilities for the Lead Director, in order to better serve as an effective counterbalance to the role of Chairman and CEO.

In seeking out the views of our shareholders, we also considered the manner in which the Lead Director is chosen at the time of Mr. Rogers’ succession to Chairman as contemplated in the merger agreement. To provide an appropriate balance between the heritage companies that merged to form Truist, our bylaws provide that at the time of such succession, a new independent Lead Director will be chosen by the Truist Board from among the heritage BB&T directors, without requiring (as our Corporate Governance Guidelines do) that the directors choosing the new Lead Director must be independent. During engagement calls in the fall of 2020, we specifically asked our shareholders their views on this provision of our bylaws. The shareholders we had discussions with viewed this provision as limited in scope and duration and one that did not outweigh the other strong corporate governance measures taken by the Company. Based on this feedback from shareholders, the Board determined that no changes were necessary to our bylaws with respect to this provision.

Following our engagement calls, and after reviewing feedback received from our Board of Directors, our shareholders, and peer practices, the Board of Directors approved changes to our Corporate Governance Guidelines, which place the following additional responsibilities on the role of our Lead Director:

•	Approve Board agendas and information sent to the Board in preparation for Board meetings

•	Authority to call and preside over meetings of the independent directors
•	Approve all Board and Committee meeting schedules

•	Preside over executive sessions of the non-management directors, which will occur at each regular Board meeting

Communications with the Board of Directors

Any shareholder or other interested party may contact the Board of Directors or any individual director(s) by written communication mailed to:

Board of Directors c/o Corporate Secretary Truist Financial Corporation 214 N. Tryon Street Charlotte, North Carolina 28202

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Any proper communication so received will be processed by the Corporate Secretary as agent for the Board or any individually named director. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board, the Corporate Secretary will prepare a summary of the communication for prompt delivery to the appropriate member(s) of the Board.

Truist’s Culture

Truist is very proud of the way our teammates have embraced our culture in meeting the challenges over this past year. It was important that a set of strong and consistent values continued at Truist following the merger between BB&T and SunTrust. In the constantly changing and unpredictable business, political and economic environment in which we operate, it is essential that our organization provide a clear set of fundamental principles guiding our actions that speak to our clients, teammates and other stakeholders. While change is a necessary part of our environment, our Purpose, Mission and Values reflect fundamental principles that remain steadfast.

Purpose

To inspire and build better lives and communities.

Our Board oversees Executive Leadership’s continual reinforcement of Truist’s culture, which occurs through regular video presentations, annual regional in-person visits and other internal communication channels. We also have an internal executive-level Ethics, Business Practices, and Conduct Committee, which provides oversight over Truist’s business practices to ensure alignment with our purpose and values through review of culture, conduct, sales practices, incentive / reward systems, and reputational exposures.

Corporate Social Responsibility

At Truist, we understand the importance to our shareholders of conducting our business in a manner that is sustainable, while promoting positive social impact and implementing transparent governance practices. Following our merger, particularly in light of the COVID-19 pandemic, it was important to us to begin building formal ESG programs for Truist and to demonstrate how Truist’s culture shapes our service to all of our stakeholders. We recognize the magnitude of corporate social responsibly (“CSR”) in today’s marketplace and want to ensure that we are doing our part as the sixth-largest commercial bank in America. We are building CSR and sustainability infrastructure and practices in support of positive societal impact, ESG factors, and transparency.

BOARD AND EXECUTIVE LEADERSHIP OVERSIGHT

We believe that our Board of Directors plays an important role in assessing our ESG practices at Truist and understanding the various risks and potential impact of ESG issues on our businesses. ESG practices at Truist are monitored by our Board of Directors, through its standing committees, and through committees at the Executive Leadership level. We also coordinate our efforts in these areas through our Corporate Social Responsibility Officer. Through our Board Committees, directors receive regular updates on the progress of our

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ESG initiatives. While our Nominating and Governance Committee reviews many of the issues covered within the scope of environmental, social, and governance matters, other Board Committees receive updates with respect to matters more directly related to the scope of the work of those particular committees. For instance, our Compensation and Human Capital Committee receives periodic updates on our diversity, equity, and inclusion initiatives, while our Risk Committee reviews cybersecurity risks and environmental risks to our businesses, including the potential risks associated with climate change. In addition, the Board of Directors and its Committees were engaged in numerous discussions focused on informing, and getting feedback from, Board members on Truist’s COVID-19 response and initiatives during 2020. The Board is also updated on key accomplishments and upcoming initiatives for directors’ review and feedback.

CURRENT PRACTICES AND KEY ACCOMPLISHMENTS

Community Impact

At Truist, we recognize the importance of contributing to the sustainability of our communities. We see these efforts as opportunities to help fulfill our corporate purpose: To inspire and build better lives and communities. We have launched a number of signature programs since the merger closed to assist communities across our footprint, including:

Community Benefits Plan: Our landmark plan is a three-year, $60 billion commitment to increasing financial resources for low- and moderate-income (LMI) communities across the regions Truist serves.

Truist Cares: Launched to support the needs of our communities, clients, and teammates during the COVID-19 pandemic, we committed $50 million to nonprofit organizations, including grant funding to local United Way organizations.

CornerSquare Community Capital: A $40 million donation from the Truist Charitable Fund and the Truist Foundation helped establish CornerSquare, a new national nonprofit supporting ethnically and racially diverse and women-owned small businesses.

The Truist Foundation: When BB&T and SunTrust merged to form Truist, the two heritage companies did so with a shared purpose—to inspire and build better lives and communities. By providing grants in support of non-profit organizations through the Truist Foundation, we are proud of the ways we have helped these organizations increase their impact. In 2020, the Foundation awarded 934 grants totaling $79.7 million, with 91% of the grants going to organizations serving low- to moderate- income families.

Lighthouse Project: This annual, enterprise-wide program integrates the talent and energy of teammates undertaking initiatives to support their communities. In 2020, Truist teammates completed over 1,700 community service projects and logged almost 35,000 hours volunteering with local nonprofit organizations. In total, our company’s efforts positively impacted approximately 1.7 million people.

Truist Leadership Institute: This one-of-a-kind learning experience empowers executives, educators, and students to become better leaders and individuals through unique programs and workshops. While the pandemic limited some activities in 2020, the Leadership Institute was able to leverage virtual opportunities and worked with nearly 9,000 executives, educators, and students in total during the year.

Truist Momentum: An industry-leading workplace financial wellness program with proven results benefiting both employees and employers, this program inspires, educates, and equips teammates to manage their money based on what’s most important to them.

WORD Force: Sponsored by Truist, this game-based program teaches foundational literacy skills to children in kindergarten through second grade.

Charity Miles: As part of our Truist Cares initiative, the Truist Charitable Fund donated $1 to both the NAACP Legal Defense and Educational Fund and Feeding America for every mile that teammates biked, walked, or ran, up to $1 million.

Diversity, Equity and Inclusion

One of the areas in which we have remained focused is in our commitment to diversity, equity, and inclusion (DEI) efforts. We want to create an environment where our teammates are empowered to learn, grow, and have meaningful careers – and we believe in the power of what we can achieve together. We accomplished the following actions during the year:

•	Created a new diversity recruiting team to pursue top diverse talent and designed programming that provided advancement opportunities through internal leadership training.

•	Established development and sponsorship programs focused on increasing the diversity of our senior leadership.

•	Launched the new Truist Diversity, Equity and Inclusion webpage on our corporate website (our website does not form a part of this proxy statement)

•	Empowered eight Business Resource Groups in each of our 24 markets to increase cultural awareness, deliver our purpose, and foster inclusivity.

•	Held numerous “Days of Understanding” sessions throughout the year to encourage bold and courageous conversations on topics like race and social justice.

•	Conducted training for teammates to recognize and change unconscious bias and also provided inclusion and diversity learning opportunities for all teammates.

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Our programs and diversity, equity and inclusion efforts have led to Truist’s recognition by the following organizations:

Forbes’ “America’s Best Employers for Women 2020”

Forbes’ “America’s Best Employers for Veterans 2020”

2020 United States Black Chambers, Inc. (USBC)

Corporation of the Year Award

Perfect score of 100 on the Human Rights Campaign (HRC)

Foundation’s 2020 Corporate Equality Index (CEI)

“2020 TOP Corporations of the Year” by the

Greater Women’s Business Council (GWBC)

2020 Top 50 “Best-of-the-Best Corporations for
Inclusion” by National LGBT Chamber of Commerce
(NGLCC) and their partners in the National Business
Inclusion Consortium (NBIC)

“Top 50 Employers” by CAREERS & the disABLED Magazine

Ethics at Truist

GENERAL

Ethics matter at Truist. We believe the ultimate success of Truist is directly related to the extent that each one of our teammates lives and works every day by adhering to our Truist Purpose, Mission and Values. We are keenly focused on always doing what is right in all interactions with our clients, teammates and stakeholders. We also value and respect the opinions and insights of teammates at all levels throughout the organization. Accordingly, we encourage teammates to raise concerns with their managers, as well as through Truist’s Anonymous Action Line and our Reporting Teammate Concerns intranet reporting system. Our Enterprise Ethics Officer provides reports to the Board of Directors, underscoring our commitment to sound ethical practices.

We maintain three separate Board-approved Codes of Ethics that apply to our teammates, senior financial officers and directors. These Codes govern our corporate conduct, and each Code is specifically tailored to recognize the importance of each of these groups in maintaining a strong culture based on our values and adherence to ethical business practices. Any waivers or substantive amendments of the Codes of Ethics applicable to our directors and certain of our executive officers will be disclosed on our website.

BUSINESS/SALES PRACTICES

Truist’s risk culture heavily influences the design and emphasis of our business/sales management programs. Our compensation and incentive programs are designed based on balanced performance, include appropriate controls and undergo independent risk assessments. Teammates complete annually required training and are held accountable for executing their daily responsibilities in accordance with Truist’s Codes of Ethics. Leaders are held accountable for setting the tone from the top and championing appropriate behaviors aligned with our Purpose, Mission and Values. In addition, our Enterprise Ethics Officer regularly monitors for and reports inappropriate behavior patterns to the Board of Directors.

Policy for Accounting and Legal Complaints

Our Chief Legal Officer, with oversight from the Audit Committee, administers a program that governs the reporting of:

•	complaints regarding accounting, internal accounting controls, or auditing matters, and

•	reports of material violations or breaches of:

○	federal or state securities laws,
○	fiduciary duties arising under federal or state laws, rules or regulations, or

○	suspected material violations of any other laws or regulations that govern the Company’s actions.

We engage an independent service provider to receive and track all such complaints. Any verified complaint is referred to our Chief Legal Officer, who is responsible for reviewing those complaints, and investigating or causing to be investigated all matters referred pursuant to this policy. Generally, if such a complaint is raised by an attorney in our legal department, then the complaint will be referred to our Chief Executive Officer. The Audit Committee periodically reviews, recommends changes to, and monitors compliance with this policy.

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Corporate Governance

Risk Oversight

Our Purpose, Mission and Values are the foundation for the enterprise risk management framework utilized at Truist and therefore serve as the basis on which our risk appetite and risk strategy are built. Our Risk Management Organization (RMO) provides independent oversight and challenge for risk-taking across the enterprise. In keeping with the belief that consistent values drive long-term behaviors, our RMO has established the following risk values which guide principles of teammates’ day-to-day activities:

•	Managing risk is the responsibility of every teammate.

•	Proactively identifying risk and managing the inherent risks of their business is the responsibility of our business units.

•	Managing risk with a balanced approach considering quality, profitability, and growth.
•	Measuring what is managed and managing what is measured.

•	Aligning risk management practices with defined risk programs and driving consistent execution.

•	Thoroughly analyzing risk quantitatively and qualitatively.

We place significant emphasis on risk management and maintain a separate Board-level Risk Committee, which oversees risk reporting to the Board of Directors and functions as a significant component of our enterprise risk management framework. Among its responsibilities, the Risk Committee monitors our risk profile, approves risk appetite statements, and provides input to management regarding our risk appetite and risk profile.

The RMO is led by the Chief Risk Officer (CRO) and is responsible for facilitating effective risk management oversight, measurement, monitoring and reporting. The CRO has direct access to our Board of Directors and Executive Leadership to communicate any risk issues (current or emerging) and the performance of risk management activities throughout the enterprise. The CRO also chairs the Enterprise Risk Committee (ERC), which provides oversight based on a fully integrated view of risks across our organization, including strategic, compliance, credit, liquidity, market, operational, technology and reputation risks.

As illustrated below, the enterprise risk management framework is supported by three lines of defense to manage risk. The following figure describes the roles of the three lines of defense:

Board of Directors and Executive Leadership	Provide oversight of the effectiveness of the enterprise risk management framework, the management of risk, and the approval of risk appetite

•

First Line of Defense: Consisting of the Business Units (“BU”) and Business Unit Risk Management (“BURM”) and operating at the point at which risks originate, the First Line of Defense has several key responsibilities related to identifying, assessing, controlling, monitoring, and reporting risk. As the centralized first line risk function for each Business Unit, the BURM has key responsibilities for identifying, assessing, controlling, monitoring, and reporting risks.

•

Second Line of Defense: The RMO provides independent oversight and challenge of risk-taking across the enterprise. The RMO aggregates, integrates, and correlates risk information into a holistic picture of the corporation’s risk profile. The RMO establishes policies and limits and reports sources and amounts of risk to Executive Leadership and the Board of Directors.

•

Third Line of Defense: Truist Audit Services (Truist’s internal audit function) evaluates the design and effectiveness of the risk management framework and its results. Results are reported to Executive Leadership and the Board of Directors according to the Audit Services Policy.

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Strategic Direction and Planning

One of the Board’s most important and vital functions is to provide oversight, guidance and direction with respect to Truist’s long-term strategy. Accordingly, management and the Board regularly discuss the Company’s strategy and progress towards achieving results against the related strategic objectives and initiatives. These interactions result in Board input that informs management’s updates to the strategic plan, which are presented to the Board for adoption on an annual basis. The Company’s strategic planning process includes an independent risk assessment to confirm that strategic activities are consistent with the Board-approved risk appetite. The Board’s interactions with management throughout the year include, but are not limited to, the formal review and adoption of the updated strategic plan and a mid-year performance update.

Information Security/Cybersecurity

We are committed to protecting client information, and our Board of Directors and Executive Leadership team devote a significant amount of time and attention to information security / cybersecurity risks. The Risk Committee is responsible for oversight of the Company’s risk management function, involving approving and reviewing the Company’s risk management framework and policies as well as overseeing management’s implementation of Truist’s risk management framework and significant risk policies. Members of the Risk Committee of the Board receive regular reports from our CRO and Chief Technology Risk Officer (CTRO) related to information technology and information security / cybersecurity risks to our Company. The Risk Committee may meet throughout the year with risk management advisors and discuss with Executive Leadership any recommendations received.

In connection with the merger, the Board created a Technology Committee to, among other matters, assist the Board and the Risk Committee in oversight of the Company’s technology risks. The Technology Committee receives reports from management, such as the Chief Information Officer, the CRO, the Chief Information Security Officer (CISO), the Chief Data Officer, and the CTRO regarding the Company’s practices, management, and functioning of technology operations and information security / cybersecurity risks, and reviews and discusses the Company’s technology policies, standards and controls. On at least a semi-annual basis, the Technology Committee reports to the Risk Committee the significant activities undertaken by the Technology Committee involving oversight of technology risks and related policies in support of the Risk Committee’s overall responsibility and oversight of the Company’s risk management framework. The CISO provides the Board with updates approximately six times each year on information security / cybersecurity risk, and the Board annually reviews and approves our Information Security Program and Information Security Policy.

The Technology Management Committee is an internal committee created to ensure that members of Executive Leadership overseeing multiple business units understand pertinent technology-related topics, including information security / cybersecurity and associated risks. The Technology Management Committee provides additional oversight of information security / cybersecurity strategy, including understanding and prioritizing information security / cybersecurity capabilities and associated risks.

Statement of Political Engagement

Our Executive Leadership team has direct responsibility for our political activities, while our Board of Directors periodically reviews the management of our overall political strategy, political contributions and lobbying expenses. Truist participates in policy debates on issues to support our interests and sponsors employee political action committees, or PACs, which allow teammates to voluntarily pool their financial resources to support federal and state candidates who support legislation important to us, and our shareholders, clients and communities. All PAC expenditures are a matter of public record and are available for review on the websites of the Federal Election Commission and various state election offices. Corporate funds are not used to make contributions to political candidates, political parties, or political committees organized for the advancement of a political candidate, including Super PACs.

In the wake of the attacks on the U.S. Capitol on January 6, 2021, Truist evaluated its political giving philosophy, including discussions with the Nominating and Governance Committee, and determined that it was in its best interests to remain engaged and has articulated its purpose-driven approach to political engagement as follows:

Truist has a clear purpose—to inspire and build better lives and communities—and we will endeavor to support candidates and initiatives that advance this purpose in ways that unify us.

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Proposal 2—Ratification of the Appointment of our Independent Registered Public Accounting Firm

RESPONSIBILITIES

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute on this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee has carefully considered the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit and report on the consolidated financial statements of Truist and the effectiveness of our internal control over financial reporting.

SHAREHOLDER RATIFICATION

Our shareholders are being asked to ratify the appointment of PwC for 2021 because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to questions posed by shareholders. If shareholders do not ratify the decision of the Audit Committee to reappoint PwC as our independent registered public accounting firm for 2021, the Audit Committee will reconsider its decision. However, in view of the difficulty and expense involved in changing auditors on short notice, should shareholders not ratify the selection of PwC, it is contemplated that the appointment of PwC will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will likely be considered a recommendation that the Audit Committee select another external auditor for the following year.

Fees to Independent Registered Public Accounting Firm

The following table shows the aggregate fees incurred by the Company for professional services by PwC for fiscal years 2020 and 2019:

	2020 ($)	2019 ($)
Audit Fees	20,925,000	19,514,000
Audit-Related Fees	4,385,000	3,354,000
Tax Fees	2,640,000	286,000
All Other Fees	20,000	17,000
Total	27,970,000	23,171,000

Audit Fees. This category includes fees billed or expected to be billed for professional services for the integrated audits of our consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting. This category also includes reviews of our quarterly reports on Form 10-Q, statutory audits or other financial statement audits of subsidiaries, and comfort letters and consents related to SEC registration statements.

Audit-Related Fees. This category includes fees billed for assurance and other services that are reasonably related to the performance of the audits of our consolidated financial statements and effectiveness of internal control over financial reporting that are not reported under the audit fees category above. These services consist of service organization control reports, other audit and attest services, services provided in connection with certain agreed upon procedures and other attestation reports, financial accounting, reporting and compliance matters, benefit plan audits, and risk and control reviews.

Tax Fees. This category includes fees billed for tax-related services, including tax compliance, tax planning, and tax advice. In connection with the merger with SunTrust, additional tax fees were incurred related to tax compliance services in 2020.

All Other Fees. This category includes fees billed for non-audit services and subscription-based services, including software licenses, benchmarking services, training, and other advisory services.

The Audit Committee considered the non-audit services performed by, and fees paid to, PwC in 2020 and determined that such services and fees are compatible with the independence of PwC.

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Proposal 2—Ratification of the Appointment of Our Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy

Under the terms of its charter, the Audit Committee must pre-approve all services (including the fees and terms of such services) to be performed for us by our independent registered public accounting firm, subject to de minimis exceptions for permitted non-audit services that are later approved by the Audit Committee prior to the completion of the audit and otherwise in accordance with the terms of applicable SEC rules. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, as long as the decisions of such subcommittee(s) to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In 2020, all of the services provided by our independent registered public accounting firm were reviewed and approved by the Audit Committee.

Audit Committee Report

The Audit Committee of the Board of Directors is currently composed of nine independent directors and operates under a charter adopted by the Audit Committee on October 27, 2020. The SEC and the NYSE have established standards relating to audit committee membership and functions. With regard to such membership standards, the Board has determined that Jennifer S. Banner, K. David Boyer, Jr., Dallas S. Clement, Patrick C. Graney III, Christine Sears, Bruce L. Tanner and Steven C. Voorhees meet the requirements of an “audit committee financial expert” as defined by the SEC.

The primary duties and responsibilities of the Audit Committee are to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company; (ii) compliance by the Company with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the Company’s internal controls and procedures; and (v) the performance of the Company’s internal audit function and the Company’s independent auditors.

While the Audit Committee has the duties and responsibilities set forth above and those set forth in its charter, our management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an integrated audit of our financial statements and of the effectiveness of our internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board and issuing a report thereon.

In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management, the independent registered public accounting firm and the internal auditor, and has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with the independent registered public accounting firm its views on fraud risks and how it demonstrates its independence.

The Audit Committee has received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to the Company. The Audit Committee also has considered whether the provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the Report of the Independent Registered Public Accounting Firm, the Audit Committee recommended on February 22, 2021 to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 24, 2021.

Submitted by the Audit Committee of the Truist Board of Directors as of February 22, 2021:

Dallas S. Clement, Chair	Easter A. Maynard
Jennifer S. Banner	Christine Sears
K. David Boyer	Bruce L. Tanner
Paul R. Garcia	Steven C. Voorhees
Patrick C. Graney III

[44]	| 2021 Proxy Statement

Proposal 3—Advisory Vote to Approve Truist’s Executive

Compensation Program

Proposal 3 asks shareholders to approve our executive compensation program. The Compensation and Human Capital Committee and the Board believe that our executive compensation program, as described in the Compensation Discussion and Analysis, reflects a pay-for-performance culture at Truist that is rooted in our values. The Compensation and Human Capital Committee and the Board believe that the executive compensation program is well designed and effective in aligning the interests of the executives with both the short-term and long-term interests of our shareholders, while minimizing incentives for unnecessary and excessive risk taking.

In making a decision on whether to approve our pay practices for our named executive officers, we ask that you consider the description of our executive compensation program provided in the following pages in the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narratives.

The Board strongly supports our executive pay practices and asks shareholders to support our executive compensation program through the following resolution:

“Resolved, that the shareholders approve the compensation paid to Truist’s named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures in the Company’s 2021 Proxy Statement.”

Your vote on this proposal, which is required by Section 14A of the Exchange Act, is “advisory” and will serve as a non-binding recommendation to the Board. The Compensation and Human Capital Committee will seriously consider the outcome of this vote when determining future executive compensation arrangements.

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Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) discusses how, for 2020, we compensated our named executive officers, which include the Chief Executive Officer, (“CEO”), and each of the other executive officers named in the 2020 Summary Compensation Table (the “Named Executive Officers” or “NEOs”).

Our CD&A is organized into the following categories:

SECTION	PAGE

Executive Compensation Summary: Provides a broad overview of our executive compensation program. Summarizes the objectives and key features of our executive compensation program, including the main components of our executive compensation program – Base Salary, Annual Incentive Performance awards, PSU awards, Long-Term Incentive awards and Restricted Stock Units.	46

Executive Compensation Philosophy and Program Elements: Summarizes the objectives and key features of our executive compensation program. This section also provides a review of our compensation philosophy, best practices and performance metrics.	51

Executive Compensation Program Pay Decisions: Provides detail on pay decisions made in 2020 related to each compensation component.	53

Executive Compensation Process—Decision Inputs and Roles: Describes the roles that the Compensation and Human Capital Committee, Executive Leadership and our compensation consultant play in determining executive compensation and the associated peer group used for comparative analysis.	60
Other Compensation and Benefits Policies and Practices: Sets forth policies that impact compensation decisions, such as our stock ownership guidelines, hedging and pledging restrictions, and employment agreements.	63

Section 1—Executive Compensation Summary

NAMED EXECUTIVE OFFICERS

Our Named Executive Officers (“NEOs”) include the Chief Executive Officer, the Chief Financial Officer and our next three most highly-compensated executive officers. Our NEOs for 2020 are identified in the table below.

Name	Title	Years of Service at TRUIST

Kelly S. King	Chairman and Chief Executive Officer	48

William H. Rogers, Jr.	President and Chief Operating Officer	40[1]

Christopher L. Henson	Senior Executive Vice President and Head of Banking and Insurance	36

Clarke R. Starnes III	Senior Executive Vice President and Chief Risk Officer	38
Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer	13

1 Reflects combined years of service at Truist and SunTrust, beginning July 1980.

BUSINESS HIGHLIGHTS

For Truist, 2020 was a year marked by several unique challenges. First, following the historic merger between BB&T and SunTrust in December 2019, our NEOs and Executive Leadership were focused on the enormous task of integrating our two heritage companies into Truist, which at the merger date was the sixth largest U.S. commercial bank. Notwithstanding the importance of bringing together these two institutions, the systemic problems caused by the COVID-19 pandemic beginning in early 2020, required attention from our NEOs and Executive Leadership throughout the year. In confronting these issues, our NEOs worked extensively together as a newly combined leadership team from both heritage companies to forge a common resolve in managing adversity, creating innovative solutions and maintaining our shared goals and vision of the merger while keeping with Truist’s Purpose, Mission and Values.

Executing Merger Integration

Last year was our first as a newly formed company and our Executive Leadership was focused on integrating our two heritage institutions, BB&T and SunTrust. In managing this integration, the Compensation and Human Capital Committee and our new Executive Leadership team sought to undertake a “best of both” approach, selecting the best systems and processes from each heritage organization, and bringing them together in the new Truist organization. In doing so, we believe that both our clients and shareholders will benefit.

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Compensation Discussion and Analysis

During 2020, our Executive Leadership team achieved the following accomplishments related to our 2020 merger integration:

•	Achieved annualized fourth quarter cost savings of $640 million, or 40% of the overall $1.6 billion target.

•	Purchased Truist Center, in Charlotte, North Carolina, our corporate headquarters building.

•	Introduced a new visual brand identity, which included launching Truist.com and the release of social media assets across all major social platforms.

•	Executed key integrations of Truist Securities, Mortgage, Wealth and Corporate Functions.
•	Achieved efficiencies and cost savings through completing retail branch consolidation, closures and divestitures.

•	Achieved 50% of 4.8 million net square feet reduction through consolidation of real estate.

•

Completed conversion of corporate headquarters, sports & entertainment properties, and the following brands: Truist Insurance Holdings, Truist Foundation, Truist Leadership Institute, Truist Securities and Truist Ventures.

•	Truist is ahead of its in-year 2020 and 3-year target for third party vendor savings.

While merger integration activities are still ongoing, we are proud of the accomplishments of our Executive Leadership team during this challenging period.

COVID-19 Response and Considerations for Executive Compensation

In addition to our significant merger integration goals, leadership also needed to take decisive action to respond to the pandemic. In March of 2020, our Executive Leadership team worked to identify and manage the unique risks presented to not only our Company, but our communities, clients and teammates as well. They identified ways in which Truist could help those in need in our communities and launched Truist Cares in March 2020. Truist Cares has donated $50 million to organizations dedicated to expanding, rebuilding, and creating thriving communities during the pandemic.

Executive Leadership also believes that teammate morale and commitment to our clients are critical to our Company’s Purpose, Mission and Values. Recognizing the disruption caused by the pandemic, our Executive Leadership enacted safety measures to help protect those teammates whose responsibilities required them to physically be in an office or branch location. At the same time, flexible work from home arrangements were implemented on a scale never attempted before at Truist.

For our clients, we implemented a number of initiatives to assist those in need, many of whom had businesses that were suffering economically, or lost their jobs due to the shutdowns caused by the pandemic.

While a more fulsome list of the initiatives implemented in response to the pandemic during 2020 is found on page 4 of this proxy statement, our Executive Leadership team continued to focus on building a strong culture and providing a positive response by Truist in serving our clients and communities.

Although the broad disruption caused by the COVID-19 pandemic impacted our merger integration process and required unprecedented response to address the impact on our teammates’ safety and our business, the Compensation and Human Capital Committee did not make changes to our annual or long-term incentive plans as a result of the pandemic. Throughout 2020, the Compensation and Human Capital Committee received updates from management on the Company’s performance and whether forecasts aligned with plan targets. During 2020, the Compensation and Human Capital Committee did consider making changes in certain targets due to the widespread economic downturn resulting from the pandemic. Ultimately, however, the Compensation and Human Capital Committee chose to retain the incentive targets at levels previously established, and adhere to the core plan design, which allowed for qualitative performance considerations in determining compensation. The Committee believed this approach retained the proper balance between short and long-term incentives for our NEOs.

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Compensation Discussion and Analysis

Truist Performance

*Please see Annex A for a reconciliation from GAAP amounts to adjusted amounts.

2020 Key Accomplishments

•

Despite the many challenges of 2020, we remained true to our Purpose, Mission, and Values and provided strong support for our communities, clients, and teammates, including the launch of Truist Cares, which provided a total of $50 million in philanthropic support to aid charities meeting basic needs, furnishing medical supplies and addressing financial hardships.

•	We announced brand conversions for several business units including Truist Insurance, Truist Securities, and Truist Leadership Institute; and launched Truist Foundation and Truist Ventures.

•	We achieved our targeted net cost savings for 2020.

•

In response to the pandemic, Truist enabled alternative work strategies by supplementing network capacity and securing additional IT equipment and infrastructure (allowing for a majority of our teammates to work remotely)

•	Truist was a top lender under the Payroll Protection Program, providing more than $12 billion in loans to small businesses.

•	We maintained consistent asset quality, liquidity and capital ratios in the face of difficult market conditions, and achieved our CET1 capital ratio target.

New Truist Executive Compensation Program for 2020

Following the closing of the merger, the Compensation and Human Capital Committee examined the executive compensation practices at both heritage companies and competitive market pay practices for the new leadership team, with a goal to create a best in class compensation program that supports the new Truist organization while staying true to our compensation philosophy and core values.

The Compensation and Human Capital Committee also consulted its independent advisor, Meridian Compensation Partners (“Meridian”), to assess the current market, including compensation programs at peer companies, and understand best practices within our industry.

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Compensation Discussion and Analysis

Following a comprehensive assessment of the heritage programs, market and best practice features, the Compensation and Human Capital Committee developed a compensation program that supported the following key goals:

•	Aligns the interests of our executives with those of our shareholders, both on a short- and long-term basis,

•	Motivates and sets rigorous goals that reward our executives to continue to strive for strong company performance,

•	Is competitive with market for the new organization,
•	Supports our new business strategy, culture and values,

•	Provides a balanced view of performance metrics with appropriate balance between short and long-term performance, absolute and relative performance, and

•	Reduces incentives for unnecessary or excessive risk-taking.

Highlights of the new compensation program implemented for 2020 are summarized below. Further details on 2020 results and pay decisions are provided in Section 3 below.

Base Salaries – Aligned with new organization roles and market pay

Base salaries provide the foundational component of executive pay and reflect each executive’s position and responsibilities as well as consideration of market pay practices. The merger of two significant organizations resulting in our organization doubling in size required realigning leadership roles, responsibilities and base salaries. Following a review of competitive market data provided by the independent consultant, the Committee approved base salaries for the new leadership team, including NEOs.

Annual Incentive Performance Award – Rewards annual performance goals tied to strategic plan

The Annual Incentive Performance award was developed to motivate and reward financial performance and strategic initiatives that define our success following the merger. The program includes a combination of absolute and relative financial performance as well as a qualitative assessment of performance on strategic priorities and other critical factors of our success, as evaluated by the Committee.

Absolute Earnings Per Share (EPS) and Relative Return on Average Assets (ROAA) were selected to measure growth, profitability and our return on investment. The Compensation and Human Capital Committee believes these metrics have a meaningful bearing on long-term increases in shareholder returns and are valuable barometers of our performance.

While the primary focus is on profitability and returns to our shareholders, the Compensation and Human Capital Committee also believes our annual incentive payouts should include a holistic review of our performance that includes results on our strategic priorities, including the merger integration, and an assessment of risk management and compliance.

Long-Term Incentive Program – Rewards future performance aligned with our shareholders

The long-term incentive program is intended to provide a significant portion of executive pay opportunity based on our future performance and value creation to our shareholders. Under this program, 65% of the long-term incentive opportunity is at risk based on our performance (40% as performance share units and 25% as a cash long-term incentive plan (“LTIP”)), and the remainder is provided through restricted stock units. The value of the cash LTIP and performance shares is based on three-year performance with respect to the following metrics:

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Compensation Discussion and Analysis

Once an absolute minimum level of ROATCE is achieved (≥7%), vesting of the performance share units and LTIP cash are based on our ROACE and ROATCE performance in comparison to our peers. These metrics were selected by the Committee to reward metrics viewed as important by our shareholders, and motivate strong profitability that ultimately drives favorable shareholder returns.

Sound Compensation and Governance Practices

The Compensation and Human Capital Committee believes the new Truist executive compensation program incorporates strong pay and governance practices that reinforce our principles, support sound risk management and align with our shareholders:

What We Do
✓	Pay for Performance: Approximately 91% of CEO, and approximately 86% of the other NEOs’ total target compensation for 2020 is based on Truist’s performance.

✓

Incorporate Multiple Performance Metrics: We consider multiple quantitative and qualitative factors in measuring performance of Truist and our NEOs (including EPS, ROAA, ROATCE, ROACE and strategic priorities), and we incorporate both absolute and relative performance goals into our incentive plans.

✓	Tie Long-Term Incentives to Performance: Two-thirds of our long-term incentives include robust performance criteria.

✓	Compensation Decisions Reflect Peer Group Pay Levels and Practices: In making compensation decisions, we review market data from our peers as well as other financial services firms.
✓

Seek Shareholder Feedback: We conduct an annual say-on-pay vote, have a formal shareholder engagement program, and over the past three years, approximately 94% of our shareholders approved the executive compensation for our NEOs.

✓	Require Stock Ownership: We maintain rigorous stock ownership requirements for our Executive Leadership and Directors.
✓	Maintain Strong Hedging Restrictions: Executive Leadership and Directors are prohibited from hedging or speculative trading in shares of Truist stock.

✓	Prohibit Pledging: Executive Leadership and Directors are prohibited from pledging shares of Truist stock.
✓	Utilize Tally Sheets and Risk Scorecards: Our Compensation and Human Capital Committee annually reviews tally sheets and a risk scorecard for our executives.

✓	Retain an Independent Compensation Consultant: We engage an independent compensation consultant who reports directly to the Compensation and Human Capital Committee.
✓	Provide a Broad-Based Pension Plan: We provide a broad-based pension plan for eligible teammates, and our NEOs participate in our pension plan on the same basis as other similarly situated teammates.

✓	Discourage Unnecessary Risk Taking: Our Compensation and Human Capital Committee can adjust payouts and/or require the forfeiture of unvested awards for negative risk outcomes.
✓

Maintain a Clawback Policy: Our incentive plan and award agreements contain broad language regarding clawbacks and make all awards under the 2012 Incentive Plan subject to recoupment, forfeiture or reduction to the extent determined by the Compensation and Human Capital Committee.

What We Don’t Do
✗	Don’t Reward Poor Performance: We don’t offer incentives that would provide payouts for negative earnings.

✗	No Stock Options: We don’t award stock options.
✗	Don’t Reprice Options: We don’t reprice outstanding stock options.

✗	Don’t Provide Excise Tax Gross-Ups: We don’t gross-up payments for excise taxes.
✗	Don’t Provide Excessive Perquisites: We don’t offer perquisites such as personal club memberships, corporate housing or automobile allowances.

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Compensation Discussion and Analysis

Section 2—Executive Compensation Philosophy and Program Elements

Compensation Philosophy

Our overall executive compensation program emphasizes long-term, performance-based compensation, centered on the following key tenets:

•	Compensation and reward systems are designed to reward performance, to support and drive our strategic objectives, and to produce positive business results over the longer term;

•	Total compensation is based on achievement of both short- and long-term performance goals and aligned with shareholder interests by providing a significant percentage of compensation in equity;

•	Our executive compensation program is designed to promote balance between absolute and relative performance metrics and discourage imprudent risk taking;

•	Total compensation opportunities are established relative to organizations with which we compete for both talent and shareholder investment and at levels that enable us to attract and retain executives who are critical to our long-term success;

•	Compensation opportunities are based on relative industry performance and are aligned with internal performance and Truist’s risk management;

•	Executive Leadership must meet significant stock ownership requirements to more closely align their interests with those of our shareholders; and

•	Compensation is compatible with effective controls and risk management and is supported by strong corporate governance.

Our 2020 compensation program was designed to align with our values and objectives. Specifically, the compensation program was designed to accomplish the following:

•	Ensure a strong alignment of the interests of shareholders, teammates and the Company;

•	Pay for performance, both short-term and long-term;

•	Reward and retain high-performing teammates;
•	Pay competitively across salary grades and geographies;

•	Apply compensation policy in an internally consistent manner; and

•	Provide compensation opportunities that are based on relative performance against peers, internal assessments and Truist’s risk management and corporate governance guidelines.

The Compensation and Human Capital Committee also considers the results of the shareholder advisory “say-on-pay” vote in its design and oversight of Truist’s executive compensation program. In 2020, approximately 94% of the Company’s shareholders approved the executive compensation program for our NEOs. The Compensation and Human Capital Committee considered these results in applying the same compensation principles and adhering to the core plan design, allowing for a balance between short and long-term incentives.

2020 Pay Program Mix

The significant majority of our executive pay program is performance-based. Approximately 91% of our CEO’s pay is based on performance and approximately 65% is based on long-term performance. The following charts illustrate target compensation established for 2020 for our CEO, and the average target compensation for Messrs. Rogers, Henson, Starnes and Bible. Such compensation consists of base salary, the Annual Incentive Performance Award, PSU, LTIP, and RSU awards granted in 2020. The charts also show the large percentage of our NEO compensation that is variable and performance-based.

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Compensation Discussion and Analysis

PERFORMANCE-BASED (AT RISK) COMPONENTS
Annual Incentive Performance Award Performance Metrics Absolute EPS (50%) Relative ROAA (30%) Qualitative Assessment (20%)	Long-Term Incentives Performance Metrics Threshold ROATCE Requirement Relative Return on Average Tangible Common Equity (50%) Relative Return on Average Common Equity (50%)

2020 Executive Compensation Program Elements

Our executive compensation program is heavily performance-based, with base salary representing the only fixed element. Below are the four primary components of our NEOs’ current compensation:

2020 Compensation Structure

	Base Salary	Annual Incentive Performance Award	PSU and LTIP Awards	RSU Awards

Purpose	Reflects scope of leadership responsibilities, years of experience, performance, skills, knowledge and market competitiveness	Cash incentive rewarding annual corporate performance	Long-term incentives designed to reward achievement of superior relative three-year ROATCE and ROACE, once an absolute threshold level of ROATCE is achieved	Rewards sustainable, long-term appreciation of Truist’s stock price and aligns NEO compensation with stock price appreciation

Performance Period	—	1 Year (January 1, 2020- December 31, 2020)	3 Years (January 1, 2020- December 31, 2022)	4 Years (January 1, 2020- December 31, 2023)

Key Features	Fixed cash compensation	Payments based on: • EPS (Weighted at 50%) • ROAA (weighted at 30%) • Qualitative Performance (weighted at 20%)

Payments based on:

•  ROACE and ROATCE performance relative to peer group

•  Truist must first meet or exceed an absolute performance goal of an average ROATCE of
≥ 7% for the performance period.

•  Unvested award subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

• Vest ratably over 4 years • Unvested award subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

Payout	—	0% to 200% of target	0% to 150% of target	—

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Compensation Discussion and Analysis

Section 3—Executive Compensation Program Pay Decisions

Base Salary

Program Summary:

The Compensation and Human Capital Committee believes the base salary for each of our NEOs should properly reflect the scope of their leadership responsibilities, experience, performance, skills and contributions. The Committee approved base salaries for 2020 taking into account base salaries for similar roles at peer institutions and reflecting the new and additional responsibilities for each of our NEOs as a result of the merger.

Pay Decisions:

Base salaries for 2020 for each of our NEOs were set at the levels in the table below following the merger:

Name	Base Salary
Kelly S. King	$1,200,000*
William H. Rogers, Jr.	$1,100,000*
Christopher L. Henson	$ 770,000*
Clarke R. Starnes III	$ 700,000*
Daryl N. Bible	$ 700,000*

* Effective January 1, 2020. The 2020 base salaries represent increases from 2019, in recognition of enhanced responsibilities for executives in the new post-merger organization, which is double the size of the heritage organizations.

Annual Incentive Performance Award and Payouts

Program Summary:

The Annual Incentive Performance Award was approved by the new (post-merger) Compensation and Human Capital Committee based on its review of market and best practice as well as comparison of the legacy programs at BB&T and SunTrust. The Annual Incentive Performance Award is a cash incentive that rewards pre-defined financial performance (measured by EPS and relative ROAA) as well as a holistic assessment of performance on strategic priorities. These are metrics that the Committee believes are appropriate measures of short-term performance. The AIP award is based on the following three components:

The financial performance goals are established annually by the Compensation and Human Capital Committee and include an Earnings Per Share (EPS) target goal based on our internal earnings plan and compares Return on Average Assets (ROAA) based on our performance relative to our peers. The Qualitative Scorecard component is based on the Compensation and Human Capital Committee’s assessment of the attainment of key strategic priorities based on criteria established by the Committee.

While payouts based upon the EPS component and the ROAA component are independent from one another, a payout under the qualitative performance component requires the Company to meet threshold performance on either the EPS component or the ROAA component. Payouts under each component of our Annual Incentive Performance Award can range from 0% to 200% of the target award opportunity and are linearly interpolated for achievement between threshold, target, and maximum goals.

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Compensation Discussion and Analysis

Our NEOs have a target award opportunity for the annual incentive, which represents the amount of award received if executives achieve all of the performance goals set by the Committee. These targets were developed based on competitive benchmarking of market practices. The table below summarizes the target award opportunities for 2020, as a percentage of base salary:

2020 Annual Incentive Performance Award Target

Name	Annual Incentive Performance Award Opportunity (as % of base salary)
Kelly S. King	285
William H. Rogers, Jr.	215
Christopher L. Henson	180
Clarke R. Starnes III	170
Daryl N. Bible	170

Pay Decisions:

After calculating the results for EPS, ROAA, and assessing the qualitative performance component, the earned incentive was 100% of target for each NEO. The Compensation and Human Capital Committee also considered whether adjustments were needed due to negative risk outcomes and determined, after its analysis, that no adjustments were necessary for 2020. In summary, the AIP award payments to our NEOs for 2020 were as follows:

Kelly S. King	William H. Rogers, Jr.	Christopher L. Henson	Clarke R. Starnes III	Daryl N. Bible
$3,420,000	$2,365,000	$1,386,000	$1,190,000	$1,190,000

Determination of EPS and ROAA Performance:

EPS (50% of Award Opportunity)

•	Target is set based on preset internal performance goals, with a maximum goal set at 5% above the target, and a minimum goal set at 10% below the target. Our EPS results were negatively impacted by the pandemic, and, as a result, we did not meet the threshold performance level and no payout was earned on this component.

Payout Target and % of Target Award Opportunity
Threshold	Target	Maximum	Actual*

$4.22	$4.45	$4.80	$3.80
25%	100%	200%	0%

ROAA (30% of Award Opportunity)

•	Target payout reflects Truist’s ROAA at median relative to our peer group. To achieve maximum payout, we have to achieve at least 90th percentile. No payout is earned on this component if our performance is below the 25th percentile. Our 2020 ROAA was highest among peers, which produced a maximum payout on this component.

Payout Target and % of Target Award Opportunity
Threshold	Target	Maximum	Actual*
25th Percentile	50th Percentile	90th Percentile	1.11% or 100th Percentile
50%	100%	200%	200%

* The EPS and ROAA performance presented include adjustments to Truist’s GAAP net income by the Compensation and Human Capital Committee. For additional detail regarding these adjustments, please refer to Annex A.

Qualitative Scorecard Component:

The qualitative component of the AIP is weighted 20% and reflects an array of pre-defined strategic priorities approved by the Compensation and Human Capital Committee early in 2020 at the same time as financial goals were established. Following the onset of the COVID-19 pandemic, the Committee also determined it would be appropriate to incorporate our pandemic response to the scorecard as an additional priority. Payouts under this component can only be made if at least one of the financial goals (EPS or ROAA) achieves threshold performance. Once that level of performance is achieved, payouts are based on the Committee’s assessment of management’s performance in achieving the pre-defined strategic priorities. Several strategic priorities and other factors used by the Committee to assess qualitative performance in 2020 are set forth in the table below. The table also describes certain of the significant results that informed the Committee’s payout decision. Note that the Committee did not assign particular weights to any single category.

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Compensation Discussion and Analysis

Based on its assessment of the significant results below, the Compensation and Human Capital Committee determined the qualitative component was earned at its maximum amount. In making its decision, the Committee recognized the strong achievement of our strategic priorities, including the merger integration, which was accomplished in the midst of the challenges presented by COVID-19. The Committee believes that the overall AIP payout at target for our executives and other plan participants, based on maximum payouts for our top-ranked ROA and strong results on the qualitative scorecard, appropriately reflects our results through an unprecedented year.

CATEGORIES	SIGNIFICANT RESULTS
MOE Integration • Expense Synergies • Branch Initiatives • Systems Conversions • Brand Development

•  Achieved annualized fourth quarter cost savings of $640 million, or 40% of the overall projected $1.6 billion target cost savings as a result of the merger.

•  Achieved 50% of the projected 4.8 million net square feet reduction through consolidation of real estate.

•  Executed key integrations of Truist Securities, Mortgage, Wealth and corporate functions.

•  Introduced new visual brand identity, which included launching Truist.com and the release of social media assets across all major social platforms.

•  Achieved efficiencies and cost savings through completing retail branch consolidation, closures, and divestitures.

Broader Financial Performance and Market Results • Revenue Enhancements

•  Acquired several insurance brokers with combined annualized revenue in excess of $110 million.

•  Average deposits increased $4.0 billion, or 2%, primarily due to pandemic-related client behavior and various stimulus programs.

•  Built and successfully launched new relationship management framework designed to increase referrals and support revenue enhancement, resulting in significant year-over-year improvement.

Technology • Technology Operations and Cyber Security, Digital Transformation, Commerce and Banking

•  Implemented multiple changes and enhancements in supporting technology and business needs, including vulnerability remediation, technology priority, and end-of-life upgrades, as well as new capability enhancements.

•  Information Security Assessment results indicated that Truist is advanced in the Threat Intelligence and Collaboration domain and intermediate for Cyber Incident Management and Resilience.

Risk and Compliance • Risk Management Framework • Risk Management Effectiveness • Enterprise Risk Culture

•  Established Truist’s Enterprise Risk Management Framework, including three lines of defense model across the enterprise.

•  Minimized credit losses, maintained asset quality and provided client relief by mobilizing the Wholesale and Consumer Asset Resolution credit risk management groups.

•  Partnered with Corporate Treasury and business lines to ensure swift and effective actions to address significant economic volatility and mitigate market and liquidity risks.

•  Fostered risk management rigor and discipline across Truist focused on risk awareness, ethical business practices, transparency and escalation.

COVID-19 Response • Response for Clients • Response for Teammates • Response for Communities • Board, Safety and Policy Support

•  Truist was one of the most active Paycheck Protection Program (PPP) lenders in the country, helping clients secure more than $12 billion in funding.

•  Provided over $100 million in COVID-19 support for teammates, through relief bonuses, childcare support, additional paid time off, creation of alternative work strategies and COVID-19 exposure protocols.

•  Provided payment relief assistance through more than 750,000 accommodations for consumer, commercial, and corporate clients (payment forbearance, deferrals, and extensions).

•  Developed special safety and communication protocols to help secure confidence of on-site teammates and keeping our Board apprised of ongoing safety efforts.

Diversity, Equity and Inclusion • Clients • Teammates • Communities

•  Expanded our dedicated Multicultural Banking Office serving over 300 identified branches and investing in more than 275 diverse community partners.

•  Implemented a diversity recruiting strategy to recruit top diverse talent and provide leadership training, internships and financial support to historically black colleges and universities (HBCU).

•  Pledged more than $20 million to HBCUs over 3 years to support students, and provided grants to combat racial injustice.

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Compensation Discussion and Analysis

Long-Term Incentives

Program Summary:

Our long-term incentive program provides compensation awarded under the Truist Financial Corporation 2012 Incentive Plan, as amended (the “2012 Incentive Plan”). Our NEOs have a target award opportunity (defined as % of base salary) which represents the amount of award received if we achieve the target performance goals set by the Compensation and Human Capital Committee. The table below summarizes the award opportunities under our long-term incentives for 2020 for the listed NEOs at target level of performance.

2020 Long-Term Target Award

Name	Long-Term Incentive Targets (% of base salary)
Kelly S. King	715
William H. Rogers, Jr.	550
Christopher L. Henson	435
Clarke R. Starnes III	375
Daryl N. Bible	375

For 2020, long-term incentive awards reflected a mix of cash and equity and included:

PSUs 40% of Long-Term Incentive	LTIP Awards 25% of Long-Term Incentive	RSUs 35% of Long-Term Incentives
65% of award based on 3-Year ROACE and ROATCE Performance Results		4-Year Pro Rata Vesting
All awards subject to reduction or forfeiture if operating loss or significant negative risk outcome.

PERFORMANCE SHARE UNITS AND LTIP AWARDS

Nearly two-thirds (65%) of our long-term incentives are performance-based, including our PSUs and LTIP awards. Awards provided as PSUs and under our LTIP program utilize the same metrics linking payouts to relative three-year ROACE and ROATCE performance. The Committee chose ROACE and ROATCE as the performance measures for the long-term incentive awards based on the belief that they provide a balanced view of returns generated for shareholders. ROATCE is an important focus of our investors and critical in our communication of our performance with shareholders. The inclusion of ROACE ensures that we also receive strong returns on the goodwill resulting from our merger.

The performance goals and payout range are established at the beginning of the cycle (i.e., early 2020 for the 2020-2022 performance period). LTIP awards have historically been paid in cash, but at the discretion of the Committee, may be paid in shares of Truist common stock, cash or both. Dividends are not paid on unvested PSUs or calculated into LTIP payments.

The Committee also monitors whether our executive compensation program is consistent with the safety and soundness of the Company and considers whether our executive compensation program encourages unnecessary or excessive risk taking. The Committee utilizes an executive risk scorecard through which compensation may be adjusted, if necessary, for risk balancing purposes. See our disclosure under “Executive Risk Scorecard/Risk Adjustments” within this Compensation Discussion and Analysis.

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Compensation Discussion and Analysis

Pay Decisions:

For 2020, the Compensation and Human Capital Committee granted PSUs and LTIP awards with the following features:

2020-2022 PSU and LTIP Awards (Granted in 2020 and Fully Vest/Payable in 2023)

Performance Period

Three years

Vesting Requirements and Forfeiture

Three-year cliff vesting through March 2023, with 100% of the award being subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a significant negative risk outcome occurs as determined by the Committee.

Performance Metrics

If the absolute performance goal of an average ROATCE of 7% for the performance period is achieved, the award payout for the performance period will then be evaluated against the peer group based upon (1) Truist ROATCE relative to the peer group ROATCE and (2) Truist ROACE relative to the peer group ROACE. Each metric will be scored independently, then weighted and added together. Payouts will be linearly interpolated for achievement between threshold, target, and maximum goals. Payout of these awards will be determined in early 2023, based on the payout percentages for ROACE and ROTCE indicated below.

Level	ROACE percentile performance relative to peer group	Payout percent of target (for each metric)
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	25%
Target	50th percentile	50%
Maximum	75th or greater	75%

Level	ROATCE percentile performance relative to peer group	Payout percent of target (for each metric)
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	25%
Target	50th percentile	50%
Maximum	75th or greater	75%

Dividend Treatment

Dividends are not paid on unvested PSU and LTIP Awards

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Compensation Discussion and Analysis

2018-2020 PSU and LTIP Awards (Vested/Paid in March 2021)

Vesting Requirements and Forfeiture

Three-year cliff vesting, with 100% of the award being subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a significant negative risk outcome occurs as determined by the Compensation and Human Capital Committee.

Performance Metric

Relative Return on Common Equity (“ROCE”) against our peer group over the three-year performance period. The award also requires our absolute average ROCE to meet or exceed 3% for the performance period. Payout amounts range from 0% to 125% of the target award opportunity, based on our relative ROCE performance, as shown in the following table. Payouts were linearly interpolated for achievement between the 25th and 62 1⁄2 percentiles.

Relative ROCE Performance	Below 25th Percentile	25th Percentile	50th Percentile	62 1⁄2 Percentile or Above
Payout as a % of Target	0%	50%	100%	125%

TSR Modifier

Payouts are subject to a potential modifier (up to a 20% increase or decrease) based on our Total Shareholder Return (“TSR”) relative to our peer group for the three-year performance period. TSR lower than 25th percentile results in a reduction of 20%; TSR higher than 75th percentile results in a 20% increase. The modifier is interpolated for results between the 25th and 75th percentiles, and the overall payout, including the impact of our ROCE and TSR performance, is capped at 125% of target.

Payout

Prior to the merger, the heritage BB&T Compensation Committee determined how the performance criteria should be addressed in light of the impact the merger would have on the comparability of our financial results to peers. For 2018, ROCE for both Truist (formerly BB&T) and its peers was calculated over a full-year period. For 2019, ROCE performance relative to our peers was annualized as of September 30, 2019, to reflect performance prior to the closing of the merger. Due to the timing of the merger, target level performance was assumed for 2020. The Committee determined that the relative TSR modifier would be based on the full 2018-2020 performance period. Based on this approach, payouts for the 2018-2020 PSU and LTIP awards were as follows:

Relative ROCE Performance and Percentile (2018-2019)	Payout as % of Target	Relative TSR Performance (2018-2020)	Adjustments for TSR Performance	Actual Payout Percentage
11.81% or the 54 1⁄2 percentile(1)	106.03(2)	94th percentile (triggers positive TSR adjustment)	20%	125%(3)

(1) Represents Truist’s 2018 and 2019 adjusted average ROCE of 11.81%. Results for the 2020 performance year were set at target due to the impact of the merger.

(2) Represents payout at the 54 1⁄2 percentile for two-year performance (i.e., score of 109.04) and a target payout for one-year (i.e., 100).

(3) Subject to cap of 125%, reduced from a calculated result of 127%.

The Committee determined that the performance criteria for these awards were met and the awards vested in March 2021. The Compensation and Human Capital Committee believes that with the significant proportion of the NEOs’ long-term incentive compensation currently consisting of equity, including the vesting of the PSUs from these awards, and in light of the substantial Truist common stock holdings of each of our NEOs, it was appropriate to pay the 2018-2020 LTIP awards in cash.

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Compensation Discussion and Analysis

RESTRICTED STOCK UNITS (RSUs)

RSUs complement other elements in our executive compensation program and are designed to reward sustainable, long-term appreciation of our stock price over the vesting period and focus on stock ownership and retention objectives.

Pay Decisions:

For 2020, the Compensation and Human Capital Committee granted RSUs with the following features:

2020 RSU Awards

Vesting Period

The RSUs vest ratably over 4 years.

Vesting Requirements and Forfeiture

The 2020 RSUs are subject to reduction or forfeiture if Truist has incurred an annual operating loss for the year or the Compensation and Human Capital Committee determines that there has been a significant negative risk outcome as a result of a corporate or individual action.

Dividend Treatment

Dividends are not paid on unvested RSUs.

Limited Perquisites

Our NEOs receive limited perquisites and other personal benefits that the Compensation and Human Capital Committee believes are reasonable and consistent with our overall executive compensation program. Such perquisites generally include, but are not limited to, residential security services, executive physical wellness examinations, occasional use of sports tickets, spousal participation in certain corporate events, and for our Chief Executive Officer and President and Chief Operating Officer, limited personal use of the company aircraft and driver. Our NEOs do not receive perquisites such as personal club memberships, corporate housing or automobile allowances.

Teammate Benefits

PENSION PLAN

•

We provide the Truist Financial Corporation Pension Plan, a tax-qualified defined benefit retirement plan for eligible teammates (the “Pension Plan”). We are among the few remaining companies that offer a traditional pension plan for our teammates. This is a benefit we believe provides a competitive advantage for attracting and retaining talent.

•

We also provide the Truist Financial Corporation Non-Qualified Defined Benefit Plan (the “Excess Plan”), to augment the benefits payable under the Pension Plan to the extent that such benefits are curtailed by application of certain tax limitations. The Compensation and Human Capital Committee believes that the benefits provided by the Excess Plan ensure that we will maximize the retention benefits of the Pension Plan.

•	The Pension Plan and the Excess Plan are broad-based benefits, and the NEOs participate in both plans on the same basis as other similarly situated teammates.

•

The Pension Plan and the Excess Plan provide retirement benefits based on length of service and cash compensation level prior to retirement with benefits generally increasing substantially as a participant approaches retirement.

•

We believe the retirement benefits provided by the Pension Plan are meaningful to all teammates, but especially to those who devote substantial service to Truist. Four of the five active NEOs have spent substantially all of their professional careers at Truist and have built up significant benefits under the Pension Plan. For example, Mr. King has 48 years of service at Truist.

Moreover, we view the Pension Plan and the Excess Plan as important retention tools for the NEOs and other highly compensated teammates. These retirement benefits could not easily be replicated upon the teammate’s departure from Truist prior to retirement. The Compensation and Human Capital Committee believes that while the overall retirement benefits provided to the NEOs are reasonable relative to those provided by its peer group, the Pension Plan and Excess Plan provide us with a competitive advantage in attracting and retaining talent in light of the high number of companies that have frozen or abandoned traditional pension plans in recent years.

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Compensation Discussion and Analysis

BENEFIT PLANS

During 2020, we maintained, throughout the COVID-19 pandemic, various teammate benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible teammates of Truist. These plans consist of the following:

•

the Truist Financial Corporation 401(k) Savings Plan, which in 2020 permitted teammates to contribute up to 50% of their cash compensation, on a tax-deferred, or after tax basis, within certain IRS compensation deferral amount limits applicable to tax-qualified retirement plans, with Truist matching deferrals up to 6% of their compensation;

•

the Truist Financial Corporation Non-Qualified Defined Contribution Plan, which is designed to augment the benefits under the Truist Financial Corporation 401(k) Savings Plan to the extent such benefits are curtailed by the application of certain limits imposed by the Internal Revenue Code (during 2020, eligible participants in the Non-Qualified Defined Contribution Plan were permitted to defer up to 50% of their cash compensation with certain participants eligible to receive a matching contribution of up to 6% of their compensation);

•	a medical plan that provides coverage for all eligible teammates;

•

disability insurance which, in the event of disability, pays a teammate 50% of his or her monthly compensation, subject to a cap of $35,000 per month; however, if the coverage percentage exceeds the monthly cap, we would provide supplemental payments to a member of Executive Leadership to bring the monthly payment up to the percentage coverage level; and

•	certain other teammate benefits (such as sick leave, vacation, dental and vision coverage, etc.).

The teammate benefits for the NEOs discussed in this subsection are determined by the same criteria applicable to all of our teammates. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with Truist. These benefits are part of the strong value proposition we offer our teammates in furtherance of our purpose, and help keep us competitive in attracting and retaining teammates. We believe that our teammate benefits are generally on par with benefits provided by our peer group and consistent with industry standards.

Section 4—Executive Compensation Process—Decision Inputs and Roles

Decision Making Calendar

2020 EXECUTIVE COMPENSATION PROCESS – COMPENSATION AND HUMAN CAPITAL COMMITTEE

First Quarter

•  Receive risk management update on risk appetite and events that could impact incentive compensation

•  Review executive risk scorecards for the prior year

•  Receive reports from the General Auditor regarding the risk management and internal control effectiveness

•  Approve financial results and adjustments for incentive plans

•  Determine payments/vesting for incentive plans with performance periods completed the prior year (Annual Incentive Performance Award, LTIP, PSUs and RSUs)

•  Approve peer group for the current year

•  Set financial targets and performance measures for the current year to determine Annual Incentive Performance Award, LTIP and Performance Share Units

•  Set compensation for current year – base salary, short term and long term incentive targets

•  Review tally sheets

Second Quarter	• Review projected financial results with proposed adjustments for incentive plans
Third Quarter

•  Conduct a mid-year review of current executive risk scorecards

•  Review projected financial results with proposed adjustments for incentive plans

•  Review of Executive Leadership compensation with the Compensation Committee’s independent compensation consultant, Meridian Compensation Partners

Fourth Quarter	• Review projected financial results with proposed adjustments for incentive plans • Conduct annual review of director compensation

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Compensation Discussion and Analysis

Peer Group and Competitive Analyses

The Committee uses a peer group to perform competitive assessments of executive compensation as well as to measure performance under our short- and long-term incentive plans. The Committee approves a group of publicly-traded banks or financial services holding companies each year to serve as the peer group. In evaluating our peer group for 2020, the Committee considered a number of factors, including establishing a group of appropriately sized peers to better align with our significant growth in asset size, market capitalization and regulatory complexity following the merger. The Committee acknowledged the challenges selecting peer companies as Truist is among the largest regional banks in the United States and there are only a few other regional banks meeting the criteria. After significant discussion, the Committee determined that the following companies would be used for competitive pay benchmarking and to determine the relative performance comparisons in our short- and long-term incentive awards. When this peer group was approved by the Committee in February 2020, Truist was positioned at the 64th percentile for assets and 59th percentile for market capitalization.

TRUIST 2020 PEER GROUP

❖ Bank of America	❖ M&T

❖ Citizens Financial	❖ PNC

❖ Fifth Third	❖ Regions

❖ JPMorgan Chase	❖ U.S. Bancorp
❖ KeyCorp	❖ Wells Fargo

The compensation structure for Executive Leadership, which includes the NEOs, emphasizes variable pay based on performance. We generally compare each element of compensation as well as total compensation relative to the peer group. In establishing target pay opportunities, the Compensation and Human Capital Committee reviews market data from our peers as well as other financial services firms. The Compensation and Human Capital Committee establishes pay levels for each executive that are appropriate based on market data as well as other critical factors including each executive’s specific role, performance, experience, expertise, internal pay comparisons and relative responsibilities of the Executive Leadership team.

In addition to the external peer group analysis, the Compensation and Human Capital Committee also reviews detailed tally sheets for each executive and compares the total compensation for each member of the Executive Leadership team relative to one another. This practice is consistent with our compensation philosophy of rewarding our teammates based upon their level of responsibility within the Company.

Regulatory Considerations in Setting Compensation

Banking regulators have provided input on and influenced the compensation practices and incentive compensation at the largest financial institutions in the United States, focusing on the risks intrinsic to the design and implementation of compensation plans as well as the reasonableness of each element of compensation. While we have focused our compensation philosophy on performance-based compensation, regulatory guidance has influenced past decisions with respect to our executive compensation programs. The Compensation and Human Capital Committee continues to assess our pay practices to balance risks with our commitment to link NEO pay to our performance while maintaining executive compensation programs that are market competitive and shareholder aligned.

Role of Compensation and Human Capital Committee

The Compensation and Human Capital Committee administers Truist’s compensation program for Executive Leadership, including each of the NEOs, in a manner consistent with our Purpose, Mission, and Values. The Compensation and Human Capital Committee’s authority and responsibilities are set forth in its charter and include but are not limited to:

•	reviewing and approving the compensation for the Chief Executive Officer, the remaining NEOs and other members of Executive Leadership;

•	selecting and approving the performance metrics and goals for the executive compensation program and evaluating performance at the end of each performance period;

•	approving award opportunities for our Annual Incentive Performance Award, PSUs, RSUs and LTIP awards;

•	reviewing the executive risk scorecard for Executive Leadership; and

•	conducting an annual review of director compensation.

In making compensation decisions, the Compensation and Human Capital Committee uses several resources and tools, including the services of the Compensation and Human Capital Committee’s independent compensation consultant, Meridian Compensation

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Compensation Discussion and Analysis

Partners, LLC (“Meridian”). The Compensation and Human Capital Committee also considers summary analyses of total compensation delineating each compensation element (“tally sheets”), an executive risk scorecard provided by our Chief Risk Officer, competitive benchmarking, a review of the Company’s internal control effectiveness, and other analyses.

Performance Adjustments

The Compensation and Human Capital Committee retains discretion to make adjustments to our performance, as well as the reported results from members of our peer group, for purposes of making performance-based compensation awards.

•

Throughout the year, the Compensation and Human Capital Committee reviews projected results and items for possible adjustment. At the beginning of each year, the Compensation and Human Capital Committee receives final performance information for the prior year, and historically has made adjustments to our reported results (e.g., net income) to ensure that the applicable compensatory plans fairly compensate participants for core Truist performance.

•	The Compensation and Human Capital Committee may also make adjustments to the reported performance of peer group members for awards that measure our performance relative to the peer group.

•	A reconciliation of adjustments that the Compensation and Human Capital Committee made for the purposes of certifying 2020 performance is included in Annex A to this proxy statement.

Unless otherwise indicated, discussions of 2020 performance for compensation purposes in this proxy statement include these adjustments made by the Compensation and Human Capital Committee.

Role of Management in Compensation Decisions

The Compensation and Human Capital Committee periodically receives reports from our General Auditor, the head of our internal audit function, regarding our internal controls. The purpose of these reports and review is to allow the Compensation and Human Capital Committee to evaluate our current risk environment and internal control positions relevant to incentive compensation, and to take these issues into consideration when determining incentive compensation.

The Chief Executive Officer is also involved in compensation determinations for members of Executive Leadership, other than himself, including compensation for each of the NEOs, and makes recommendations to the Compensation and Human Capital Committee on base salary and the other compensation elements. We believe that the Chief Executive Officer is in the best position to assess the performance of other members of Executive Leadership, and accordingly, he plays an important role in the compensation setting process. Ultimately, however, decisions about individual compensation elements and total compensation of all members of Executive Leadership are made by the Compensation and Human Capital Committee, based primarily on the executive’s performance and our overall performance, with consideration of the business environment in which the results were achieved. In addition, the compensation of the Chief Risk Officer is made in consultation with the Risk Committee.

Role of Compensation Consultant

The Compensation and Human Capital Committee engages an independent compensation consultant to provide market reference perspective and serve as an advisor. The independent compensation consultant serves at the request of, and reports directly to, the Compensation and Human Capital Committee. Further, the Compensation and Human Capital Committee has the sole authority to approve the independent compensation consultant’s fees and other retention terms, including the authority to limit the amount of fees the independent compensation consultant may earn from other services provided to Truist. The Compensation and Human Capital Committee has retained Meridian to act as the Compensation and Human Capital Committee’s independent compensation consultant. In this capacity, Meridian performed a review of our executive compensation programs, provided peer group analyses, and advised on regulatory developments, corporate governance and best practice trends.

The Compensation and Human Capital Committee determined that, based on its review, Meridian is independent and that its engagement did not present any conflicts of interest. In making this determination, the Compensation and Human Capital Committee noted that Meridian (a) provides no services to Truist other than compensation consulting, (b) has no personal or business relationships with members of our Board or executive officers, (c) does not directly own any shares of Truist stock, and (d) retains a written policy designed to avoid conflicts of interest that may arise. Meridian also determined that it was independent from our management and confirmed this in a written statement provided to the Chair of the Compensation and Human Capital Committee.

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Compensation Discussion and Analysis

During 2020, the compensation consultant provided the following services to the Compensation and Human Capital Committee:

•	reviewed our company’s total compensation philosophy for reasonableness and appropriateness;

•	reviewed overall compensation levels;

•	reviewed our total executive compensation program relative to peers and advised the Compensation and Human Capital Committee of plans or practices that may be changed to improve effectiveness;

•	provided market and peer data and recommendations on Executive Leadership compensation;

•	reviewed and advised the Compensation and Human Capital Committee on the composition of our peer group;

•	advised management and the Compensation and Human Capital Committee regarding the implications of the merger on compensation programs;

•	reviewed public disclosure on compensation, including the draft Compensation Discussion and Analysis and related tables and compensation disclosures for our proxy statement; and

•	advised the Compensation and Human Capital Committee regarding the compensation of outside directors.

In order for a compensation consultant to provide effective advice, the Compensation and Human Capital Committee expects them to interact with our management from time to time. These interactions generally involve, among other things:

•	obtaining compensation and benefits data, as well as other relevant information that is not available from public sources;

•	working with management to understand the scope of the various executive jobs in order to provide accurate benchmarking; and

•	conferring with management to ensure advice is grounded in our business strategy and circumstances.

This process enables the compensation consultant to identify any areas where further research or analysis may be necessary, while allowing it to discuss any changes to the executive compensation program or refine recommendations before finalizing its reports to the Compensation and Human Capital Committee.

EXECUTIVE RISK SCORECARD/RISK ADJUSTMENTS

We utilize an executive risk scorecard, which the Compensation and Human Capital Committee may use to adjust, if necessary, the short-term and long-term incentive compensation of each member of Executive Leadership (including the NEOs). The executive risk scorecard:

•	allows for evaluation of both corporate and individual results that can be compared to stated risk appetites in all risk categories;

•	presents the positive and negative risk outcomes that have influenced each risk category, if necessary, and includes recommended actions with respect to significant negative outcomes;

•	is used in conjunction with the recommendations of the Chief Risk Officer, the CEO and the Compensation and Human Capital Committee’s own insight and evaluation;

•	is included as part of our risk review process in which 100% of each Executive Leader’s short-term and long-term compensation for 2020 was subject to potential adjustment; and

•	is reviewed by the independent compensation consultant.

The Compensation and Human Capital Committee believes that the executive risk scorecard is an important element to ensure that incentive compensation at the Executive Leadership level is risk-balanced. The use of this risk scorecard has been discussed with our regulators as an additional way to conform to incentive compensation guidance and best practices.

Section 5—Other Compensation and Benefits Policies and Practices

In addition to the key components of our executive compensation program described above, other significant policies, plans and factors influence executive compensation, including the compensation of the NEOs. These policies and practices ensure strong governance of our executive compensation program and promote alignment of our executives’ interests with those of shareholders.

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Compensation Discussion and Analysis

Compensation Practices and Their Impact on Risk Management

We expect all members of our Executive Leadership team to exhibit the highest levels of ethics and demonstrate best practices to discourage unnecessary or excessive risk taking when conducting activities on behalf of Truist. The Compensation and Human Capital Committee annually considers whether our executive compensation program encourages unnecessary or excessive risk taking. In reviewing the program for risk, the goal of the Compensation and Human Capital Committee is to design an executive compensation program to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio of compensation to our NEOs that is expected to reward the creation of shareholder value over time.

When determining incentive compensation, and consistent with regulatory guidance, the Compensation and Human Capital Committee evaluates our current risk environment and internal control structure relevant to incentive compensation and reviews an executive risk scorecard and other reports. The Compensation and Human Capital Committee also receives reports from our General Auditor, the head of Truist’s internal audit function, regarding the effectiveness of our overall system of internal controls.

BALANCE BETWEEN SHORT- AND LONG-TERM COMPENSATION ELEMENTS

The Compensation and Human Capital Committee believes that having market-competitive fixed base salaries discourages inappropriate risk-taking. In addition, executives have a significant proportion of compensation provided in the form of equity awards, such as PSUs and RSUs that have performance and vesting features that extend over several years. Additionally, LTIP awards are based on our performance over a three-year period, encouraging our NEOs to focus on long-term performance, rather than just annual results, and further reducing risk-taking that is likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

USE OF PERFORMANCE MEASURES THAT ADJUST FOR RISK

To help encourage prudent risk management, the Compensation and Human Capital Committee considers the risk profile of the primary compensation elements. Under our incentive programs, we use performance metrics that closely correlate to shareholder return. Similarly, our incentive programs include measures that adjust for risk, including the use of the executive risk scorecard.

CLAWBACK AND FORFEITURE PROVISIONS

Our clawback and forfeiture provisions also discourage imprudent risk-taking. Our 2012 Incentive Plan, which is the plan pursuant to which we make all of our Annual Incentive, PSU, LTIP and RSU awards, and related award agreements contain broad language regarding clawbacks and make all awards under the 2012 Incentive Plan subject to recoupment, forfeiture or reduction to the extent determined by the Compensation and Human Capital Committee. Our Board believes that the current structure of Truist’s incentive compensation recoupment practices is appropriate, effective, provides a balanced approach to risk management, and properly aligns the interests of our Executive Leadership and shareholders.

STOCK OWNERSHIP REQUIREMENTS

The Compensation and Human Capital Committee believes that members of Executive Leadership, including the NEOs, should accumulate meaningful equity stakes in Truist over time to further align their economic interests with the interests of shareholders, thereby promoting our objective of increasing shareholder value. We have robust stock ownership requirements to ensure that our executives have significant value tied to long-term stock price performance which discourages a focus on short-term results and imprudent risk-taking.

In accordance with our Corporate Governance Guidelines, our CEO is required to own Truist stock having a value equal to at least 6x his base salary, while all other members of Executive Leadership are required to own Truist stock having a value of at least 3x their base salary. The Corporate Governance Guidelines require the minimum level of ownership to be met by the later of (i) five years after initially joining Executive Leadership, or (ii) such period of time as it takes to reach the ownership requirement by continuously holding the shares or RSUs granted by Truist pursuant to its equity compensation arrangements. Each member of Executive Leadership currently meets these requirements as applicable to him or her (whether by owning the required amount of shares or still being within the grace period to achieve such ownership level).

RESPONSIBLE EQUITY GRANT PRACTICES

Generally, the timing of our regular annual equity awards is determined months in advance of the actual grants in order to coincide with the regular February meetings of the Board and the Compensation and Human Capital Committee. The grant date is established when the grants and all key terms are approved by the Board or the Compensation and Human Capital Committee, as the case may be. For the 2020 PSU and RSU awards, the Compensation and Human Capital Committee used the closing price of our common stock on the grant date to determine the number of PSU and RSU awards. In addition, the 2012 Incentive Plan includes prohibitions on the repricing of stock options without shareholder approval. We are required to recognize the expense of all share-based awards (such as PSUs and RSUs) in our income statement over the award’s minimum required service period.

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Compensation Discussion and Analysis

Pledging/Hedging of Shares

Our Code of Ethics for Teammates prohibits all teammates from speculative trading in Truist securities (including prohibitions on short-selling and trading put options). Our Securities Trades by Company Personnel Policy prohibits Section 16 reporting persons, which include directors and members of Executive Leadership, from engaging in hedging transactions (including short sales, trading in puts, calls, and other options or derivatives). Teammates who are not Section 16 reporting persons are prohibited from engaging in hedging transactions, other than transactions that hedge against an existing long position in Truist securities if the shares underlying the position are readily available for sale or delivery and the exercise or strike price of the hedge is above the then-current market price of the shares.

Our Corporate Governance Guidelines prohibit the pledging of Truist shares by directors and members of Executive Leadership. Currently, none of our directors or Executive Leadership members hold Truist shares that are subject to pledges or hedges.

Tax Considerations

Prior to the implementation of the Tax Cuts and Jobs Act of 2017 (“Tax Cuts Act”), our compensation philosophy and policies were intended to comply with Section 162(m) of the Internal Revenue Code to the extent the Compensation and Human Capital Committee determined appropriate. Section 162(m) generally disallowed a federal income tax deduction for compensation over $1 million paid for any fiscal year to the Chief Executive Officer and specified other executive officers, subject to certain exceptions such as for “performance-based” compensation. As a result of the Tax Cuts Act, the Company may no longer take an annual deduction for any compensation paid to any of its covered employees in excess of $1 million per executive officer. Due to the continued importance and benefit to the Company and our shareholders of awarding compensation that is structured to properly incentivize our executive officers, the Compensation and Human Capital Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.

Compensation and Human Capital Committee Report on Executive Compensation

The Compensation and Human Capital Committee is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent based on the categorical standards for independence adopted by the Board, which include the applicable NYSE independence standards. The Compensation and Human Capital Committee is responsible for oversight and review of our compensation and benefit plans, including administering our executive incentive plans, determining the compensation for the Chief Executive Officer and reviewing and approving the compensation for the other members of Executive Leadership.

The Compensation Discussion and Analysis section of this proxy statement is management’s report on Truist’s executive compensation program and, among other things, explains the material elements of the compensation paid to the Chief Executive Officer and the other NEOs. The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended on February 22, 2021 to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by the Compensation and Human Capital Committee of the Board of Directors as of February 22, 2021:

Jennifer S. Banner, Chair	Easter A. Maynard
Anna R. Cablik	Frank P. Scruggs, Jr.
Paul D. Donahue	Steven C. Voorhees
Patrick C. Graney III

Compensation and Human Capital Committee Interlocks and Insider Participation

The directors who constituted the Compensation and Human Capital Committee during some or all of 2020 were Jennifer S. Banner, Anna R. Cablik, Dallas S. Clement, Paul D. Donahue, Patrick C. Graney III, Easter A. Maynard, Frank P. Scruggs, Jr., and Steven C. Voorhees.    None of the individuals who served as a member of the Compensation and Human Capital Committee during 2020 was at any time an officer or an employee of Truist or any of its subsidiaries or had any relationship with us requiring disclosure under SEC regulations.

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Compensation of Executive Officers

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kelly S. King	2020	1,200,000	5,745,367	—	5,496,089	1,983,318	399,132	14,823,906
Chairman and Chief	2019	1,121,625	3,400,092	—	4,781,982	1,810,412	376,998	11,491,109
Executive Officer	2018	1,091,125	3,067,442	—	4,060,475	—	365,634	8,584,676
William H. Rogers, Jr. (1)	2020	1,100,000	4,050,412	—	2,365,000	914,528	319,391	8,749,331
President and	2019	77,967	—	—	2,392,877	707,859	10,708	3,189,411
Chief Operating Officer	2018	—	—	—	—	—	—	—
Christopher L. Henson	2020	770,000	2,244,898	—	2,394,931	3,401,970	191,007	9,002,806
Senior Executive Vice	2019	741,000	1,663,826	—	2,393,302	3,324,772	186,965	8,309,865
President and	2018	710,500	1,467,414	—	1,724,679	—	163,161	4,065,754
Head of Banking and Insurance
Clarke R. Starnes III	2020	700,000	1,759,980	—	1,985,836	2,494,003	152,697	7,092,516
Senior Executive Vice	2019	630,450	1,215,100	—	1,709,134	2,203,651	293,880	6,052,215
President and Chief Risk Officer	2018	598,850	1,122,306	—	1,293,321	—	126,475	3,140,952
Daryl N. Bible	2020	700,000	1,759,980	—	1,985,836	1,274,199	148,069	5,868,084
Senior Executive Vice	2019	630,450	1,215,100	—	1,709,134	1,046,588	344,983	4,946,255
President and Chief Financial Officer	2018	598,850	1,122,306	—	1,293,321	67,350	126,475	3,208,302

(1)

Mr. Rogers is the former Chairman and CEO of SunTrust and joined Truist on December 6, 2019, in connection with the merger of BB&T and SunTrust. His compensation is shown for 2020 and 2019 only, since he was not a named executive officer of Truist in 2018.

(2)

Salary as a percentage of total annual compensation, as disclosed in this Summary Compensation Table, for each of the NEOs in 2020 was as follows: Mr. King (8.1%), Mr. Rogers (12.6%), Mr. Henson (8.6%), Mr. Starnes (9.9%) and Mr. Bible (11.9%).

(3)

The amounts in the “Stock Awards” column reflect the grant date fair value of the PSUs and RSUs awarded during the year shown. For 2020, PSUs were valued using the grant price of $53.77 less the present value of projected future dividends of $6.32, or $47.45, consistent with the approach for ASC 718 expensing. For 2020, RSUs were valued using the grant price of $53.77 less the present value of projected future dividends of $5.27, or $48.50, consistent with the approach for ASC 718 expensing. At the maximum level of performance, the value of PSUs awarded in 2020 would be: $4,542,863 for Mr. King; $3,203,302 for Mr. Rogers, $1,773,444 for Mr. Henson; $1,389,811 for Mr. Starnes; and $1,389,811 for Mr. Bible. As discussed in the Compensation Discussion and Analysis, the outstanding PSUs and RSUs remain subject to vesting criteria and accordingly, the NEO may never receive any value from such award.

(4)

Contains Annual Incentive Performance award and LTIP payments, as indicated in the below table. Payments under each award occur when specific performance measures are achieved, as described in the Compensation Discussion and Analysis section above, rather than upon the date of grant.

Name	2020 Annual Incentive Performance Award ($)	2018-2020 LTIP ($)
Kelly S. King	3,420,000	2,076,089
William H. Rogers, Jr.	2,365,000	—
Christopher L. Henson	1,386,000	1,008,931
Clarke R. Starnes III	1,190,000	795,836
Daryl N. Bible	1,190,000	795,836

(5)

The amounts listed are attributable to changes in the present value of the benefits under the Truist Financial Corporation Pension Plan and the Truist Financial Corporation Non-Qualified Defined Benefit Plan, as applicable, for each of the NEOs. The benefits the NEOs receive are calculated in the same manner as all plan participants. Additionally, Mr. King would receive his retirement benefits immediately upon retirement. Consistent with all plan participants, the calculations for these benefits generally reference the highest levels of compensation over a five-year consecutive period in the ten-year period before retirement.

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(6)	The detail relating to “All Other Compensation” for 2020 is as follows:

Name	401(k) Matching Contribution($)	NQDC Matching Contribution($)	Perquisites ($)*
Kelly S. King	17,100	341,957	40,075
William H. Rogers, Jr.	17,100	209,573	92,718
Christopher L. Henson	17,100	172,698	—
Clarke R. Starnes III	17,100	127,448	—
Daryl N. Bible	17,100	127,448	—

*

Pursuant to SEC rules, we have not reported perquisites to those NEOs where the value of the perquisites, in aggregate, is less than $10,000. Mr. King’s perquisites for 2020 consisted of: (a) a cash benefit adjustment pursuant to an election to opt out of Truist’s group term life insurance coverage; (b) the maintenance of a residential security system; and (c) limited use of the corporate airplane and driver for personal travel. Mr. Rogers’ perquisites for 2020 consisted of: (a) the maintenance of a residential security system; and (b) limited use of the corporate airplane and driver for personal travel.

2020 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)(5)(6)(7)			Grant Date Fair Value of Stock Awards ($)(8)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kelly S. King
Performance Share Units	2/24/2020	—	—	—	15,956	63,827	95,740	3,028,591
Restricted Stock Units	2/24/2020	—	—	—	—	56,016	—	2,716,776
Annual Incentive Performance Award	2/24/2020	427,500	3,420,000	6,840,000	—	—	—	—
2020-2022 LTIP(1)	2/24/2020	534,000	2,136,000	3,204,000	—	—	—	—
William H. Rogers Jr.
Performance Share Units	2/24/2020	—	—	—	11,251	45,006	67,509	2,135,535
Restricted Stock Units	2/24/2020	—	—	—	—	39,482	—	1,914,877
Annual Incentive Performance Award	2/24/2020	295,625	2,365,000	4,730,000	—	—	—	—
2020-2022 LTIP(1)	2/24/2020	376,750	1,507,000	2,260,500	—	—	—	—
Christopher L. Henson
Performance Share Units	2/24/2020	—	—	—	6,229	24,917	37,375	1,182,312
Restricted Stock Units	2/24/2020	—	—	—	—	21,909	—	1,062,587
Annual Incentive Performance Award	2/24/2020	173,250	1,386,000	2,772,000	—	—	—	—
2020-2022 LTIP(1)	2/24/2020	207,900	831,600	1,247,400	—	—	—	—
Clarke R. Starnes III
Performance Share Units	2/24/2020	—	—	—	4,881	19,527	29,290	926,556
Restricted Stock Units	2/24/2020	—	—	—	—	17,184	—	833,424
Annual Incentive Performance Award	2/24/2020	148,750	1,190,000	2,380,000	—	—	—	—
2020-2022 LTIP(1)	2/24/2020	162,750	651,000	976,500	—	—	—	—
Daryl N. Bible
Performance Share Units	2/24/2020	—	—	—	4,881	19,527	29,290	926,556
Restricted Stock Units	2/24/2020	—	—	—	—	17,184	—	833,424
Annual Incentive Performance Award	2/24/2020	148,750	1,190,000	2,380,000	—	—	—	—
2020-2022 LTIP(1)	2/24/2020	162,750	651,000	976,500	—	—	—	—

(1)

LTIP awards may be paid in the form of cash or stock at the discretion of the Compensation and Human Capital Committee. However, since 1996 awards have been paid only in cash. For that reason, LTIP awards are disclosed under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of this table. When the threshold, target and maximum payments were established in 2020 for the LTIP, such payments were based on each executive’s base salary for 2020 with assumptions made for increases in base salary for subsequent years in the performance cycle. Actual payments will be based on the actual average salary over the three-year performance cycle and are determined based on satisfaction of certain performance metrics discussed in the section entitled, “Long-Term Incentives,” within our Compensation Discussion and Analysis.

(2)

For a discussion of the terms of the PSUs, RSUs, Annual Incentive Performance Award, and LTIP awards, see “Compensation Discussion and Analysis—Section 3—Our Executive Compensation Program Pay Decisions.”

(3)	For the Annual Incentive Performance Award, the threshold payment is 12.5% of the target amount. For the LTIP, the threshold payment is 25% of the target amount.
(4)	For the Annual Incentive Performance Award, the maximum payment is 200% of the target amount. For the LTIP, the maximum payment is 150% of the target amount.
(5)

If the performance and vesting criteria for PSUs and RSUs are not met, awards are subject to reduction, forfeiture, or nonpayment. The ultimate number of PSUs that will vest will be determined by Truist’s performance over the three-year performance period.

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(6)	For PSUs the threshold payment is 25% of the target amount.
(7)	For PSUs, the maximum payment is 150% of the target amount.
(8)	This column reflects the grant date fair value, computed in accordance with SEC rules, of PSUs and RSUs granted in 2020. Please refer to Note (3) in the Summary Compensation Table for additional detail on the grant date fair value of awards.

2020 Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#) (i)	Equity Incentive Plan Awards: market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
Kelly S. King	71,611	—	—	37.55	2/25/2024	—	—	—	—
	120,714	—	—	38.22	2/24/2025	—	—	—	—
	155,555	—	—	32.10	2/23/2026	—	—	—	—
								218,544	10,474,814
William H. Rogers, Jr.	176,379	—	—	16.74	2/14/2022	—	—	—	—
	142,606	—	—	21.17	2/26/2023	—	—	—	—
						—	—	—	—
								290,663	13,931,497
Christopher L. Henson	29,763	—	—	37.55	2/25/2024	—	—	—	—
	49,375	—	—	38.22	2/24/2025	—	—	—	—
	42,205	—	—	32.10	2/23/2026	—	—	—	—
								94,695	4,538,731
Clarke R. Starnes III	37,565	—	—	38.22	2/24/2025	—	—	—	—
	48,175	—	—	32.10	2/23/2026	—	—	—	—
								72,318	3,466,202
Daryl N. Bible	22,629	—	—	37.55	2/25/2024	—	—	—	—
	37,565	—	—	38.22	2/24/2025	—	—	—	—
	48,175	—	—	32.10	2/23/2026	—	—	—	—
								72,318	3,466,202

(1)	Column (i) Unearned and Unvested Restricted Stock Units and Performance Share Units:

Unearned and Unvested Restricted Stock Units at Year-End

Grant Date	Vesting Date (Subject to performance)	Mr. King	Mr. Rogers	Mr. Henson	Mr. Starnes	Mr. Bible
2/13/2018	2/13/2021	—	112,527	—	—	—
2/20/2018	3/15/2021	9,793	—	4,684	3,583	3,583
2/8/2019	2/8/2021	—	46,825	—	—	—
	2/8/2022	—	46,823	—	—	—
2/26/2019	3/15/2021	11,907	—	5,827	4,255	4,255
	3/15/2022	11,906	—	5,826	4,256	4,256
2/24/2020	3/15/2021	14,004	9,870	5,477	4,296	4,296
	3/15/2022	14,004	9,871	5,477	4,296	4,296
	3/15/2023	14,004	9,870	5,477	4,296	4,296
	3/15/2024	14,004	9,871	5,478	4,296	4,296

Included in this column are RSUs granted from 2018 through 2020 that are unearned and outstanding at year-end. With the exception of grants to Mr. Rogers, if the performance criteria are not met, up to 100% of the unvested portion of the RSUs is subject to forfeiture. For the 2020 fiscal year, the Compensation and Human Capital Committee determined that the performance criteria had been met. The grants to Mr. Rogers for years prior to 2020, which were made to him by SunTrust prior to the merger, vest based on his continuous service with Truist through the applicable vesting date.

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Unearned and Unvested Performance Share Units at Year-End

Grant Date	Performance Period	Mr. King	Mr. Rogers	Mr. Henson	Mr. Starnes	Mr. Bible
2/20/2018	2018-2020	29,376	—	14,053	10,748	10,748

2/26/2019	2019-2021	35,719	—	17,479	12,765	12,765
2/24/2020	2020-2022	63,827	45,006	24,917	19,527	19,527

Also included in this column are the target number of PSUs granted from 2018 through 2020 that are unearned and outstanding at year-end. If the performance criteria are not met, up to 100% of the PSUs is subject to forfeiture. For the PSUs granted in 2018, the Compensation and Human Capital Committee determined that the performance criteria had been met.

Option Exercises and Stock Vested in 2020(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Kelly S. King	—	—	71,310	2,412,417

William H. Rogers, Jr.	23,061	1,547,914	176,516	9,657,267

Christopher L. Henson	—	—	34,246	1,158,542

Clarke R. Starnes III	—	—	25,990	879,242
Daryl N. Bible	—	—	25,990	879,242

(1)	This table presents gross share amounts, without accounting for cashless exercises or shares withheld upon vesting for payment of taxes.

(2)	Based on the $54.27 closing price of Truist’s common stock on February 7, 2020, $54.82 on February 13, 2020, $54.94 on February 14, 2020 and $33.83 on March 13, 2020, the dates of vesting.

2020 Pension Benefits(1)

Name	Plan Name(2)	Number of Years Credited Service(3) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Kelly S. King	Q	35	3,596,258	—

	NQ	35	32,789,665	—

William H. Rogers, Jr.	Q (Pension)	1	1,475,613	—

	NQ	1	739,136	—

	NQ (ERISA Excess)	31	1,181,952	—

	NQ (SERP)	31	6,267,407	—

Christopher L. Henson	Q	35	3,259,952	—

	NQ	35	16,006,028	—

Clarke R. Starnes III	Q	35	3,240,168	—

	NQ	35	12,032,632	—

Daryl N. Bible	Q	13	2,973,238	—
	NQ	13	2,534,471	—

(1)	The 2020 Pension Benefits table shows the estimated present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, determined using the measurement date, interest rate and mortality rate assumptions consistent with those used in Truist’s financial statements. For these purposes, the credited years of service and present value of accumulated benefits were measured as of December 31, 2020.

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(2)	Q = Truist Financial Corporation Pension Plan.
NQ = Truist Financial Corporation Non-Qualified Defined Benefit Plan.
NQ (ERISA Excess) = SunTrust ERISA Excess Plan.
NQ (SERP) = SunTrust Banks, Inc. Tier 2 SERP.

(3)	Each plan limits the years of credited service to a maximum of 35 years.

Narrative to 2020 Pension Benefits Table

We maintain the Truist Financial Corporation Pension Plan (the “Pension Plan”) and the Truist Financial Corporation Non-Qualified Defined Benefit Plan (the “Non-Qualified Defined Benefit Plan”). For a discussion of the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit under each of these plans, as set forth in the table above, please refer to Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included with the Annual Report on Form 10-K for the year ended December 31, 2020, and filed with the SEC on February 24, 2021. A discussion of each of these plans is set forth below. Mr. Rogers participated in several plans acquired from SunTrust. Those plans have provisions which differ from the Truist plans discussed below. The Company merged the SunTrust qualified plan into the Truist qualified plan in 2020. Mr. Rogers continues to participate in the SunTrust ERISA Excess Plan and the SunTrust Banks, Inc. Tier 2 SERP although any future benefit accruals will come only from the Truist qualified and nonqualified plans.

Tax-Qualified Defined Benefit Plan. The Pension Plan is a tax-qualified defined benefit pension plan for eligible teammates. Most teammates of Truist and its subsidiaries who have attained age 21 are eligible to participate in the Pension Plan after completing one year of service. Our contributions to the Pension Plan are computed on an actuarial basis. No participant contributions are permitted. A participant’s annual normal retirement benefit under the Pension Plan at age 65 is an amount equal to 1.0% of the participant’s final average compensation plus 0.5% of the participant’s final average compensation in excess of Social Security covered compensation, multiplied by the number of years of creditable service completed up to a maximum of 35 years. A participant’s final average compensation is his or her average annual cash compensation, including salary, wages, overtime, bonuses and incentive compensation, for the five consecutive years in the last ten years in which he or she receives compensation that produces the highest average.

Non-Qualified Defined Benefit Plan. The Non-Qualified Defined Benefit Plan is an excess benefit plan designed to provide supplemental pension benefits for certain highly compensated teammates, including the NEOs, to the extent that their benefits under the Pension Plan are curtailed due to IRS compensation and benefit limitations. Benefits under the Non-Qualified Defined Benefit Plan are included in the table above.

Retirement. Messrs. King, Rogers, Henson, Starnes and Bible meet the requirements for retirement under the Pension Plan and the Non-Qualified Defined Benefit Plan. Teammates with at least 10 years of service who have attained age 55 are eligible to retire and begin receiving a reduced pension immediately. If a teammate begins pension payments prior to normal retirement age, the payments are reduced based on a plan-specified reduction schedule. Generally, pension benefits under each plan are paid to qualifying participants in the form of a life annuity for non-married participants and a joint and 50% survivor annuity for married participants.

2020 Non-Qualified Deferred Compensation

Name	Executive Contributions in 2020 ($)(1)	Truist Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2020 ($)(4)
Kelly S. King	341,957	341,957	94,206	—	11,710,902

William H. Rogers, Jr.	209,573	209,573	1,110,837	—	5,969,753

Christopher L. Henson	201,931	172,698	(272,338)	—	5,493,458

Clarke R. Starnes III	149,139	127,448	(65,547)	—	2,951,965
Daryl N. Bible	284,416	127,448	373,642	—	5,001,672

(1)	Executive contributions were based on each NEO’s deferral elections and the salaries, Annual Incentive Performance Award and LTIP payments received by each NEO in 2020.

(2)	This column represents Truist’s matching contributions credited to the accounts of the NEOs during 2020 in respect of the NEO’s contributions. These values are also reflected in the “All Other Compensation” column of the 2020 Summary Compensation Table.

(3)	This column reflects earnings or losses on plan balances in 2020. Earnings may increase or decrease depending on the performance of the elected deemed investment options. These earnings are not above-market or preferential and thus are not reported in the 2020 Summary Compensation Table.

(4)	This column represents each NEO’s year-end balance under the Non-Qualified Defined Contribution Plan. These balances include the NEO’s and Truist’s respective contributions that were included in the summary compensation tables in previous years. Amounts in this column include earnings that were not previously reported in the summary compensation table because they were not above-market or preferential earnings.

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Narrative to 2020 Non-Qualified Deferred Compensation Table

The Truist Financial Corporation Non-Qualified Defined Contribution Plan (the “Non-Qualified Defined Contribution Plan”) is an excess benefit plan that provides supplemental benefits to certain highly-compensated teammates, including the NEOs, to the extent that their benefits under the Truist Financial Corporation 401(k) Savings Plan are curtailed due to the application of certain IRS benefit and compensation limitations. During 2020, eligible teammates were permitted to defer up to 50% of their cash compensation under the Non-Qualified Defined Contribution Plan, with certain participants, including each NEO, eligible to receive a matching contribution up to 6% of his or her compensation. All cash compensation is eligible for deferral unless prohibited under Internal Revenue Code Section 409A. Plan participants may select deemed investment funds under the Non-Qualified Defined Contribution Plan that are identical to the investment funds offered under the 401(k) Plan with the exception that no deemed investments in Truist common stock are permitted. Participants make an election upon entering the Non-Qualified Defined Contribution Plan regarding the timing of plan distributions. The two allowable distribution elections are distribution upon termination or distribution based on a selected age following termination not to exceed age 65. The Non-Qualified Defined Contribution Plan also allows for an in-service hardship withdrawal based on facts and circumstances that meet IRS guidelines. The Non-Qualified Defined Contribution Plan also provides participants in our incentive compensation plans with an effective means of electing to defer, on a pre-tax basis, a portion of the payments that they are entitled to receive under such plans.

Potential Payments Upon Termination or Change of Control

The potential payments to the NEOs pursuant to existing plans and arrangements in the event of their termination or a change of control at December 31, 2020 are shown in the table below. Truist has entered into employment agreements with certain members of Executive Leadership, including each of the NEOs. Several of the important provisions of these employment agreements are discussed below, including the non-competition and non-solicitation conditions, which generally are a prerequisite to receiving termination payments under the employment agreements.

	Voluntary / Retirement ($)	For Cause ($)	Death / Disability ($)	Other than Just Cause or for Good Reason ($)	Change of Control ($)
Kelly S. King
Severance	—	—	—	16,478,901	16,478,901
LTIP(1)	—	—	—	—	4,034,028
PSUs	—	—	—	—	6,531,229
RSUs(2)	4,295,582	—	4,295,582	4,295,582	4,295,582
Synergy Incentive Awards	—	—	—	—	—
Welfare Benefits(4)	—	—	—	41,590	41,590
Outplacement	—	—	—	—	—
Other Compensation(6)	—	—	—	2,310,000	2,310,000
Reduction Per Employment Agreement(5)	—	—	—	—	—
Total	4,295,582	—	4,295,582	23,126,073	33,691,330
William H. Rogers, Jr.
Severance	—	—	—	10,728,154	10,728,154
LTIP	—	—	—	—	502,333
PSUs	—	—	—	—	2,157,138
RSUs(2)	11,774,359	—	11,774,359	11,774,359	11,774,359
Synergy Incentive Awards	—	—	—	—	—
Welfare Benefits(4)	—	—	—	38,938	38,938
Outplacement	—	—	—	—	—
Reduction Per Employment Agreement(5)	—	—	—	—	—
Total	11,774,359		11,774,359	22,541,451	25,200,922

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	Voluntary / Retirement ($)	For Cause ($)	Death / Disability ($)	Other than Just Cause or for Good Reason ($)	Change of Control ($)
Christopher L. Henson
Severance(7)	—	—	9,490,055	9,490,055	9,490,055
LTIP(1)	—	—	—	—	1,890,531
PSUs(1)	—	—	—	—	2,873,979
RSUs(2)	783,032	—	1,833,131	1,833,131	1,833,131
Synergy Incentive Awards(3)	—	—	—	1,387,500	1,387,500
Welfare Benefits(4)	—	—	—	35,483	35,483
Outplacement	—	—	—	20,000	20,000
Reduction Per Employment Agreement(5)	—	—	—	—	—
Total	783,032	—	11,323,186	12,766,169	17,530,679
Clarke R. Starnes III
Severance	—	—	—	7,227,403	7,227,403
LTIP(1)	—	—	—	—	1,474,059
PSUs(1)	—	—	—	—	2,191,695
RSUs(2)	1,403,295	—	1,403,295	1,403,295	1,403,295
Synergy Incentive Awards(3)	—	—	—	1,036,800	1,036,800
Welfare Benefits(4)	—	—	—	36,973	36,973
Outplacement	—	—	—	20,000	20,000
Reduction Per Employment Agreement(5)	—	—	—	—	(123,969)
Total	1,403,295		1,403,295	9,724,471	13,266,256
Daryl N. Bible
Severance	—	—	—	7,227,553	7,227,553
LTIP(1)	—	—	—	—	1,474,059
PSUs(1)	—	—	—	—	2,191,695
RSUs(2)	579,665	—	1,403,295	1,403,295	1,403,295
Synergy Incentive Awards(3)	—	—	—	1,036,800	1,036,800
Welfare Benefits(4)	—	—	—	35,483	35,483
Outplacement	—	—	—	20,000	20,000
Reduction Per Employment Agreement(5)	—	—	—	—	—
Total	579,665	—	1,403,295	9,723,130	13,388,885

(1)	Following termination due to retirement, death, disability, or other than just cause or good reason, LTIP and PSU payments remain subject to the Corporation’s actual performance; therefore, no amounts are shown for these scenarios. Following a change of control, the NEO is entitled to LTIP payments, prorated through the date of the change of control. The amounts shown above include actual payments for the 2018-2020 LTIP cycle and projected pro rata payments for the two outstanding three-year LTIP cycles that have not been completed as of December 31, 2020, assuming that the Corporation’s performance criteria are met at 100% of the NEO’s target opportunity and such payment being prorated through the date of the change of control (assumed to be December 31, 2020 for purposes of this table). Following a change of control, the NEO is entitled to PSU payments, with performance based on actual results for the completed calendar year(s) and target performance assumed for the remaining uncompleted calendar year(s). The amounts shown above include actual performance awarded for the 2018-2020 PSU awards, and PSU awards for 2019 and 2020 at target.

(2)	Value determined by multiplying the number of RSUs that vest by $47.93, the closing market price of a share of our common stock on December 31, 2020.

(3)	This amount reflects one-third of the value of the synergy incentive award, which is payable if terminated (as of December 31, 2020) for other than just cause or for good reason. The synergy incentive awards were granted prior to the closing of the merger of BB&T and SunTrust for the purpose of retaining key talent in connection with the significant integration planning for the merger and through the integration process.

(4)	Amounts include life, medical, and disability benefits to be paid under the applicable employment agreement.

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Compensation of Executive Officers

(5)	The amount reflects the reduction to the NEO’s payments such that the payments are not deemed to be “excess parachute payments” under Internal Revenue Code Section 280G, as amended. For NEOs who are retirement eligible, amounts related to LTIP awards, PSUs, and RSUs are not included in the calculation of excess parachute payments.

(6)	The amount reflects the consulting fee that would have been paid to Mr. King under his employment agreement.

(7)	The amount reflects severance that would be paid to the NEO’s estate if the NEO were to die prior to December 1, 2021.

Narrative to Potential Payments Upon Termination or Change of Control Table

Amounts shown in the table above and in the discussion below assume the NEO terminated employment on December 31, 2020, and are estimates of the amounts the NEO would receive upon termination pursuant to the employment agreement applicable to each such executive as in effect on December 31, 2020. The actual amounts to be paid can only be determined at the time of a NEO’s termination of employment. The amounts reported above do not include amounts that would be provided to a NEO under plans and arrangements that are generally available to all salaried teammates or amounts reported in the “2020 Pension Benefits” and “2020 Non-qualified Deferred Compensation” tables.

In connection with the merger with SunTrust, Mr. King’s heritage BB&T employment agreement was amended and restated and the heritage BB&T employment agreements with each of Messrs. Henson, Starnes and Bible were amended, in each case, effective as of the closing of the merger. In connection with the merger, Mr. Rogers entered into an employment agreement that became effective as of the closing of the merger. The disclosure below is based on the terms of the employment agreements with our NEOs as in effect on December 31, 2020. For purposes of the employment agreements with the heritage BB&T NEOs, the merger with SunTrust did not constitute a change of control, and as such, these NEOs were not entitled to the enhanced or additional severance rights under such agreements that would otherwise be provided in connection with a termination following a change of control. Pursuant to the employment agreement between the Company and Mr. Rogers, he waived the right to participate in the heritage SunTrust executive severance plan, including any rights or benefits arising upon the change of control of SunTrust. In connection with the merger, our NEOs (other than Mr. King and Mr. Rogers) were awarded a synergy incentive award that will vest and be payable upon certain employment terminations, as described below.

Voluntary Termination or Retirement. Upon voluntary termination by a NEO, any unvested awards and benefits (that are not subject to acceleration due to the NEO’s retirement eligibility) would be forfeited. Beginning with equity awards granted in 2020, the retirement age required for the award to vest upon voluntary termination or retirement was changed from 55 to 60 years of age. Messrs. King, Rogers, and Starnes are over 60 years of age, have more than 10 years of service with the Company and are “retirement eligible.” Therefore, upon the end of their employment with the Company, each would generally be entitled to vesting of outstanding unvested equity awards. Messrs. Henson and Bible are over 55 years of age, have more than 10 years of service with the Company and are “retirement eligible” for all outstanding equity granted prior to 2020. Therefore, upon the end of their employment with the Company, each would generally be entitled to vesting of outstanding unvested equity awards granted prior to 2020. All unvested awards Messrs. Henson and Bible were granted in 2020 would be forfeited. The unvested portion of Mr. Bible’s and Mr. Starnes’ synergy incentive award will also vest upon a retirement after August 1, 2021.

Termination for Just Cause. If the Company or Truist Bank terminates a NEO’s employment for “Just Cause,” the NEO will not have the right to receive any compensation or other benefits under the employment agreement for any period after such termination other than compensation that is earned but unpaid, unreimbursed expenses, and accrued and vested benefits.

Payments Made Upon Death or Disability. In the event of the death or disability, and subsequent termination, of any of our NEOs, the Company and Truist Bank will use their best efforts to accelerate vesting of any unvested benefits to which the NEO may be entitled under any stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plans. If Mr. Henson were to separate service as a result of his death prior to December 1, 2021, the severance described below upon a termination other than for “Just Cause” would be paid to his beneficiary or his estate. If Mr. King were to separate service as a result of his death, his estate would be paid a pro rata bonus for the year of termination based on actual performance. The Company generally does not terminate teammates as a result of disability.

Termination for Other than Just Cause or Voluntary Termination for Good Reason. If an NEO’s employment is terminated either (i) through voluntary termination by a NEO for “Good Reason” or (ii) by the Company or Truist Bank other than for “Just Cause,” he or she will be entitled to receive monthly payments of cash compensation (including salary and bonuses (other than any retention or integration bonuses)) equal to one-twelfth of the highest annual amount of such compensation over the past three years (or if higher, the three years prior to the completion of the merger with SunTrust) for officers other than Messrs. King and Rogers, a pro rata annual bonus for the year of termination based on actual performance (for officers other than Messrs. King and Rogers, if the termination occurs prior to January 1, 2022) and teammate welfare benefits, including health care and outplacement services, for the full three-year term. While Mr. Henson waived the right to terminate employment for “Good Reason” as a result of his transition to a new position following the merger, he may elect to terminate for Good Reason during two specified window periods in 2021. For Messrs. King and Rogers, the amount of severance benefits due, if any, is determined by reference to Mr. King’s and Mr. Rogers’, as applicable, average annual cash compensation for the three years prior to the year of termination rather than by reference to the highest such year of cash compensation. For Mr. Rogers, his severance benefits due will be paid in a lump sum payment within 60 days following his termination. In addition, any unvested benefits to which the NEO may be entitled under any stock-based awards, cash long-term incentive performance awards or other benefit plan or arrangement will vest. In addition, upon such a termination, the first installment of any synergy incentive award will

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Compensation of Executive Officers

vest. The receipt by any of the NEOs of payments and other benefits under his or her employment agreement is subject to compliance with the nonsolicitation provisions of the applicable employment agreement and, in the case of Messrs. King and Rogers, a noncompetition provision, as described below.

Change of Control. The employment agreements with our NEOs, other than Messrs. King and Rogers, provide that, if an NEO’s employment is terminated by the NEO or the Company for any reason (other than for “Just Cause” or on account of the death of the NEO) within twelve months after a “Change of Control” of the Company (as defined in the agreements), the NEO will be entitled to receive the termination compensation and the other benefits described under the column titled “Change of Control” in the table above. Mr. King’s employment agreement does not contain any special provisions that become applicable upon a Change of Control, and Mr. Rogers’ employment agreement only provides that, upon a Change of Control, the term of his agreement will not expire until the second anniversary of such event.

For the NEOs with agreements that contain Change of Control provisions, the Company’s Board of Directors can determine, in its discretion, that a transaction constitutes a “Merger of Equals,” even though one or more of the above definitions of a “Change of Control” is met, and, upon such determination, the applicable individual will not be entitled to terminate his or her employment agreement voluntarily and receive continued salary and benefits unless “Good Reason” exists. The merger with SunTrust was determined to be a “Merger of Equals” for purposes of these agreements.

The employment agreements (other than Mr. Rogers’ agreement) provide for reductions in payments to the extent necessary to avoid exceeding the limits established by Section 280G of the Internal Revenue Code. Payments in excess of these limits are often referred to as “excess parachute payments,” and exceeding the Section 280G limits generally triggers an excise tax on the payments. In the case of Mr. Rogers, a reduction would only be imposed if the reduction resulted in a greater after-tax benefit to Mr. Rogers than if such payments had not been reduced.

Employment Agreements with NEOs (including Restrictive Covenants). The following discussion is as of December 31, 2020. We have entered into employment agreements with each NEO to secure the services of key talent within the highly competitive financial services industry, which agreements, other than Mr. Roger’s agreement, were amended in connection with the merger with SunTrust. Generally, the employment agreements are structured to carefully balance the individual financial goals of the executives relative to the needs of Truist and its shareholders. The employment agreements provide that the NEOs are guaranteed minimum annual salaries equal to their current annual base salaries and continued participation in incentive compensation plans that Truist or Truist Bank may from time to time extend to its similarly situated officers (in the case of Mr. Rogers, with the terms and conditions of any such awards to be no less favorable than those applicable to Mr. King). During the term of the employment agreements, each NEO is entitled to participate in and receive, on the same basis as other similarly situated officers of Truist and Truist Bank, pension and welfare benefits and other benefits such as sick leave, vacation, group disability and health, life and accident insurance and similar non-cash compensation that Truist or Truist Bank may from time to time extend to its officers, which, in the case of Mr. Rogers, will generally be those applicable to Mr. King (and in certain instances, no less favorable than those applicable to him prior to the merger) and will include eligibility for supplemental disability benefits consistent with the legacy supplemental disability plan of SunTrust.

The employment agreements for the NEOs provide that, under certain circumstances upon leaving the employment of Truist and Truist Bank, the executive may not compete in the banking business, directly or indirectly, against the Company, Truist Bank and their affiliates. This prohibition generally precludes the NEO from working for a direct competitor with a banking presence within the continental United States. Additionally, the employment agreements for the NEOs prohibit the executive from soliciting or assisting in the solicitation of any of our depositors, customers, or affiliates, or inducing any of our teammates to terminate their employment with Truist or its affiliates. To the extent applicable, these noncompetition and nonsolicitation provisions generally will be effective until the one-year anniversary of the NEO’s termination. The noncompetition provisions are not applicable if the NEO terminates employment after a “Change of Control” and are also inapplicable upon a termination of an NEO (other than Messrs. King and Rogers) without “Just Cause” or for “Good Reason” and following the expiration of the employment agreement.

While the employment agreements with the heritage BB&T NEOs originally had terms of 36 months that automatically extended monthly by an additional month, effective March 1, 2019, we provided notice to each of these NEOs (other than Mr. King) that the employment agreement term would not be extended. As such, the employment agreement with each heritage BB&T NEO (other than Mr. King) is scheduled to expire on March 1, 2022.

Mr. King’s amended and restated employment agreement provides for his continued service as Chairman and Chief Executive Officer of the Company and Truist Bank through September 12, 2021, at which time he will commence service as Executive Chairman through his scheduled retirement date on March 12, 2022. The amended agreement provides that, following his retirement and through September 12, 2022, Mr. King will serve as a non-employee consultant to Truist and Truist Bank and receive a monthly fee equal to one-twelfth (1/12) of the sum of his base salary and target annual cash incentive opportunity, in each case as in effect immediately prior to his retirement date. If Mr. King’s employment is terminated prior to March 12, 2022 under circumstances that entitle him to severance (as described above) or if the consulting term is terminated by Truist prior to its expiration, he will also receive the consulting fee for the full term in a lump sum.

Mr. Roger’s employment agreement has a term of three years from the date of completion of the merger (subject to extension in the event of a Change of Control of the Company as described above). During the term, he will serve as President and Chief Operating Officer of the Company and Truist Bank through September 12, 2021 and thereafter as Chief Executive Officer of the Company and Truist Bank. Beginning on March 12, 2022, or the earlier date on which Mr. King ceases to serve as the Chairman of the Board of the Company or Truist Bank, as applicable, Mr. Rogers will also serve as Chairman of such Boards.

[74]	| 2021 Proxy Statement

Pay Ratio Disclosure

SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Kelly King, to the median employee’s (teammate’s) annual total compensation. For 2020, Mr. King’s annual total compensation was $14,840,939 and the median teammate’s annual total compensation was $122,047. These amounts include the value of certain non-discriminatory benefits. Based upon this information, the ratio of the annual total compensation of Mr. King to the median teammate was 122 to 1.

The CEO pay ratio rules allow us to use the same median employee for comparison purposes for up to three years. Since we last identified our median teammate as of December 31, 2017, a new median teammate was selected for 2020. For purposes of identifying our median teammate, we examined our teammate population, excluding our CEO, as of December 31, 2020. The median teammate was determined by reviewing wages, tips and other compensation on payroll records for our teammate population, as reported to the IRS on Form W-2. We calculated the ratio based on total U.S. teammates of 54,682 as of December 31, 2020. In addition, as permitted by SEC rules, we chose to exclude 34 teammates employed in Canada, given the small number of teammates in that jurisdiction, and also excluded 200 teammates who joined Truist as part of various insurance-related acquisitions during 2020.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

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Stock Ownership Information

The table below sets forth the beneficial ownership of Truist common stock by all directors, the named executive officers in this proxy statement (or NEOs), all directors and executive officers of Truist as a group and each person who is known to be the beneficial owner of more than five percent of our common stock as of December 31, 2020. Unless otherwise indicated, all persons listed below have sole voting and investment powers over all shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Shares of Common Stock Subject to a Right to Acquire(2)	Total(3)	Percentage of Common Stock
Directors and Executive Officers
Jennifer S. Banner	27,969		—	27,969	*
K. David Boyer, Jr.	12,127			12,127	*
Agnes Bundy Scanlan(4)	6,208		—	6,208	*
Anna R. Cablik	44,533		—	44,533	*
Dallas S. Clement(4)	2,923		—	2,923	*
Paul D. Donahue(4)	2,923		—	2,923	*
Paul R. Garcia(4)	25,990	(5)	—	25,990	*
Patrick C. Graney III	13,470		—	13,470	*
Linnie M. Haynesworth	2,923		—	2,923	*
Kelly S. King	584,024	(6)	347,880	931,904	*
Easter A. Maynard	37,640		—	37,640	*
Donna S. Morea	39,415		—	39,415	*
Charles A. Patton	79,490		—	79,490	*
Nido R. Qubein	82,471	(7)	—	82,471	*
David M. Ratcliffe(4)	30,468	(8)	—	30,468	*
William H. Rogers, Jr.	983,877	(9)	491,312	1,475,189	*
Frank P. Scruggs, Jr. (4)	12,636		—	12,636	*
Christine Sears	22,405		—	22,405	*
Thomas E. Skains	31,891	(10)	—	31,891	*
Bruce L. Tanner(4)	2,923		—	2,923	*
Thomas N. Thompson	567,871	(11)	—	567,871	*
Steven C. Voorhees(4)	20,873		—	20,873	*
Daryl N. Bible	166,359		108,369	274,728
Christopher L. Henson	232,366	(12)	121,343	353,709	*
Clarke R. Starnes III	156,055		85,740	241,795	*
Directors and Executive Officers as a group (34 persons)	3,491,058		1,467,531	4,958,589	*
Beneficial Owners Holding More Than 5%
BlackRock, Inc.(13) 55 East 52nd Street New York, NY 10055	89,294,163		—	89,294,163	6.6%
The Vanguard Group, Inc.(14) 100 Vanguard Blvd. Malvern, PA 19355	105,915,927		—	105,915,927	7.86%
Capital International Investors (15) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	75,878,878		—	75,878,878	5.6%

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Stock Ownership Information

*	Less than 1%.

(1)	As reported to Truist by the directors and executive officers, and includes shares held by spouses, minor children, Individual Retirement Accounts (IRAs), affiliated companies, partnerships and trusts as to which each such person has beneficial ownership. With respect to executive officers, also includes shares allocated to such persons’ individual accounts under the Truist Financial Corporation 401(k) Savings Plan. Our Corporate Governance Guidelines prohibit pledging of Truist securities by directors and executive officers.

(2)	Amount includes options to acquire shares of Truist common stock that are or become exercisable within sixty days of December 31, 2020 and RSUs that will vest within sixty days of that date.

(3)	Amount includes common shares, options to acquire shares of Truist Common Stock that are or become exercisable within sixty days of December 31, 2020 and RSUs that will vest within sixty days of that date.

(4)	These heritage SunTrust directors deferred annual equity awards and/or cash fees payable to them prior to the merger pursuant to the heritage SunTrust Directors Deferred Compensation Plan. Awards and fees deferred under this plan are treated as if they are invested in shares of Truist common stock with payouts being made in cash after the director’s retirement or other separation from the Board As of December 31, 2020, these directors have accrued the following phantom shares under this plan: (i) Ms. Bundy Scanlan - 3,048; (ii) Mr. Clement - 24,000; (iii) Mr. Garcia - 3,191; (iv) Mr. Donahue - 4,477; (v) Mr. Ratcliffe - 76,378; (vi) Mr. Scruggs - 20,153; (vii) Mr. Tanner - 23,434; and (viii) Mr. Voorhees - 9,901. These phantom shares are not deemed to be common stock beneficially owned under applicable SEC rules but achieve the same objective of ensuring longer-term alignment with shareholder interests.

(5)	Amount includes 1,959 shares held by trusts for children.

(6)	Amount includes 57,360 shares held by spouse with sole investment and voting powers and 356,827 shares held by a grantor retained annuity trust for which Mr. King is the trustee and sole recipient of the annuity payments made by the GRAT.

(7)	Amount includes 8,641 shares held by spouse with sole investment and voting powers and 3,505 shares held by spouse, as custodian, for child with sole investment and voting powers.

(8)	Amount includes 1,645 shares held by a limited liability company which Mr. Ratcliffe controls. Amount also includes 25,900 shares held by a trust.

(9)	Amount includes 300,000 shares held by a grantor retained annuity trust for which Mr. Rogers’ wife is the trustee, and Mr. Rogers is the sole recipient of the annuity payments made by the GRAT.

(10)	Amount includes 26,468 shares jointly owned with spouse with shared investment and voting powers. Amount also includes 2,500 shares held in an IRA.

(11)	Amount includes 3,503 shares held by his son. Amount also includes 76,590 shares held by trusts. Mr. Thompson also owns 10,000 depositary shares representing fractional interests in Truist’s Series O Preferred Stock and 6,000 depositary shares representing fractional interests in Truist’s Series R Preferred Stock.

(12)	Amount includes 2,827 shares held as custodian for minor children.

(13)	Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2021, BlackRock beneficially owned 89,294,163 shares of common stock as of December 31, 2020, with sole voting power over 77,545,262 shares, shared voting power over no shares, sole dispositive power over 89,294,163 shares and shared dispositive power over no shares.

(14)	Based upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 10, 2021, Vanguard beneficially owned 105,915,927 shares of common stock as of December 31, 2020, with sole voting power over no shares, shared voting power over 2,172,657 shares, sole dispositive power over 99,965,155 shares and shared dispositive power over 5,950,772 shares.

(15)	Based upon information contained in the Schedule 13G filed by Capital International Investors with the SEC on February 16, 2021, Capital International Investors beneficially owned 75,878,878 shares of common stock as of December 31, 2020, with sole voting power over 75,805,090 shares, shared voting power over no shares, sole dispositive power over 75,878,878 shares and shared dispositive power over no shares.

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Voting and Other Information

Record Date and Shares Entitled to Vote at the Meeting

Pursuant to the provisions of the North Carolina Business Corporation Act, February 18, 2021 has been fixed as the record date for the determination of holders of Truist common stock entitled to notice of and to vote at the Annual Meeting.

Each share of our common stock issued and outstanding on the record date is entitled to one vote on each proposal at the meeting. Shares held in a fiduciary capacity by Truist Bank and certain other of our affiliates may only be voted in accordance with the instruments creating the fiduciary capacity. As of the close of business on February 18, 2021, there were 1,344,453,042 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote on any matter properly presented at the Annual Meeting.

Quorum Requirements

In order to obtain a quorum to conduct the Annual Meeting, a majority of shares of our common stock outstanding at the record date must be present in person (virtually) or by proxy. Shareholders who deliver valid proxies or attend the virtual meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting, unless a new record date is or must be set for the adjourned meeting. Abstentions and broker “non-votes” (explained below) are counted as present and entitled to vote for purposes of determining whether a quorum exists. In the event of an adjournment, postponement or emergency that changes the time, date or location of the annual meeting, we will make an announcement, issue a press release or post information on our Investor Relations website, https://ir.truist.com, under the heading “Newsroom” to notify shareholders.

How to Vote

Proxies are being solicited on behalf of the Board of Directors for use at our 2021 Annual Meeting of Shareholders. To be valid, your vote must be received by the deadline specified on the proxy card or voting instruction form. Shareholders can vote using one of the following four methods:

Online, prior to the Annual Meeting: • Go to www.proxyvote.com and follow the instructions on the website.	Mail: • You may vote by signing, dating and mailing the enclosed proxy card or the voting instruction form you received.

Online, during the Annual Meeting:

•  Shareholders attending the Annual Meeting virtually may vote by going to www.virtualshareholdermeeting.com/TFC2021 and logging in by entering the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. This control number will grant you access to the meeting, including the ability to vote and ask questions at the meeting.

Telephone:

•  Registered holders may call toll-free 1-800-690-6903 and follow instructions on the proxy card. Beneficial holders may call toll-free 1-800-454-8683 and follow the instructions on the voting instruction form.

We encourage you to vote your shares prior to the meeting. If you vote via the Internet or by telephone, please do not return your proxy card. Shareholders who vote via the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., EDT, on Monday, April 26, 2021 (or 1:00 a.m., EDT, on Friday, April 23, 2021 for 401(k) plan participants). If you have questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson LLC, at (888) 613-3524 (toll free). If you participate in the Truist Financial Corporation 401(k) Plan and your plan account has investments in shares of Truist Financial Corporation common stock, you must provide voting instructions to the plan trustee (by the Internet, telephone, or proxy card) for your shares to be voted according to your instructions. You should follow the instructions contained on the proxy card or Notice of Internet Availability sent to you in order to provide voting instructions to the plan trustee. If you hold Truist shares in the Truist 401(k) plan and also hold shares in other accounts, you may receive one proxy card and/or email covering all the shares in your accounts. If you receive one proxy card or email covering all the shares in your accounts, you must provide voting instructions by April 23, 2021, at 1:00 a.m. EDT, to vote your shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares.

Shareholders who hold shares through a broker, bank or other nominee are considered the “beneficial owners” of shares held in “street name” and should instruct their nominee to vote their shares by following the instructions provided by the nominee.

A proxy that is properly signed and dated, but which does not contain voting instructions, will be voted in accordance with our Board’s recommendations for each proposal. Three of our executives, Kelly S. King, William H. Rogers, Jr., and Ellen M. Fitzsimmons, are designated as the proxies to cast the votes of our shareholders at the Annual Meeting.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

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Voting and Other Information

How to Attend the Annual Meeting

If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TFC2021 and logging in by entering the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. If you lost your 16- digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/TFC2021 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares, examine our list of stockholders or submit questions during the meeting. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Daylight Time on April 26, 2021 and enter your 16-digit control number.

We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. We may exercise our discretion in selecting questions to be answered during the meeting. While we will try to answer as many questions as we can during the time allotted for questions during the Annual Meeting, we may not have the time to respond to all questions submitted.

You may log into and attend the virtual annual meeting beginning at 10:45 a.m. Eastern Daylight Time on April 27, 2021. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Daylight Time. If you experience any technical difficulties during the meeting, a toll free number will be available on our virtual shareholder login site for assistance.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or if you requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting.

Please note that participation in the virtual Annual Meeting is subject to capacity limits of the virtual meeting platform provider and access to the meeting will be granted on a first-come, first-served basis. Additional information regarding the rules and procedures for participating in our Annual Meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website.

Votes Required, Non-Votes, Abstentions, and Revocations

For the election of directors, each director nominee must receive the affirmative vote of a majority of votes cast in order to be elected. Proposals 2 and 3 require the affirmative vote of a majority of votes cast on each proposal.

A broker or other nominee may generally vote your shares without instruction on routine matters but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal because your broker does not have authority to vote on that proposal and has not received specific voting instructions from you. Brokers and other nominees who are New York Stock Exchange members are expected to have discretionary voting power only for Proposal 2, the ratification of PricewaterhouseCoopers LLP as our independent auditor, but not for any other proposals. As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote only on Proposal 2, and not on Proposals 1 or 3. Broker non-votes, as well as abstentions, will be counted in the number of shares represented for purposes of determining whether a quorum is present, but they will not be counted as votes cast for or against any of the proposals, and therefore will not affect the outcome of the vote. Holders of our common stock do not have cumulative voting rights in the election of directors.

A proxy may be revoked by a shareholder at any time before it is exercised by filing with the Corporate Secretary of Truist an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the annual meeting and electing to vote using the virtual platform. Even if you plan to attend the virtual annual meeting, you are encouraged to vote your shares by proxy.

Delivering Proxy Materials

We deliver proxy materials primarily through the Internet, in accordance with SEC rules. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Shareholders who own Truist common shares directly and not through a bank, broker or nominee (“record holders”) will have proxy materials or the Notice of Internet Availability of Proxy Materials delivered directly to their mailing address or electronically if they have previously consented to that delivery method. Shareholders whose shares are held for them by banks, brokers or other nominees (“beneficial holders”) will have the proxy materials or the Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

2021 Proxy Statement |	[79]

Voting and Other Information

To reduce the expenses of delivering duplicate proxy materials to shareholders, we rely on SEC rules that permit us to deliver only one set of applicable proxy materials to multiple shareholders who share an address, unless we receive contrary instructions from any shareholder at that address. All shareholders sharing an address will continue to receive separate proxy cards based on their registered ownership of Truist common stock. Any shareholder sharing such an address who does not receive an individual proxy statement, our 2020 Annual Report and our Annual Report on Form 10-K, may write or call Broadridge Investor Communication Solutions, Inc., as specified below, and we will promptly deliver the materials at no cost. For future meetings, a registered shareholder may request separate copies of our proxy materials or request that we only send one set of these materials if the shareholder is receiving multiple copies, by telephoning our transfer agent at 1-800-213-4314, or writing the transfer agent at: Computershare Trust Company N.A., P.O. Box 505005, Louisville, KY 40233-5005. If your shares are held in “street name,” you may contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095.

How to Request and Receive a Paper or Email Copy

A shareholder may obtain a copy of our 2020 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (including the financial statements and financial statement schedules), without charge by contacting Broadridge Investor Communication Solutions, Inc., or their bank, broker or other nominee.

When requesting a copy from Broadridge Investor Communication Solutions, you will need to provide your 16-digit control number found on your proxy card or notice when making your request. If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

• By Internet: www.proxyvote.com	• By Telephone: 1-800-579-1639	• By Email: sendmaterial@proxyvote.com

Proxy Costs

All expenses incurred in the solicitation of proxies for the Annual Meeting will be paid by Truist. In addition to soliciting proxies by mail, over the Internet and by telephone, our directors, officers and teammates may solicit proxies on behalf of Truist without additional compensation. We have engaged Georgeson LLC to act as our proxy solicitor and have agreed to pay such firm approximately $20,000 plus reasonable expenses for such services. Banks, brokerage houses and other institutions, nominees and fiduciaries are requested to forward the proxy materials to beneficial holders and to obtain voting instructions from them. Upon request, we will reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial holders.

Proposals for the 2022 Annual Meeting of Shareholders

Shareholder proposals for inclusion in our proxy statement. Under SEC Rule 14a-8, a shareholder desiring to make a proposal to be included in the proxy statement for the 2022 Annual Meeting of Shareholders must present such proposal to the following address: Corporate Secretary, Truist Financial Corporation, 214 N. Tryon Street, Charlotte, North Carolina 28202. Proposals must be received no later than the close of business on November 15, 2021, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy statement.

Director nominations for inclusion in our proxy statement (Proxy Access). As set forth in our bylaws, a shareholder or group of up to 20 shareholders that has held at least 3% of Truist’s stock for at least three years is able to submit director nominees for up to 25% of the Board (or at least two directors) for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our bylaws and notice is received at least 120 days, but not earlier than 150 days, before the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders. In order for a nominee to be considered for inclusion in our proxy statement for the 2022 Annual Meeting of Shareholders, a shareholder must deliver timely notice in writing to the Corporate Secretary (at the address above) no earlier than October 16, 2021, and no later than November 15, 2021. The notice must contain the specific information required by Article II, Section 14 of our bylaws.

Other shareholder proposals and director nominations (Advance Notice Provisions). Our bylaws also allow shareholders to submit nominations for director or other business proposals to be considered at a meeting of shareholders where such proposals or nominees will not be included in our proxy materials (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination not made pursuant to the proxy access bylaw). These advance notice provisions are separate from the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under SEC rules or the requirements that a shareholder must meet in order to have a director nomination included in the proxy statement under our proxy access bylaw. Under the advance notice provisions of our bylaws, for business to be properly brought before an annual meeting by a shareholder, a shareholder

[80]	| 2021 Proxy Statement

Voting and Other Information

must deliver timely notice in writing to our Corporate Secretary (at the address above) at least 120 days, but no more than 150 days, in advance of the first anniversary of the notice date of our proxy statement for the preceding year’s annual meeting (for the 2022 Annual Meeting of Shareholders, no earlier than October 16, 2021 and no later than November 15, 2021). The notice must contain the information required by Article II, Section 10 of our bylaws. The chairman of the meeting may refuse to acknowledge or introduce any shareholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the bylaws.

Other Business

As of the date of this proxy statement, the Board does not know of any other matter to be presented for consideration at the 2021 Annual Meeting of Shareholders, other than the items referred to in this proxy statement. In the event that any other matter requiring a vote of the shareholders is properly brought before the meeting for shareholder action, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their discretion.

2021 Proxy Statement |	[81]

Annex A—Non-GAAP Financial Measures

As previously described, for the purposes of certifying Truist’s performance under Truist’s compensation plans, the Compensation and Human Capital Committee typically makes adjustments to Truist’s GAAP results to ensure that the participants are compensated for Truist’s core performance. For 2020, the Compensation and Human Capital Committee made adjustments to Truist’s GAAP net income, as set forth in the tables below (“Adjusted Net Income”). Typically, the Compensation and Human Capital Committee adjusts Truist’s GAAP net income for gains or losses on sales of businesses, merger-related and restructuring charges and similar non-core performance items, on a pre-tax basis, provided the adjustment is not solely a tax-related item. These adjustments are made so that participants are compensated for Truist’s core performance and are neither penalized nor rewarded for non-core charges, unusual gains, or similar non-core events. Executive Leadership also uses these financial measures in evaluating Truist’s financial performance. To the extent practicable, the Compensation and Human Capital Committee also makes similar adjustments to the reported performance of peer group members for awards that measure Truist’s performance relative to the peer group.

The adjustments for 2020 affect the Annual Incentive Program’s performance metrics, earnings per share and return on assets, and the three-year average ROCE and ROTCE for LTIP and PSU purposes. Truist derives each of these non-GAAP performance metrics from its Adjusted Net Income, which is a non-GAAP financial measure, and accordingly, each of these adjusted financial measures is determined by methods other than in accordance with GAAP.

The adjusted earnings per share and return on assets measures are each calculated in the same manner as their GAAP counterparts, except that Adjusted Net Income for the applicable performance metric is substituted for its GAAP counterpart in each calculation. Please refer to the LTIP and PSU adjustments table and accompanying narratives for additional detail on the ROCE calculations and GAAP reconciliation.

2020 Adjusted Net Income for Annual Incentive Performance Award

	Return on Assets Measure	Earnings per Share Measure

	($ in millions)
2020 GAAP Net Income(1)	$4,492
2020 GAAP Net Income Available to Common Shareholders(1)		$4,184
Compensation and Human Capital Committee Approved Adjustments
Gain on sale of securities		(402)
Loss on early extinguishment of debt		235
Contribution to donor advised fund		50
Gain on sale of business	(11)	(11)
Incremental operating expenses related to the merger	534	534
Merger-related and restructuring charges, net	860	860
Adjustments Subtotal	1,383	1,266
Tax Effect of Adjustment(2)	(321)	(293)
Adjusted Net Income/Net Income Available to Common Shareholders	$5,554	$5,157

(1)	The Compensation and Human Capital Committee uses GAAP net income available to common shareholders to calculate earnings per share performance as this reflects income attributable to each share of common stock. The Compensation and Human Capital Committee uses GAAP net income for return on assets performance because the return on assets metric measures relative peer group performance.

(2)	GAAP net income includes the effect of applicable taxes. The Compensation and Human Capital Committee’s approved adjustments are pre-tax items, provided the adjustment is not solely a tax-related item. Accordingly, the tax effect of the adjustments has been deducted to accurately reflect the impact of the adjustments on net income.

[82]	| 2021 Proxy Statement

Annex A—Non-GAAP Financial Measures

2020 Annual Incentive Performance Award Performance Metrics

Performance Metrics	GAAP Performance Metric	Performance Metric Calculated Using Adjusted Net Income Available to Common Shareholders and Adjusted Net Income
Earnings per share(1)	$3.08	$3.80
Return on assets(2)	0.90%	1.11%

(1)	Earnings per share calculated using weighted average number of diluted common shares.

(2)	Return on assets calculated using daily average total assets.

Truist’s 2018-2020 LTIP and PSU awards reference Truist’s two-year ROCE performance of 11.81%, with results for the 2020 performance year set at target due to the impact of the merger. In addition, the 2019 results were determined based on BB&T’s performance relative to peers using results and corresponding adjustments through September 30, 2019, and the ROCE performance results for BB&T and the peer group annualized for the remainder of the 2019 performance year.

Truist derives both the ROCE and ROTCE non-GAAP performance metric from its GAAP net income available to common shareholders for each year of the performance period. The adjustments include the items detailed in the table below.

LTIP and PSU Adjustments

	Return on Common Equity Measure ($ in millions)

	2020	2019	2018
GAAP Net Income Available to Common Shareholders(1)	$4,184	$2,326	$3,063
Compensation and Human Capital Committee Approved Adjustments
Tax impact of revaluing deferred income taxes and affordable housing investments	—	—	(8)
Gain on sale of business	(11)	—	(14)
Incremental operating expenses related to the merger	534	63	—
Merger-related and restructuring charges, net	860	137	146
Adjustments Subtotal	1,383	200	124
Tax Effect of Adjustments(2)	(321)	(43)	(31)
Adjusted Net Income Available to Common Shareholders	$5,246	$2,483	$3,156
GAAP Average Shareholders’ Equity	$68,024	$31,537	$29,743
Preferred stock	(6,522)	(3,251)	(3,053)
Noncontrolling interest	(123)	(60)	(50)
Average common Shareholders’ Equity	$61,379	$28,226	$26,640
GAAP ROCE(1)	6.82%	11.02%	11.50%
GAAP 2-year average ROCE(1)		11.26%
Adjusted ROCE(1)	8.55%	11.76%	11.85%
Adjusted 2-year average ROCE(1)		11.81%

(1)	The Compensation and Human Capital Committee uses GAAP net income available to common shareholders to calculate return on common equity performance as this reflects income attributable to common equity. Results for 2019 are presented through September 30, 2019. Information for 2020 and 2018 is presented through December 31 of those years, respectively. Truist’s 2018-2020 LTIP and PSU awards reference Truist’s 2018 and 2019 adjusted average ROCE of 11.81%. Results for the 2020 performance year were set at target due to the impact of the merger.

(2)	GAAP net income includes the effect of applicable taxes. The Compensation and Human Capital Committee’s approved adjustments are pre-tax items, provided the adjustment is not solely a tax-related item. Accordingly, the tax effect of the adjustments, excluding the tax impact of revaluation of deferred income taxes and affordable housing investments, has been deducted to accurately reflect the impact of the adjustments on net income.

2021 Proxy Statement |	[83]

Annex A—Non-GAAP Financial Measures

The following table presents the reconciliation of the adjusted efficiency ratio presented to the most directly comparable measures under U.S. Generally Accepted Accounting Principles.

Non-GAAP Reconciliations

( $ in millions)	2020
Efficiency Ratio(1)
Efficiency Ratio Numerator - Noninterest Expense - GAAP	$14,897
Merger-related and restructuring charges, net	(860)
Gain (loss) on early extinguishment of debt	(235)
Incremental operating expense related to the merger	(534)
Amortization of intangibles	(685)
Charitable contribution	(50)
Efficiency Ratio Numerator - Adjusted	$12,533
Efficiency Ratio Denominator - Revenue(2) - GAAP	$22,705
Taxable equivalent adjustment	125
Securities (gains) losses	(402)
Efficiency Ratio Denominator - Adjusted	$22,428
Efficiency Ratio - GAAP	65.6%
Efficiency Ratio - Adjusted	55.9%

(1)

The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist’s management uses this measure in their analysis of the Company’s s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

(2)	Revenue is defined as net interest income plus noninterest income.

These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

[84]	| 2021 Proxy Statement

© 2021 Truist Financial Corporation. BB&T, The Leadership Institute, SunTrust, Truist, Truist purple and the Truist logo are service marks of Truist Financial Corporation.

C0001125066

TRUIST

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

TRUIST FINANCIAL CORPORATION 214 N. TRYON STREET CHARLOTTE, NC 28202	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date (or 1:00 a.m., Eastern Time, April 23, 2021 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TFC2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date (or 1:00 a.m., Eastern Time, April 23, 2021 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D30295-P49167-Z79065 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUIST FINANCIAL CORPORATION
The Board of Directors recommends a vote FOR each of the director nominees in Proposal 1.
1.	The election of twenty-two directors, each for a one-year term expiring at the 2022 Annual Meeting of Shareholders.		For	Against	Abstain

	1a.	Jennifer S. Banner	☐	☐	☐
	1b.	K. David Boyer, Jr.	☐	☐	☐			For	Against	Abstain
	1c.	Agnes Bundy Scanlan	☐	☐	☐		1o. David M. Ratcliffe	☐	☐	☐
	1d.	Anna R. Cablik	☐	☐	☐		1p. William H. Rogers, Jr.	☐	☐	☐
	1e.	Dallas S. Clement	☐	☐	☐		1q. Frank P. Scruggs, Jr.	☐	☐	☐
	1f.	Paul D. Donahue	☐	☐	☐		1r. Christine Sears	☐	☐	☐
	1g.	Paul R. Garcia	☐	☐	☐		1s. Thomas E. Skains	☐	☐	☐
	1h.	Patrick C. Graney III	☐	☐	☐		1t. Bruce L. Tanner	☐	☐	☐
	1i.	Linnie M. Haynesworth	☐	☐	☐		1u. Thomas N. Thompson	☐	☐	☐
	1j.	Kelly S. King	☐	☐	☐		1v. Steven C. Voorhees	☐	☐	☐
	1k.	Easter A. Maynard	☐	☐	☐		Management Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
	1l.	Donna S. Morea	☐	☐	☐		2. Ratification of the appointment of PricewaterhouseCoopers LLP as Truist’s independent registered public accounting firm for 2021.	☐	☐	☐
	1m.	Charles A. Patton	☐	☐	☐		3. Advisory vote to approve Truist’s executive compensation program.	☐	☐	☐
	1n.	Nido R. Qubein	☐	☐	☐		NOTE: Designated proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2021 Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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D30296-P49167-Z79065

Proxy — TRUIST FINANCIAL CORPORATION

ANNUAL MEETING — APRIL 27, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRUIST FINANCIAL CORPORATION

The undersigned shareholder of Truist Financial Corporation, a North Carolina corporation (“Truist”), appoints Kelly S. King, William H. Rogers, Jr. and Ellen M. Fitzsimmons, or any of them, with full power to act alone, the true and lawful proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of Truist that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Truist to be held virtually at www.virtualshareholdermeeting.com/TFC2021, on Tuesday, April 27, 2021 at 11:00 a.m. Eastern Daylight Time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED:

•    “FOR” EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED IN PROPOSAL 1;

•    “FOR” PROPOSALS 2 AND 3

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE NAMED PROXIES.

The undersigned acknowledges receipt of the Notice of the Truist Annual Meeting and 2021 Proxy Statement.

NOTICE TO 401(k) PLAN PARTICIPANTS:

This card also constitutes voting instructions for participants in the Truist Financial Corporation 401(k) Savings Plan (the “Plan”). Plan participants should mark their voting instructions on the reverse side hereof and sign and date this card. If voting instructions are not marked or received, the trustee will vote the shares allocated to the participant’s account in the same proportion on each nominee or proposal as it votes those shares that reflect all participants’ interests in the Truist Common Stock Fund (in the aggregate) for which it received voting instructions from participants. Voting instructions from 401(k) plan participants must be received by 1:00 a.m., Eastern Time, on Friday, April 23, 2021 to allow sufficient time for processing.

(To be marked on other side)